       COVER


                          THE LEGG MASON

                  PROFIT SHARING PLAN AND TRUST

                    1996 AMENDING RESTATEMENT

                          TABLE OF CONTENTS


ARTICLE I      General

     1.1    Name and Type of Plan. . . . . . . . . . . . . . . . 1
     1.2    Applicability. . . . . . . . . . . . . . . . . . . . 1
     1.3    Continuation of Existing Plan. . . . . . . . . . . . 1
     1.4    Transition Rules . . . . . . . . . . . . . . . . . . 2

ARTICLE II     Definitions and Top Heavy Provisions

     2.1    Definitions. . . . . . . . . . . . . . . . . . . . . 2
     2.2    Top Heavy Status . . . . . . . . . . . . . . . . . . 7

ARTICLE III    Eligibility and Participation

     3.1    Requirements . . . . . . . . . . . . . . . . . . . . 9
     3.2    Reemployment . . . . . . . . . . . . . . . . . . . . 9
     3.3    Change of Employment Category. . . . . . . . . . .  10
     3.4    Waiver of Participation. . . . . . . . . . . . . .  10
     3.5    Leased Employees . . . . . . . . . . . . . . . . .  10

ARTICLE IV     Hours and Years of Service

     4.1    Credit for Years of Service. . . . . . . . . . . .  11
     4.2    Leaves of Absence. . . . . . . . . . . . . . . . .  11
     4.3    Predecessor and Related Employers. . . . . . . . .  11
     4.4    Credit for Hours of Service. . . . . . . . . . . .  12

ARTICLE V     Contributions

     5.1    Company Contributions. . . . . . . . . . . . . . .  12
     5.2    Compensation Deferrals . . . . . . . . . . . . . .  14
     5.3    Rollovers and Inter-Plan Transfers . . . . . . . .  18
     5.4    Non-Deductible Participant Contributions . . . . .  19

ARTICLE VI     Allocation of Funds

     6.1    Allocation of Company Contributions. . . . . . . .  19
     6.2    Allocation of Earnings or Losses of Trust. . . . .  20
     6.3    Valuations . . . . . . . . . . . . . . . . . . . .  21
     6.4    Accounting for Distributions . . . . . . . . . . .  21
     6.5    Allocation Not Equivalent of Vesting . . . . . . .  21
     6.6    Separate Accounts. . . . . . . . . . . . . . . . .  21
     6.7    Interim Valuations . . . . . . . . . . . . . . . .  21
     6.8    Maximum Limitation on Annual Additions . . . . . .  21
     6.9    Right of Participants to Specify Investments . . .  23
     6.10   Erroneous Allocations. . . . . . . . . . . . . . .  24

ARTICLE VII    Entitlement to Benefits

     7.1    Retirement . . . . . . . . . . . . . . . . . . . .  24
     7.2    Disability . . . . . . . . . . . . . . . . . . . .  25
     7.3    Death. . . . . . . . . . . . . . . . . . . . . . .  25
     7.4    Other Terminations . . . . . . . . . . . . . . . .  25

     7.5    Financial Hardship Distributions . . . . . . . . .  26
     7.6    Other In-Service Withdrawals . . . . . . . . . . .  27

ARTICLE VIII   Distribution of Benefits

     8.1    Amount . . . . . . . . . . . . . . . . . . . . . .  28
     8.2    Method of Payment. . . . . . . . . . . . . . . . .  28
     8.3    Timing of Benefit Commencement . . . . . . . . . .  31
     8.4    Special Provisions - Death Benefits. . . . . . . .  32
     8.5    Special Provisions - Termination Benefits. . . . .  32
     8.6    Direct Transfers to Other Plans. . . . . . . . . .  32

ARTICLE IX    Beneficiaries; Participant Data

     9.1    Designation of Beneficiaries . . . . . . . . . . .  33
     9.2    Location of Participants and Beneficiaries . . . .  34

ARTICLE X     The Trust Fund

     10.1   Establishment and Acceptance of Trust. . . . . . .  34
     10.2   Powers of Trustees . . . . . . . . . . . . . . . .  34
     10.3   Management Authority . . . . . . . . . . . . . . .  37
     10.4   Tenure of Trustees . . . . . . . . . . . . . . . .  37
     10.5   Common Investments . . . . . . . . . . . . . . . .  37
     10.6   Compensation and Expenses of Trustees. . . . . . .  37
     10.7   Immunity and Liability of Trustees . . . . . . . .  38
     10.8   Vote of Trustees . . . . . . . . . . . . . . . . .  38
     10.9   Financial Records. . . . . . . . . . . . . . . . .  38
     10.10  Periodic Accounting . . .. . . . . . . . . . . . .  39
     10.11  Prohibition Against Diversion of Funds . . . . . .  39
     10.12  Spendthrift Provision  . . . . . . . . . . . . . .  40
     10.13  Commingling with Related Trusts  . . . . . . . . .  40
     10.14  Payment on Behalf of Infant or Incompetent . . . .  40
     10.15  Relationship of Insurers to Trust  . . . . . . . .  41
     10.16  Separate Investment Funds  . . . . . . . . . . . .  41
     10.17  Loans to Participants  . . . . . . . . . . . . . .  42
     10.18  Allocation of Holding Company Securities . . . . .  45

ARTICLE XI     Administration

     11.1   Administrative Authority . . . . . . . . . . . . .  45
     11.2   Company Administration . . . . . . . . . . . . . .  45
     11.3   Retirement Plan Committee. . . . . . . . . . . . .  46
     11.4   Mutual Exclusion of Responsibility . . . . . . . .  47
     11.5   Uniformity of Discretionary Acts . . . . . . . . .  47
     11.6   Fiduciary Standards. . . . . . . . . . . . . . . .  47
     11.7   Litigation . . . . . . . . . . . . . . . . . . . .  47
     11.8   Payment of Administration Expenses . . . . . . . .  47
     11.9   Claims Procedure . . . . . . . . . . . . . . . . .  47

ARTICLE XII    Amendment

     12.1   Right to Amend . . . . . . . . . . . . . . . . . .  48
     12.2   Amendment Pursuant to Federal Law. . . . . . . . .  48

ARTICLE XIII   Termination

     13.1   Right to Terminate . . . . . . . . . . . . . . . .  49
     13.2   Automatic Termination of Contributions . . . . . .  49
     13.3   Suspension of Contributions. . . . . . . . . . . .  49
     13.4   Allocation and Distribution. . . . . . . . . . . .  49
     13.5   Successor to Company . . . . . . . . . . . . . . .  50
     13.6   Plan Combinations and Transfers. . . . . . . . . .  50

ARTICLE XIV    Multiple-Employer Provisions

     14.1   Adoption by Other Companies. . . . . . . . . . . .  50
     14.2   Construction . . . . . . . . . . . . . . . . . . .  50
     14.3   Participation. . . . . . . . . . . . . . . . . . .  50
     14.4   Combined Service . . . . . . . . . . . . . . . . .  51
     14.5   Administration . . . . . . . . . . . . . . . . . .  51
     14.6   Funding. . . . . . . . . . . . . . . . . . . . . .  51
     14.7   Amendment. . . . . . . . . . . . . . . . . . . . .  51
     14.8   Transfer . . . . . . . . . . . . . . . . . . . . .  51
     14.9   Termination. . . . . . . . . . . . . . . . . . . .  52
     14.10  Special Affiliate Provisions . . . . . . . . . . .  52

ARTICLE XV     Miscellaneous

     15.1   Limitations on Liability of Company. . . . . . . .  60
     15.2   Construction . . . . . . . . . . . . . . . . . . .  60

                               THE LEGG MASON

                       PROFIT SHARING PLAN AND TRUST

                         1996 AMENDING RESTATEMENT


          THIS 1996 AMENDING RESTATEMENT is made by and between LEGG MASON WOOD WALKER, INCORPORATED (hereinafter referred to as the "Company"), and GERALD SCHEINKER, WILLIAM B. JONES and WILLIAM A. VERCH (hereinafter referred to as the "Trustees").


                              R E C I T A L S

               On December 30, 1960, Legg & Co., a partnership which was predecessor to the Company, established a profit sharing plan and trust. Since that time, Legg & Co. changed its form, through various corporate transactions, to become the present Company, and correspondingly, the plan also changed form numerous times, having been most recently restated effective as of January 1, 1984. On May 28, 1993, the Company renamed and again amended and restated the said plan and trust, effective January 1, 1989, in a document designated "1993 Amending Restatement". The Company then further amended the plan and incorporated the additional changes into a new restatement of the plan, designated the "1993 (II) Amending Restatement", which, since it had an effective date of January 1, 1989, superseded ab initio the "1993 Amending Restatement".

               The Company has recently amended the plan so as to provide for the merger of the plan of an acquired corporation (Bartlett & Co.) into the plan. The Company now wishes to incorporate that amendment, and certain additional technical changes, into a new restatement to be designated the "1996 Amending Restatement".

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby amend and restate
The Legg Mason Profit Sharing Plan and Trust under the terms and conditions herein set forth and agree as follows:


                                 ARTICLE I

                                  General


          1.1 Name and Type of Plan - This Plan, which is intended to be a tax-qualified 401(k) profit sharing plan, may be referred to as "The Legg Mason Profit Sharing Plan and Trust."

          1.2 Applicability - The provisions of this Amending Restatement shall apply only to an individual who meets the definition of Employee set forth herein and whose employment with the Employer Group terminates on or after the Effective Date. The rights and benefits, if any, of an individual whose employment with the Employer Group terminated prior thereto shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment with the Employer Group terminated (subject to any modification set forth herein which may affect the holding and/or distribution of previously accrued but unpaid benefits).

          1.3 Continuation of Existing Plan - The adoption of this Plan by the Company constitutes the continuation of the existing plan as in effect immediately prior to the Effective Date of this Amending Restatement (the "Prior Plan"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) Subject to the conditions and limitations of this Plan, each person who is a participant under the Prior Plan immediately prior to the Effective Date will continue as a Participant under this Plan.

               (b) The amounts, if any, credited to a Participant's Accrued Benefit immediately prior to the Effective Date shall constitute the opening balance of his Accrued Benefit under this Plan.

               (c) Amounts being paid to a former participant or beneficiary in accordance with the provisions of the Prior Plan shall continue to be paid in accordance with such provisions.

               (d) Any beneficiary designation in effect under the Prior Plan immediately before its amendment and continuation in the form of this Plan shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant revokes such designation or makes a new designation under this Plan.

               (e) Except as permitted by regulations or other promulgations of the Internal Revenue Service under Section 411 of the Internal Revenue Code, this Plan shall not, with respect to any Participant's Accrued Benefit as it existed immediately prior to the Effective Date: (i) decrease vesting therein, or (ii) reduce, restrict or eliminate any benefit that is a "Section 411(d)(6) protected benefit" under Treas. Regs. Section 1.411(d)-4 (or any successor thereto). In the event of any violation of either prohibition, the terms of the Prior Plan shall control.

          1.4 Transition Rules - Notwithstanding the effective date generally applicable to any provision of this Amending Restatement, the transition rules set forth in Section 1.4 of the Prior Plan shall continue to apply as set forth therein.


                                 ARTICLE II

                    Definitions and Top Heavy Provisions


          2.1 Definitions - The following terms, as used herein, unless a different meaning is implied by the context, shall have the following meanings:

               Account - A functional sub-division of an Accrued Benefit, or a combination of such functional sub-divisions, based upon the nature of the contributions which generate balances therein, the purpose of which is to provide the separate accounting which will permit differences in vesting, taxation, and/or withdrawal rights with respect thereto. To the extent that such differences are eliminated with respect to any two or more Accounts they may be combined into a single Account (in which case all references throughout the Plan to the separate Accounts shall be deemed to be references to the combination Account). Each Account shall reflect not only the contributions thereto, but also the income, expenses, gains and losses (whether or not realized) allocated or attributable thereto. The Accounts and/or combinations of Accounts, are as follows:

          Participant Contributions Accounts
               Compensation Deferral Accounts
               Rollover/Transfer Accounts
               Non-Deductible Contributions Accounts
          Company Contributions Accounts
               Immediate Vest Company Contributions Accounts
               Graded Vest Company Contributions Accounts
          Pre-Merger Profit Sharing Accounts (York)*<F1*>
          Pre-Merger Matching Contributions Accounts (Western Asset)*<F1*> Pre-Merger Profit Sharing Accounts (Bartlett)*<F1*>
          Pre-Merger After-Tax Employer Contributions Accounts (Bartlett)*<F1*>



___________________
[FN]

<F1*>     described in Section 14.10.


               Accrued Benefit - The balance to a Participant's or Beneficiary's credit, including contributions, forfeitures, income, expenses, gains and losses (whether or not realized) allocated or attributable thereto, which balance shall consist of the appropriate portion of all commingled Trust assets plus the value or proceeds of any Policies, or other Trust assets, separately earmarked therefor. Said balance shall be determined as of the most recent valuation date but adjusted for any additions or distributions subsequent thereto.

               Each Accrued Benefit shall be divided into one or more Accounts, to the extent applicable. The Accounts, which are designated as functional accounts, are derived from the nature of the contributions thereto, whereas the accounts referred to as Segregated Accounts, and the Separate Investment Funds described in Section 10.16, are investment accounts, derived from the investment of the functional accounts.

               Administrator - The person, group or entity designated in accordance with the provisions of ARTICLE XI to administer and operate the Plan.

               Beneficiary - Any person entitled to death benefits in accordance with the provisions of ARTICLE IX.

               Benefit Commencement Date - The first day of the first period for which the sole payment or the first in a series of payments constituting the distribution of an Accrued Benefit is due.

               Break in Service - A Plan Year during which an individual has not completed more than 500 Hours of Service.

               C/L Increase - An automatic increase (without necessity of Plan amendment) in a dollar value set forth or described in the Plan, for the purpose of reflecting increases in the cost of living to the extent prescribed in or pursuant to regulations under Section 415(d) of the Internal Revenue Code, but only to the extent permitted by the operative Internal Revenue Code or regulatory provision specifically governing the dollar value in question.

               Company - LEGG MASON WOOD WALKER, INCORPORATED, a corporation duly organized and existing under the laws of the State of Maryland, and its successors and assigns, unless otherwise herein provided, or any other business organization which, as hereinafter provided, shall assume the obligations hereunder, or which, pursuant to ARTICLE XIV, shall become a party to the Plan.

               Compensation - The Remuneration actually paid to an individual by or on behalf of the Company, during the applicable period, with respect to the individual's service as a Covered Employee, but excluding: (i) amounts in excess of the Compensation Limit, (ii) solely for purposes of Section 6.1(b), amounts in excess of $100,000, (iii) contributions, credits or benefits under this Plan or under any other retirement, stock-related, deferred compensation, fringe benefit or employee welfare benefit plan, or
(iv) direct reimbursement or allowances for moving and other expenses; provided, however, that Compensation shall include any amount that would have qualified as Compensation but for the fact that it is deferred pursuant to
Section 5.2 or but for the fact that it constitutes salary reduction under any other plan described in Section 125, 402(e)(3), 402(h)(1)(B), 403(b), 414(h)(2) or 457(b) of the Internal Revenue Code.

               If any Participant is a Highly-Compensated Employee because he is a 5% owner, or if any Participant who is a Highly-Compensated Employee is one of the top ten Highly-Compensated Employees when ranked on the basis of Remuneration paid by the Employer Group, the Compensation of each member of the immediate family group consisting of the Participant, his spouse and his lineal descendants who have not reached age 19 before the end of the Plan Year shall not exceed the Compensation Limit multiplied by a fraction, the numerator of which is his Compensation (without regard to the Compensation Limit) and the denominator of which is the aggregate Compensation (without regard to the Compensation Limit) of the immediate family group, or such other limit as may be mandated for this purpose by regulations issued by the Internal Revenue Service.

               Compensation Limit - With respect to any Plan Year, the dollar limit on the amount of Compensation that may be taken into account for Plan purposes pursuant to Section 401(a)(17) of the Internal Revenue

Code for that Plan Year (or, where appropriate according to the context, the monthly equivalent of that limit.) In general, the said limit is $200,000/$150,000 (or such other amount as may be substituted therefor in Section 401(a)(17)), as adjusted by C/L increases, and as prorated on a monthly basis for any Plan Year of less than twelve full calendar months. If the Compensation measuring period is other than the Plan Year, all references herein to the Plan Year shall be deemed to mean the actual Compensation measuring period.

               Covered Employee - Subject to Section 14.10 (Fairfield), any Employee other than a Leased Employee, except that, where retirement benefits were the subject of good faith bargaining between the appropriate parties, the term Covered Employee shall not include any individual whose employment is subject to a collective bargaining agreement which does not by its terms provide that such individual is eligible for participation in this Plan.

               Designation Date - The date or dates as of which a designation of investment categories, or any change in a prior designation, shall become effective. As of the Effective Date, the first business day in each month shall be deemed to be a Designation Date, but the Company shall have the right, at any time, without necessity of Plan amendment, to change any Designation Date or to add or delete Designation Dates, on a temporary or permanent basis.

               Effective Date - The effective date of this Amending Restatement, which shall be January 1, 1996.

               Employee - Any person employed by the Company, any individual deemed to be an Employee pursuant to regulations issued under Section 414(o) of the Internal Revenue Code, and, to the extent described in Section 3.5, any Leased Employee.

               Employer Group - A group of employers consisting of the Company and all other employers who are treated as a single employer under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

               Entry Date - The last day in each calendar month.

               ERISA - The Employee Retirement Income Security Act of 1974, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.

               Highly-Compensated Employee - To the extent required by, and as more fully defined and described in, Section 414(q) of the Internal Revenue Code and the regulations promulgated thereunder, any individual who is a Highly-Compensated Active Employee or a Highly-Compensated Former Employee, determined as follows:

               A "Highly-Compensated Active Employee" is: (A) any Employee who performs service for the Employer Group during the Determination Year and who, during the Look-Back Year: (i) received Remuneration from the Employer Group in excess of $75,000 (adjusted for C/L Increases), (ii) received Remuneration from the Employer Group in excess of $50,000 (as adjusted for C/L Increases), and was in the top 20% of the non-excludable Employees when ranked on the basis of Remuneration paid by the Employer Group during the Look-Back Year, or (iii) was an officer of any member of the Employer Group who received Remuneration from the Employer Group in excess of $45,000 (as adjusted for C/L Increases) or, if no officer was paid that much Remuneration during either the Determination Year or the Look-Back Year, the officer who received the highest Remuneration from the Employer Group during such year, and (iv) is not disregarded by reason of the family rule described below;
(B) any Employee who is one of the top 100 Employees when ranked on the basis of Remuneration paid by the Employer Group during the Determination Year and who would be a Highly-Compensated Active Employee if the Determination Year were substituted for the Look-Back Year; and (C) any Employee who was a 5% owner at any time during the Look-Back Year or the Determination Year. For any Determination Year in which the Employer Group maintains significant business activities (and employees) in at least two significantly separate geographic areas, the Company may elect to construe clause (A)(i) by substituting "$50,000" for "$75,000" and to disregard clause (A)(ii).

               If, during the Determination Year or Look-Back Year, any Employee is a Highly-Compensated Employee because he is a 5% owner, or any Highly-Compensated Employee is one of the top ten Highly-Compensated Employees when ranked on the basis of Remuneration paid by the Employer Group during such year, and in either case such Highly-Compensated Employee is a member of a family group consisting of the Employee, his spouse and his lineal ascendants and descendants and their spouses, all members of the family group shall be treated as a single Highly-Compensated Employee receiving Remuneration and Plan contributions or benefits equal to that of all such members.

               A "Highly-Compensated Former Employee" is any former Employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performs no service for the Employer Group during the Determination Year, and was a Highly-Compensated Active Employee for either: (i) the Determination Year in which separation (or deemed separation) occurred, or (ii) any Determination Year ending on or after the Employee's 55th birthday.

               The "Determination Year" is the Plan Year for which the determination is being made, or, in the event of a change in the Plan Year, the short period between the day following the last day of the old Plan Year and the last day of the first new Plan Year. The "Look-Back Year" is either (as elected by the Company) the calendar year ending with or within, or the twelve month period immediately preceding, the Determination Year.

               Holding Company - Legg Mason, Inc.

               Holding Company Security Account - An individual investment account established pursuant to Section 10.18.

               Holding Company Stock - Common or preferred stock issued by the Holding Company.

               Holding Company Stock Fund - A Separate Investment Fund established pursuant to Section 10.16(a).

               Hour of Service - Each hour for which an individual, in his capacity as an Employee, is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company (to be credited for the period in which the duties were performed), plus (except as otherwise set forth in Section 4.2) each hour during which the Employee is on a Leave of Absence, plus each additional hour, not otherwise credited, for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company (to be credited for the period for which the award or agreement pertains). Hours of Service of a Leased Employee, or of an individual deemed to be an Employee pursuant to regulations issued under Section 414(o) of the Internal Revenue Code, shall be treated as Hours of Service hereunder to the extent described in Section 3.5 or required by said regulations. Credit for Hours of Service on account of periods during which no duties are performed, and determination of the periods to which Hours of Service are to be credited, shall be in accordance with Department of Labor Regulations Sec. 2530.200b-2(b) and (c).

               Internal Revenue Code - The Internal Revenue Code of 1986, or any provision or section thereof herein specifically referred to, as such Code, provision or section may from time to time be amended or replaced.

               Key Employee - Defined in Section 2.2.

               Leased Employee - An individual designated as such pursuant to
Section 3.5.

               Leave of Absence - An authorized absence from active service, under conditions described in Section 4.2, which does not constitute a termination of employment.

               Non-Key Employee - Defined in Section 2.2.

               Participant - Any person who has met the participation requirements set forth in ARTICLE III and who retains the right to receive benefits under the Plan because those benefits have not been fully distributed or forfeited, including (where appropriate to the context of the Plan) any person who is no longer accruing benefits under the Plan.

               Plan - The plan set forth herein, as amended from time to time.

               Plan Year - The twelve consecutive month period ending on December 31. In the event of a change in the Plan Year, then, solely for purposes of determining the amount and/or allocation of (but not eligibility for) contributions, and the 401(k)/(m) testing described in
Section 5.1 and 5.2, the short period between the day following the last day of the old Plan Year and the last day of the first new Plan Year shall be deemed to be a complete Plan Year.

               Policy - Any contract issued by an insurance company under the Plan.

               Related Employer - Any member of the Employer Group other than the Company.

               Remuneration - For the applicable period, a Participant's wages as defined in Section 3401(a) of the Internal Revenue Code, for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

               For all purposes other than Section 6.8, Remuneration shall include any amount that would have qualified for the foregoing but for the fact that it is deferred pursuant to Section 5.2 or but for the fact that it constitutes salary reduction under any other plan described in Section 125, 402(e)(3), 402(h)(1)(B), 403(b), 414(h)(2) or 457(b) of the Internal Revenue
Code.

               Required Aggregation Group - Defined in Section 2.2.

               Retirement Plan - Defined in Section 2.2.

               Segregated Account - That portion, or all, of an Accrued Benefit which is segregated from the remainder of the Trust (and excluded from any allocation of net earnings or losses of the remainder of the Trust) and placed either: (i) in shares issued by open end or closed end investment companies, (ii) in any Separate Investment Fund described in Section 10.16(d), or (iii) in one or more interest bearing accounts, certificates of deposit or other savings or time deposit instruments of any federally or state supervised bank or similar financial institution and/or invested in obligations of the United States government, as determined by the Trustees or pursuant to Participant elections as described in Section 6.9.

               All income earned by the Segregated Account shall be deemed to be part thereof and distributable therewith, and a pro-rata portion of total Trust fees and expenses may be charged thereto.

               Separate Investment Fund - An investment vehicle described in
               Section 10.16.

               Special Valuation Date - The last day of each of the first three fiscal quarters of each Plan Year, or any other date designated by the Company, pursuant to Section 6.7, as an accounting or valuation date.

               Sponsor - Legg Mason Wood Walker, Incorporated, and its successors and assigns.

               Super Top Heavy Plan - Defined in Section 2.2.

               Top Heavy Compensation - Defined in Section 2.2.

               Top Heavy Plan - Defined in Section 2.2.

               Trust - The trust fund established pursuant to the Plan.

               Trustees - Collectively, the trustee or trustees named in the Plan and such successor and/or additional trustees as may be named pursuant to the terms of the Plan.

               Valuation Date - January 1.

               Year of Service - A twelve month period during which an individual has completed not less than 1,000 Hours of Service. The aforesaid twelve month period shall be the Plan Year in all cases except that, for purposes of Section 3.1, the period shall initially be the twelve consecutive month period beginning with the date on which the individual first performed an Hour of Service, and shall thereafter be the succeeding twelve consecutive month periods beginning on the anniversaries of said date.

          2.2 Top Heavy Status - To the extent necessary to prevent disqualification under Section 401(a)(10)(B) of the Internal Revenue Code, the following provisions shall apply if the Plan is or becomes a Top Heavy
Plan:

               (a) Definitions - The following terms shall have the following meanings in the determination of whether or not the Plan is a Top Heavy Plan:

                    Cumulative Benefit - The value of the account of a participant in a defined contribution Retirement Plan, or the present value of the accrued benefit of a participant in a defined benefit Retirement Plan, as such account or benefit is defined and determined under Section 416 of the Internal Revenue Code and Treas. Regs. Section 1.416-1. The value of the account or accrued benefit, as the case may be, with respect to any Determination Date, shall be based upon the most recent plan valuation date occurring within the twelve months ending on the Determination Date
(it being intended that the value of all accounts and/or accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year), after: (i) adding back distributions made during the Determination Period, (ii) adding in any contributions not actually made as of the Determination Date but which are required to be taken into account under Section 416 of the Internal Revenue Code and Treas. Regs. Section 1.416-1, and (iii) making any other adjustments required thereunder. Amounts attributable to a participant's own contributions (whether mandatory or voluntary, but not including deductible employee contributions) shall be considered part of his Cumulative Benefit, but rollovers and direct plan-to-plan transfers shall only be considered to the extent required under Section 416(g). The accrued benefit of any Non-Key Employee shall be determined: (i) under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Internal Revenue Code.

                    Determination Date - Except as otherwise provided in regulations issued by the Internal Revenue Service, the last day of the plan year preceding the plan year for which Top Heavy Plan status is being determined (or, if the determination is being made with respect to the first plan year of a plan, the last day of such plan year).

                    Determination Period - A five year period consisting of the plan year containing the Determination Date and the four preceding plan years.

                    Employer - The Company and any other employer some or all of whose employees participate in this Plan or in a Retirement Plan which is aggregated with this Plan as part of a Permissive or Required Aggregation Group.

                    Former Key Employee - Any employee or former employee of an Employer who was, but is no longer, a Key Employee, and the beneficiaries of any such individual.

                    Key Employee - Any employee or former employee
(whether or not deceased) of an Employer who, at any time during the Determination Period, was: (i) an officer of the Employer if his Top Heavy Compensation exceeded 50% of the B Limit described in the next sentence, (ii) the owner of an ownership interest in the Employer which is at least 1/2% and one of the ten largest ownership interests if his Top Heavy Compensation exceeded the C Limit described in the next sentence, (iii) a 5% owner of the Employer, or
(iv) a 1% owner of the Employer if his Top Heavy Compensation exceeded $150,000, and the beneficiaries of any such employee or former employee, all as defined and determined under Section 416(i) of the Internal Revenue Code. For purposes of the foregoing: (i) ownership shall include constructive ownership within the meaning of Section 318 of the Internal Revenue Code (applied by substituting 5% for 50% in Section 318(a)(2)(C)) and similar principles in connection with non-corporate Employers, (ii) Top Heavy Compensation shall include compensation for the relevant plan year from the Employer and any other members of an Employer Group including the Employer, and (iii) the B or C Limit shall mean the dollar limit under Section 415(b)(1)(A) or (c)(1)(A), respectively, of the Internal Revenue Code for the calendar year in which the relevant plan year ends.

                    Non-Key Employee - Any employee or former employee of an Employer who is not a Key Employee, and the beneficiaries of any such individual.

                    Permissive Aggregation Group - A group of Retirement
Plans of an Employer Group consisting of: (i) each plan which is a part of a Required Aggregation Group, plus (ii) each plan voluntarily included by the Employer Group, provided that, with such inclusion, the group (as a group) meets the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

                    Required Aggregation Group - A group of one or more Retirement Plans of an Employer Group consisting of: (i) each plan (whether or not terminated) in which a Key Employee has participated at any time during the Determination Period, and (ii) each other plan which, at any time during the Determination Period, enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code.

                    Retirement Plan - This Plan and any other defined benefit or defined contribution retirement plan, annuity contract, or simplified employee pension plan, as those terms are defined for purposes of Sections 401, 403(a) and 408(k) of the Internal Revenue Code.

                    Super Top Heavy Plan - A Retirement Plan which would be a Top Heavy Plan if 90% were substituted for 60% in each place it appears in the definition thereof.

                    Top Heavy Compensation - Remuneration from the Company for the relevant plan year.

                    Top Heavy Plan- A Retirement Plan which, as of a Determination Date: (i) is a plan in which the Top Heavy Ratio exceeds 60%, or (ii) is a plan which (even though its own Top Heavy Ratio may not exceed 60%) is a member of a Required Aggregation Group in which the Top Heavy Ratio exceeds 60%, but (iii) is not a plan which (even though its own Top Heavy Ratio may exceed 60%) is a member of a Required or Permissive Aggregation Group in which the Top Heavy Ratio does not exceed 60%; provided, however, that in no event shall a Retirement Plan be deemed to be a Top Heavy Plan with respect to any plan year beginning before 1984.

                    Top Heavy Ratio - The ratio, as determined pursuant to
Section 416(g) of the Internal Revenue Code and Treas. Regs. Section 1.416-1, of the aggregate amount of the Cumulative Benefits of the Key Employees to the aggregate amount of the Cumulative Benefits of the Key Employees and the Non-Key Employees other than Former Key Employees. The ratio shall be computed without regard to the Cumulative Benefit of any individual who has not been credited with at least one Hour of Service, by the Employer or any member of an Employer Group which includes the Employer, at any time during the five year period ending on the Determination Date.

               (b) Operative Provisions - The following Plan provisions shall become operative in the event the Plan is or becomes a Top Heavy Plan:

                    (i)     Annual Addition Limits - Section 6.8(c)(ii).

                   (ii)     Minimum Vesting - Section 7.4(c).

                  (iii)     Minimum Contributions - Section 6.1(d).


                                ARTICLE III

                       Eligibility and Participation


          3.1 Requirements - Subject to Section 1.3, every individual included under the prior provisions of the Plan as of the Effective Date shall continue to participate in accordance with the provisions of this Amending Restatement. On or after the Effective Date, every other Covered Employee shall become a Participant on the first Entry Date occurring on or after the date he has completed one Year of Service and attained the age of
21. No individual shall become a Participant, however, if he is not a Covered Employee on the date his participation is to begin. An Employee who is not, but subsequently becomes, a Covered Employee, shall become a Participant on the later of: (i) the date he becomes a Covered Employee, or
(ii) the date he first meets the requirements of this Section 3.1.

          3.2 Re-employment - If an Employee or Participant whose employment with the Employer Group is terminated is subsequently re-employed, his status with respect to the Plan shall be governed by the following:

               (a) Eligibility - If the re-employed Employee was not a Participant prior to his termination of employment, he shall become a Participant in accordance with the provisions of Section 3.1. If he was a Participant prior to such termination, or if he would have become a Participant pursuant to Section 3.1 but for the fact that he was not a Covered Employee on what would have been his Entry Date, his participation shall commence immediately upon the resumption of his status as a Covered Employee.

               (b) Vesting - The re-employed Employee shall receive credit for all Years of Service for purposes of determining the vested percentage in his Accrued Benefit, except that, if the termination of employment included five consecutive Breaks in Service, then any Years of Service completed after the Breaks in Service shall be disregarded for purposes of determining the vested percentage of any Accrued Benefit to which the Participant may have been entitled with respect to the period before the Breaks in Service.

               (c) Separate Accounting - If a re-employed Participant has an undistributed Accrued Benefit with respect to the period both before and after the termination of employment, separate accounting shall be maintained for each such portion of his Accrued Benefit if, and so long as, the Participant is not fully vested, and (i) the termination of employment amounted to five consecutive Breaks in Service, or (ii) separate accounting is required by Section 8.5.

               (d) Benefit Payments - If, at the time of his re-employment, the Participant is receiving benefits under the Plan, such benefits shall continue without regard to the benefits accrued with respect to the Participant's subsequent employment. If, however, the Participant is re-employed prior to his Benefit Commencement Date, he shall cease to be entitled to such benefits, all benefit elections made by him are automatically revoked, and the Plan's distribution provisions shall apply upon his subsequent retirement, disability, death or other termination of employment.

               (e)  Restoration of Forfeiture - If the re-employed
Participant: (i) was less than 100% vested in his Accrued Benefit when he terminated employment, (ii) received the vested portion, if any, of his Accrued Benefit not later than the end of the second Plan Year following the Plan Year of his termination of employment,
(iii) resumes his status as a Covered Employee, and (iv) before the earlier of the fifth anniversary of such resumption or the occurrence, following the distribution, of five consecutive Breaks in Service, repays to the Plan the full amount of the distribution, if any, then, as of the date of such repayment, the full amount of the forfeiture which occurred pursuant to Section 8.5 (unadjusted for gains or losses in the interim) shall be restored to his Accrued Benefit. If the

Participant had no vested interest in his Accrued Benefit (other than his Non-Deductible Contributions Account), the restoration shall be made as of the date of resumption of status as a Covered Employee, but only if such resumption occurs before the Participant has incurred five consecutive Breaks in Service. Notwithstanding any other Plan provisions regarding utilization of forfeitures, the restored forfeiture shall be derived from forfeitures arising in the Plan Year in which the restoration occurs. However, the Company may, and in the absence of available forfeitures as aforesaid shall, make a separate contribution to the Plan for the purpose of restoring the forfeiture, which separate contribution shall be made not later than the end of the Plan Year following the Plan Year in which the repayment or resumption (as the case may be) by the Participant occurred. Neither the repayment nor the restoration shall be deemed to be Annual Additions for purposes of
Section 6.8.

          3.3 Change of Employment Category - During any period in which a Participant remains in the employ of the Employer Group but ceases to be a Covered Employee, he will continue his Plan participation and shall continue to accrue credit for Years of Service for purposes of vesting and eligibility for contributions, but he shall not receive any allocation of, or be permitted to make, contributions based upon Compensation paid during such period.

          3.4 Waiver of Participation - The Company may grant a waiver of participation to any Employee who so requests. Whether or not such waiver shall be granted, and the terms and conditions (including duration) thereof, shall be in the sole discretion of the Company.

          3.5 Leased Employees - To the extent required by the Internal Revenue Code, any Leased Employee, who is not an Excluded Leased Employee, shall be treated as an Employee of the Recipient. For this purpose:

               (a) "Leased Employee" shall mean any individual who, pursuant to an agreement between the Recipient and a Leasing Organization, has directly or indirectly performed services for the Recipient, other than as a common-law employee of the Recipient, on a substantially full time basis for a period of at least one year, which services are of a type historically performed by employees in the business field of the Recipient;

               (b) "Recipient" shall mean any member of the Employer Group (or any person related thereto pursuant to Section 414(n)(6)(A) of the Internal Revenue Code);

               (c) "Leasing Organization" shall mean the actual employer of the Leased Employee (or any person aggregated with the actual employer pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code);

               (d) "Excluded Leased Employee" shall mean: (i) any individual whose services to the Recipient fall within a regulatory exception relating to the fact that the services require substantial operating assets owned by the individual and/or his spouse, or (ii) any Leased Employee who is not a participant in, and has no accrued benefit under, any qualified plan of the Recipient, but who is covered by a Safe Harbor Plan, except that the participation of the Leased Employee in such pension plan will cause the Leased Employee to be an Excluded Leased Employee only if: (A) such participation is not relied on by any plan of the Recipient to meet the requirements of Section 410(b) of the Internal Revenue Code, and (B) Leased Employees (including Excluded Leased Employees) constitute less than 20% of the Recipient's non-Highly-Compensated workforce (within the meaning of Section 414(n)(5) of the Internal Revenue Code; and

               (e) "Safe Harbor Plan" shall mean a qualified money purchase plan of the Leasing Organization which meets the requirements of Section 414(n)(5) of the Internal Revenue Code and the regulations promulgated thereunder, including (so long as is required thereby): (i) immediate participation, (ii) full and immediate vesting, and (iii) a non-integrated employer contribution rate of at least 10% of compensation as defined for purposes of Section 415(c)(3) of the Internal Revenue Code but including any amount that would have qualified as such compensation but for the fact that it constitutes salary reduction under any plan described in Section 125, 402(e)(3), 402(h)(1)(B), 403(b), 414(h)(2) or 457(b) of the Internal Revenue
Code.

                                 ARTICLE IV

                         Hours and Years of Service


          4.1 Credit for Years of Service - A Participant will receive credit for all Years of Service, except as otherwise provided in ARTICLE III.

          4.2  Leaves of Absence -

               (a) General - Employment shall not be deemed to have terminated though it is interrupted by a temporary absence from active service by reason of: (i) a Leave of Absence granted by the Company on account of vacation, holiday, illness, incapacity (including disability), layoff or jury duty, (ii) a Leave of Absence required by law or granted by the Company on account of service in the Armed Forces of the United States,
(iii) any other Leave of Absence during which the individual remains in active pay status (irrespective of whether the employment relationship has terminated), or (iv) any other Leave of Absence, extending for not more than two years, under conditions which are not treated by the Company as a termination of employment. If any Participant on Leave of Absence fails to answer an inquiry by the Company as to the status of the Leave of Absence, or if the Company is not notified of the death or disability of such Participant, and the Company has no actual knowledge thereof, the Company may determine that the Leave of Absence had or has expired.

                    Hours of Service with respect to a Leave of Absence will be credited pursuant to the following:

                    (i) Unless excluded by ARTICLE III, Hours of Service will be credited for the customary period of work during a Leave of Absence, whether paid or unpaid.

                   (ii) Notwithstanding the foregoing, no Hours of Service will be credited during an unpaid Leave of Absence for military service, except to the extent required by law.

                  (iii) Notwithstanding the foregoing, not more than 501 Hours of Service shall be credited on account of any single continuous period during which an individual performs no duties, except that he shall be credited with an Hour of Service without regard to this limit for each hour:
(A) during a paid Leave of Absence, provided that he returns to active service upon the expiration thereof, or (B) of paid sick leave (regardless of whether he is paid directly by the Company or through Company-financed wage continuation insurance), other than where payments are made solely for the purpose of complying with workmen's compensation, unemployment insurance or disability insurance laws.

               (b) Maternity/Paternity Absences - Without regard to whether an absence described herein is treated as a Leave of Absence pursuant to
Section 4.2(a), the hours occurring during an absence, whether paid or unpaid, by reason of the pregnancy of a Participant, the birth to or adoption by a Participant of a child, or the care of such child immediately following such birth or adoption, shall, to the extent set forth herein, be utilized toward prevention of a Break in Service. Said hours (whether or not they would have been, and notwithstanding any contrary crediting provisions in the definition of, Hours of Service) shall: (i) be credited for the sole purpose of preventing a Break in Service; (ii) be credited at the rate per normal working day of eight hours or such other number of hours as would normally have been credited to the Participant but for such absence, but in no event to exceed 501 hours with respect to any such absence; and (iii) be credited for (and only for) the Plan Year following that in which the absence began, or, if to do so would prevent a Break in Service, instead be credited for (and only for) the Plan Year during which the absence began.

          4.3 Predecessor and Related Employers - Subject to any special provisions set forth in Section 14.10 with respect to specific employers, service with employers other than the Company shall be credited in accordance with the following:

               (a) Service with Legg & Co. and its predecessor partnerships, service with Mason & Company, Inc., and service with Wood Walker & Company and its predecessors shall be included for all periods during which the individual was not a partner in any of the partnerships, but no Break in Service will be deemed to have occurred during any period in which the individual was a partner in any of the aforesaid partnerships.

               (b) Subject to the remainder of this Section 4.3, credit for Years of Service and Hours of Service accrued in connection with employment by employers who have adopted the Plan shall be determined in accordance with
Section 14.4.

               (c) Except as the Sponsor shall otherwise determine, credit shall not be given for Years of Service and Hours of Service accrued in connection with employment by an employer prior to its adoption of the Plan.

               (d) Except as the Sponsor shall otherwise determine, a Participant who is transferred from the Company to any employer shall not be deemed to have terminated employment, and shall continue to receive credit for Years of Service and Hours of Service for vesting purposes, so long as he continues employment with such other employer and such other employer is a Related Employer.

               (e) Notwithstanding the foregoing, to the extent required by the Internal Revenue Code or ERISA, credit shall be given for Years of Service and Hours of Service accrued in connection with employment with Related Employers.

          4.4 Credit for Hours of Service - Hours of Service for all part-time employees will be credited based upon the relevant payroll records maintained by the Company. However, any full-time Employee shall be deemed to have worked, and will receive credit for, 45 Hours of Service for any week in which he would be credited with any Hours of Service if his hours were directly recorded.


                                 ARTICLE V

                               Contributions


          5.1 Company Contributions - Company contributions to the Plan shall be made as follows:

               (a)  Matching Company Contributions -

                    (i) Amount of Contributions - As of each Valuation Date, the Company shall contribute to the Plan, on behalf of each eligible Participant, an amount equal to a percentage of the Participant's Section 5.2(a) deferral contributions to the Plan for the Plan Year ending on the day preceding the Valuation Date. The percentage shall be determined as follows:

                    Range of Compensation         Matching Contribution
                      for the Plan Year                 Percentage

                              0 - $20,000                     50%
                        $20,001 - $30,000                     35%
                        $30,001 - $40,000                     20%
                          $40,001 or more                      0%

However, the matching Company contributions shall be based only on the eligible Participant's Section 5.2(a) deferral contributions which do not exceed 5% of his Compensation for the Plan Year.

                   (ii)     Eligible Participants - Subject to
Section 3.3, eligible Participants entitled to a contribution pursuant to this Section 5.1(a) as of the Valuation Date, as aforesaid, shall consist of all Participants on whose behalf deferral contributions were made pursuant to
Section 5.2(a) for the Plan Year ending on the day preceding the Valuation Date, except that no matching Company contribution shall be made on behalf of any such Participant who was not in the employ of the Company on the last day of the Plan Year.

               Additionally, if the failure to treat Terminated Participants as eligible Participants would cause the Plan to fail to meet the coverage or participation requirements of Section 410(b) or 401(a)(26) of the Internal Revenue Code for the Plan Year, then all Terminated Participants shall be deemed to be eligible Participants for the Plan Year. Solely for this purpose, Terminated Participants shall be defined as all Participants who terminated employment with the Employer Group during the Plan Year, after having completed more than 500 Hours of Service during the Plan Year, and who were not in the employ of the Employer Group on the last day of the Plan Year.

                  (iii) Limitations - Notwithstanding the foregoing, the Company shall limit the contributions made pursuant to this Section 5.1(a) on behalf of any Participant who is a Highly-Compensated Employee for any Plan Year, to the extent necessary to assure that, in accordance with the tests set forth in Section 401(m)(2)(A) of the Internal Revenue Code, and subject to all applicable regulations issued by, or other requirements of, the Internal Revenue Service, the contribution percentage for the eligible Highly-Compensated Participants is either: (i) not more than 1.25 times the contribution percentage for all other eligible Participants, or
(ii) subject to Section 5.2(a)(ii)(C), not more than two times, and not more than two percentage points in excess of, the contribution percentage for all other eligible Participants. Subject to Section 5.1(c), any Section 5.1(a) contributions in excess of the applicable limit (determined after first determining excess compensation deferrals pursuant to Section 5.2(a)(ii)(B) and then determining excess compensation deferrals pursuant to Section 5.2(a)(ii)(A)), plus or minus (as the case may be) any Trust income or loss allocable thereto (determined in accordance with the principles set forth in Section 5.2(a)(ii)(A)(6)), shall be distributed (after designation by the Company as a distribution of excess contributions) to the Participants on whose behalf the contributions were made, no earlier than the first day after, and no later than twelve months after, the end of
the Plan Year for which they were made.<F1>   For this purpose:

                            (A)  The contribution percentage for any
Participant shall be the ratio (calculated to the nearest .0001) of his matching Company contributions (including forfeitures) for the Plan Year to his Remuneration for the period described below (but subject to the Compensation Limit), and the contribution percentage of the Highly-Compensated group or the remaining group, as the case may be, shall be the average of the ratios separately calculated for each eligible Participant in the group. The excess contribution of each Highly-Compensated Participant shall be determined by allocating the total excess contributions among the members of the Highly-Compensated group based upon the magnitude of their respective contribution percentages, such that no member of the group shall be deemed to have an excess contribution until his contribution percentage is no lower than the net contribution percentage, after reduction by an allocable share of excess contributions, of each other member of the group. So long as the elections are applied uniformly to each eligible Participant, the Company may elect, with respect to any Plan Year (and different elections may be made with respect to any other Plan Year) to:
(i) calculate Remuneration on the basis of either the Plan Year or the calendar year ending within the Plan Year, and (ii) limit the Remuneration taken into account for each Participant for the Plan Year or calendar year (as the case may be) to the Remuneration attributable to the portion of the Plan Year or calendar year during which he was an eligible Participant.

                            (B)  In determining the contribution percentage
for any employee: (i) if the Plan satisfies the requirements of Section 410(b) of the Internal Revenue Code only if aggregated with one or more other plans, or if this Plan is actually aggregated with one or more other plans for such purpose (other than for purposes of the average benefits test), his contribution percentage shall be determined as if all such plans were a single plan; and (ii) if he is a Highly-Compensated Employee who is eligible for matching employer contributions under more than one 401(a) plan or 401(k) cash or deferred arrangement maintained by the Employer Group, then (unless the plans may not be aggregated for purposes of Section 410(b) of the Internal Revenue Code), the total of such matching employer contributions for the Plan Year (or, in the case of any other plan or arrangement having a



_______________
[FN]

<F1>  If such excess amounts are distributed more than 2-1/2 months after the lst day of the Plan Year in which they arose, Section 4979 of the Internal Revenue Code imposes a 10% excise tax on the Company with respect to such amounts.


different plan year, for the calendar year ending with or within the Plan Year of this Plan) shall be deemed to have been made under each such plan or arrangement.

                            (C)  If any Participant is a Highly-Compensated
Employee because he is a 5% owner, or if any Participant who is a Highly-Compensated Employee is one of the top ten Highly-Compensated Employees when ranked on the basis of Remuneration paid by the Employer Group, and in either case such Participant is a member of a family group consisting of the Participant, his spouse and his lineal ascendants and descendants and their spouses, all eligible members of the family group shall be treated as a single Highly-Compensated Employee, and all members who are not Highly-Compensated shall be disregarded in calculating the contribution percentage of the non-Highly-Compensated group. The contribution percentage of the deemed single Highly-Compensated Employee shall be the combined contribution percentage of all eligible family members. Excess contributions attributable to the family group shall be allocated among the members of the group in the proportion that the matching Company contribution of each member of the group bears to the aggregate matching Company contributions of all of the members of the group.

                            (D)  In determining each Participant's
contribution percentage, as well as his excess contributions and the Trust income or loss allocable thereto, his matching Company contributions:
(i) shall be deemed (if so elected by the Company) to include any contributions which qualify for inclusion pursuant to Section 401(m)(3) of the Internal Revenue Code (provided that Section 5.2 compensation deferrals may be included only if the Section 5.2(a)(ii)(A) test is met with or without such deferrals), but (ii) shall be deemed to exclude any matching Company contributions taken into account in determining the actual deferral percentage pursuant to Section 5.2(a)(ii)(A). The distribution of each Participant's excess contributions, and the Trust income allocable thereto, shall be charged against his Immediate Vest Company Contributions Account and each of his other Accounts attributable to contributions included as matching Company contributions as aforesaid, in proportion to his contributions in each such category for the Plan Year in which the excess was created.

                            (E)  The Company shall maintain records adequate
to demonstrate compliance with the requirements described in this Section 5.1(a)(iii).

               (b) Discretionary Contributions - Subject to the minimum contribution requirements described in Section 6.1(d), the Company shall contribute, with respect to any Plan Year for which the Company determines that a contribution shall be made pursuant to this Section 5.1(b), such amount as shall be determined by the Company.

               (c) 401(k)/(m) Test Deficiency Contributions - In lieu of the distribution of excess contributions as contemplated by Sections 5.1(a)(iii) and/or 5.2(a)(ii)(A), the Company may, in its discretion, contribute to the Plan an amount sufficient to cause the Plan to satisfy the tests described in Section 401(k)(3)(A) or 401(m)(2)(A), as the case may be, of the Internal Revenue Code for any Plan Year as to which either or both of said tests would not otherwise be met.

               (d)  Payment - All Company contributions made pursuant to
Section 5.1 for any Plan Year shall become due on the last day in such Plan Year, unless actually paid prior thereto, and shall be paid to the Trustees not later than the first to occur of: (i) the due date (including extensions) of the Company's federal income tax return for the taxable year within which the Plan Year ends, or (ii) twelve months after the last day of the Plan Year (except that this clause (ii) shall not apply to Section 5.1(b) contributions).

          5.2 Compensation Deferrals - Participants shall be permitted to make elective compensation deferrals in accordance with rules and procedures established by the Company, and in accordance with the following:

               (a)  Amount of Deferrals -

                    (i) Available for Election - Any Participant may elect to defer, in the form of Company contributions to the Plan on his behalf, Compensation that would otherwise have been paid to him, provided that such amount is not less than 1% of his Compensation for the Plan Year, and does not exceed the least of: (i) 15%, or such other percentage of his Compensation for the Plan Year as may be established by the Company with respect to the Plan Year, (ii) the maximum percentage which is estimated to permit at least one of the tests set forth in section
401(k)(3) of the Internal Revenue Code to be met, or (iii) the maximum amount which is estimated to allow the Annual Additions to the Participant's Accrued Benefit for the Plan Year to remain within the limits specified in
Section 6.8.

                   Solely for purposes of this Section 5.2(a)(i), Compensation paid to a Participant prior to the Entry Date on which he became a Participant, or, if later, the Entry Date following his 21st birthday, shall not be eligible for deferral.

                   (ii)     Limitations - Notwithstanding the foregoing:

                            (A)  The amount which may be deferred by any
Participant who is a Highly-Compensated Employee for any Plan Year shall be limited to the extent necessary to assure that, in accordance with the tests set forth in Section 401(k)(3)(A) of the Internal Revenue Code, and subject to all applicable regulations issued by, or other requirements of, the Internal Revenue Service, the actual deferral percentage for the eligible Highly-Compensated Participants is either: (i) not more than 1.25 times the actual deferral percentage for all other eligible Participants, or (ii) subject to Section 5.2(a)(ii)(C), not more than two times, and not more than two percentage points in excess of, the actual deferral percentage for all other eligible Participants. Subject to Section 5.1(c), any compensation deferrals in excess of the applicable limit (after first determining excess deferrals pursuant to Section 5.2(a)(ii)(B)), plus or minus (as the case may
be) any Trust income or loss allocable thereto, shall be distributed (after designation by the Company as a distribution of excess compensation deferrals) to the Participants on whose behalf they were made (in proportion to the excess deferrals allocated to each), no earlier than the first day after, and no later than twelve months after, the end of the Plan Year to which they
are attributable.<F2>   For this purpose:

                                 (1)  The actual deferral percentage for
any Participant is the ratio (calculated to the nearest .0001) of his compensation deferrals for the Plan Year to his Remuneration for the period described below (but subject to the Compensation Limit), and the actual deferral percentage of the Highly-Compensated group or the remaining group, as the case may be, shall be the average of the ratios separately calculated for each Participant in the group. The excess deferral of each Highly-Compensated Participant shall be determined by allocating the total excess deferrals among the members of the Highly-Compensated group based upon the magnitude of their respective actual deferral percentages, such that no member of the group shall be deemed to have an excess deferral until his actual deferral percentage is no lower than the net deferral percentage, after reduction by an allocable share of excess deferrals, of each other member of the group. So long as the elections are applied uniformly to each eligible Participant, the Company may elect, with respect to any Plan Year (and different elections may be made with respect to any other Plan Year), to: (i) calculate Remuneration on the basis of either the Plan Year or the calendar year ending within the Plan Year, and (ii) limit the Remuneration taken into account for each Participant for the Plan Year or calendar year (as the case may be) to the Remuneration attributable to the portion of the Plan Year or calendar year during which he was an eligible Participant.

                                 (2)  In determining the actual deferral
percentage for any employee:  (i) if the Plan satisfies the requirements of
Section 410(b) of the Internal Revenue Code only if aggregated with one or more other plans, or if this Plan is actually aggregated with one or more other plans for such purpose (other than for purposes of the average benefits test), his deferral percentage shall be determined as if all such plans were a single plan; and (ii) if he is a Highly-Compensated Employee who is eligible for more than one 401(k) cash or deferred arrangement maintained by the Employer Group, then (unless the plans may not be aggregated for purposes of Section 410(b) of the Internal Revenue Code), all of his elective compensation deferrals made during the Plan Year (or, in the case of any other arrangement having a different plan year, during the calendar year ending with or within the Plan Year of this Plan) shall be deemed to have been made under each such arrangement.



_______________
[FN]

<F2>  If such excess amaounts are distributed more than 2-1/2 months after the last day of the plan Year in which they arose, Section 4979 of the Internal Revenue Code imposes a 10% excise tax on the Company with respect to such amounts.


                                 (3)  If any Participant is a
Highly-Compensated Employee because he is a 5% owner, or if any Participant who is a Highly-Compensated Employee is one of the top ten Highly-Compensated Employees when ranked on the basis of Remuneration paid by the Employer Group, and in either case such Participant is a member of a family group consisting of the Participant, his spouse and his lineal ascendants and descendants and their spouses, all eligible members of the family group shall be treated as a single Highly-Compensated Employee, and all members who are not Highly-Compensated shall be disregarded in calculating the actual deferral percentage of the non-Highly-Compensated group. The actual deferral percentage of the deemed single Highly-Compensated Employee shall be the combined actual deferral percentage of all eligible family members. Excess deferrals attributable to the family group shall be allocated among the members of the group in the proportion that the compensation deferral (including any other Company contributions treated as compensation deferrals in accordance with Section 5.2(a)(ii)(A)(4)) of each member of the group bears to the aggregate compensation deferrals of all of the members of the group.

                                 (4)  In determining each Participant's
actual deferral percentage, as well as his excess deferrals and the Trust income or loss allocable thereto, his compensation deferrals: (i) shall be deemed (if so elected by the Company) to include any other Company contributions which qualify for inclusion pursuant to Section 401(k)(3)(D) of the Internal Revenue Code, but (ii) shall be deemed to exclude any compensation deferrals taken into account in determining the contribution percentage pursuant to Section 5.1(a)(iii) (provided this Section 5.2(a)(ii)(A) test is met with or without such compensation deferrals).
Each Participant's excess deferrals, and the Trust income allocable thereto, shall be distributed from his Accrued Benefit as follows: (i) first, from his Compensation Deferral Account, and (ii) thereafter from the Participant's Immediate Vest Company Contributions Account.

                                 (5)  In determining the actual deferral
percentage of any Participant who is a non-Highly-Compensated Employee, his compensation deferrals (to this Plan or any other plan of the Employer Group) shall be disregarded to the extent that they constitute excess deferrals for purposes of Section 5.2(a)(ii)(B). In determining the actual deferral percentage of any Participant, whether or not he is a Highly-Compensated Employee, his compensation deferrals (to this or any other plan of the Employer Group) shall be disregarded to the extent that they are distributed to the Participant pursuant to Section 6.8(b) to correct an excess Annual Addition. Deferrals disregarded pursuant to this Section 5.2(a)(ii)(5) shall not be disregarded for purposes of allocating Trust income or losses to excess deferrals pursuant to Section 5.2(a)(ii)(6).

                                 (6)  The Trust income or loss allocable to
an excess deferral shall be an amount equal to the Applicable Year Amount plus or minus (as the case may be) the Distribution Period Amount. The Applicable Year is the Plan Year during which the excess deferral arose, and the Applicable Year Amount shall be determined either: (i) by multiplying the net earnings or losses for the Applicable Year (as calculated for purposes of Section 6.2) allocable to the Account or Accounts containing the excess compensation deferrals by a fraction, the numerator of which is the excess deferral, and the denominator of which is the sum of the balances in said Accounts as of the beginning of the Applicable Year plus the Participant's compensation deferrals for the Applicable Year (including any other Company contributions treated as compensation deferrals in accordance in Section 5.2(a)(ii)(A)(4)), or (ii) by any other non-discriminatory (within the meaning of Section 401(a)(4) of the Internal Revenue Code) method that is used consistently for all excess deferral distributions for all Participants with respect to the Applicable Year, and is actually used to allocate net earnings or losses for purposes of
Section 6.2 for the Applicable Year. The Distribution Period is the period beginning on the day following the Applicable Year and ending on the last day of the month preceding the date of distribution of the excess deferral, and the Distribution Period Amount shall be determined in accordance with the preceding sentence (but substituting "Distribution Period" for "Applicable Year" in each place it appears); provided, however, that if the Applicable Year Amount is calculated pursuant to clause (i) of the preceding sentence, the Distribution Period Amount may, in the sole discretion of the Company, be calculated to be an amount determined by multiplying 10% of the Applicable Year Amount by the number of full calendar months during the Distribution Period (treating any excess deferral distribution occurring before the 16th day of the month as having occurred on the last day of the preceding month and any distribution occurring after the 15th day of the month as having occurred on the first day of the next month).

                                 (7)  The amount of any excess deferrals
to be distributed pursuant to this Section 5.2(a)(ii)(A) with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant pursuant to Section 5.2(a)(ii)(B) for the calendar year ending within the Plan Year.

                            (B)  The amount which may be deferred by any
Participant shall be limited to the extent necessary to assure that the Participant's total deferrals in any calendar year, to this Plan or any other plan maintained by the Employer Group, do not exceed $7,000.00 (adjusted for C/L Increases). If the aforesaid limit is exceeded, the Company shall be deemed to have been so notified by the Participant and shall distribute to the Participant, not later than the April 15 following the calendar year to which the deferral is attributable, any deferral in excess of the limit, net of any Trust income or loss allocable thereto (determined in accordance with Section 5.2(a)(ii)(A)(6) on a calendar year basis and taking into account only compensation deferrals which constitute excess deferrals hereunder). The Company shall also distribute to the Participant any deferrals, plus or minus (as the case may be) any Trust income or loss allocable thereto, which the Participant has advised the Company (in writing prior to March 15) constitute excess deferrals because of elective deferrals on behalf of the Participant during the preceding calendar year under any other plans or arrangements described in Sections 401(k), 402(h)(1)(B), 403(b), 457 or 501(c)(18) of the Internal Revenue Code. An excess deferral distribution pursuant to this Section 5.2(ii)(B) may be made prior to the end of the calendar year to which the deferral is attributable only if it is made after the excess deferral has been received by the Plan, and only if the Plan designates the distribution as an excess deferral distribution. The amount of any excess deferrals to be distributed pursuant to this Section 5.2(a)(ii)(B) with respect to a Participant for a calendar year shall be reduced: (i) by any excess deferrals previously distributed to the Participant pursuant to Section 5.2(a)(ii)(A) for the Plan Year beginning within the calendar year, and (ii) by any compensation deferrals previously distributed to the Participant pursuant to Section 6.8(b) to correct an excess Annual Addition for the Limitation Year beginning within the calendar year. Any reference in the Plan to a calendar year, in connection with the limitation described in this Section 5.2(a)(ii)(B), shall mean the taxable year of any Participant whose taxable year is not the calendar year.

                            (C)  If one or more Highly-Compensated Employees
are eligible for: (a) elective compensation deferrals, and (b) matching employer contributions and/or after-tax employee contributions, under this Plan and/or any other plan maintained by the Employer Group, and if the 125% portion of both the limitation referred to in Section 401(k)(3)(A) of the Internal Revenue Code (the "K Limit") and the limitation referred to in
Section 401(m)(2)(A) of the Internal Revenue Code (the "M Limit") have been exceeded, the following alternate limitation shall apply in lieu of the two times/two percentage points portion of the K Limit and the M Limit: the sum of the contribution percentage of the Highly-Compensated Employees subject to the M Limit and the actual deferral percentage of the Highly-Compensated Employees subject to the K Limit may not exceed the greater of Sum A or Sum
B. Sum A is the sum of: (i) 125% of the greater of the contribution percentage of the non-Highly-Compensated Employees subject to the M Limit (the "M-NHC Percentage") or the actual deferral percentage of the non-Highly-Compensated Employees subject to the K Limit (the "K-NHC Percentage"), and (ii) two percentage points over, but not more than two times, the lesser of the M-NHC Percentage or the K-NHC Percentage. Sum B is the sum of: (i) 125% of the lesser of the M-NHC Percentage or the K-NHC Percentage, and (ii) two percentage points over, but not more than two times, the greater of the M-NHC Percentage or the K-NHC Percentage. If the Plan Year for which the M Limit is calculated does not coincide with the Plan Year for which the K Limit is calculated, the M Limit for the Plan
Year beginning within the Plan Year for the K Limit shall be utilized. If the alternate limitation described in this Section 5.2(a)(ii)(C) is exceeded, the Plan (and thereafter, if necessary, all other applicable plans) shall be brought into compliance either by making additional Company contributions pursuant to Section 5.1(c) that qualify for inclusion pursuant to Section 401(k)(3)(D) of the Internal Revenue Code, or by reducing the contribution percentage of the Highly-Compensated Employees subject to both the M Limit and the K Limit in the manner described in Section 5.1(a)(iii).

                            (D)  Notwithstanding any other provision of the
Plan to the contrary, in the event of a corrective distribution of excess compensation deferrals pursuant to Section 5.2(a)(ii)(A), (B) or (C), any matching Company contribution otherwise allocable to the Participant for the Plan Year by reason of the excess compensation deferrals shall not be made, or, if already made, the contribution shall be forfeited (regardless of whether or not vested pursuant to Section 7.4) and treated in accordance with Section 7.4 as of the last day of the Plan Year for which the contribution was made.

                            (E)  The Company shall maintain records adequate
to demonstrate compliance with this Section 5.2(a)(iii).

               (b)  Contribution Procedures -

                    (i) Payment of Contributions - Deferral contributions may, but need not, be made through regular payroll deductions. The deferral contributions shall be deducted by the Company from the pay of the contributing Participants, and, within the time limits described in Section 5.2(b)(ii), shall be paid by the Company to the Trustees and credited to the Compensation Deferral Accounts of the contributing Participants.

                    The Company may establish procedural rules for the administration of a payroll deduction system, including limitations on the permitted frequency (not less than once in each Plan Year) of, and minimum notice periods for, commencement, changes, suspensions and terminations of payroll deductions by Participants.

                    Any FICA or other payroll tax which may be imposed on the Participant with respect to matched deferral contributions shall, unless otherwise determined by the Company, be deducted from the non-deferred remainder of the Participant's remuneration.

                   (ii) Transfer and Crediting of Contributions - All deferral contributions for a Plan Year shall be paid by the Company to the Trustees within an administratively reasonable period of time (not to exceed 90 days) after the date on which the amounts being deferred would otherwise have been paid to the contributing Participants. The foregoing time limit is set forth solely to reflect the relevant provision of ERISA (the plan asset rules), and shall not create any obligations or standards in addition to or in substitution of those set forth in said Act. In no event, however, shall the deferral contributions be paid to the Trustees later than the last date described in Section 5.1(d).

                            The deferral contributions shall be credited to
the Compensation Deferral Accounts of the contributing Participants as of the first to occur of: (i) the date of payment to the Trustees, or (ii) the last day of the Plan Year to which the contributions relate. A contribution will be deemed to relate to a Plan Year if it represents a deferral of Compensation that would have been received by the contributing Participant during the Plan Year but for his election to defer.

               (c) Compensation Deferral Accounts - There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant, which shall be fully vested at all times, and to which shall be credited or charged: (a) his deferral contributions,
(b) withdrawals thereof, and (c) any income, expenses, gains or losses (whether or not realized, based upon fair market value of invested assets) attributable or allocable thereto. Notwithstanding any provisions to the contrary which may be set forth in Section 6.2 or 6.4, the Trustees shall have the discretion to allocate income, expenses, gains or losses of the Trust among the Compensation Deferral Accounts pursuant to such allocation rules as the Trustees deem to be reasonable and administratively practicable. The Company may, but shall not be required to, direct the Trustees to invest any Participant's Compensation Deferral Account separately or in a different manner from the investment of the balance of the Trust.

          5.3  Rollovers and Inter-Plan Transfers - With the consent of the
Company: (i) a Covered Employee may pay over to the Trust any amount which constitutes a rollover; and (ii) the Trustees may accept a direct transfer of funds from a qualified (under Section 401(a) of the Internal Revenue Code) retirement plan in which a Covered Employee was a participant. However, the Trustees may not accept a direct or indirect transfer (other than a rollover) of funds from a profit sharing or stock bonus plan as to which the Participant had elected or was otherwise subject to distribution in the form of a life annuity, or from a pension plan. Such rollover, or any such transfer to the Plan, shall constitute a part of the Covered Employee's Accrued Benefit (although accounted for separately in a Rollover/Transfer Account), shall be invested in a Segregated Account until the Valuation Date or Special Valuation Date next following receipt by the Trustees, and shall be fully vested at all times. If a rollover or transfer is made by or on behalf of a Covered Employee who has not yet become a Participant, his rollover or transfer Account shall constitute his entire Accrued Benefit
(and his sole interest in the Plan), and he shall not be deemed to be a Participant for any purpose not related to that Account, until he becomes a Participant pursuant to Section 3.1.

               For purposes of this Section 5.3, a "rollover" means either:
(i) a rollover contribution as contemplated by Section 402(c) or 408(d)(3) of the Internal Revenue Code, or (ii) a direct transfer from a qualified plan by reason of a participant election pursuant to Section 401(a)(31) of the Internal Revenue Code.

          5.4 Non-Deductible Participant Contributions - Non-deductible Participant contributions (permitted under the Plan prior to January 1, 1987), together with Trust income and loss allocable thereto, shall be accounted for separately in the Non-Deductible Contributions Account of the contributing Participant, which Account shall be fully vested at all times and shall be governed by principles similar to those set forth in Section 5.2(c).


                                 ARTICLE VI

                            Allocation of Funds


          6.1  Allocation of Company Contributions - As of each Valuation
Date:

               (a) Matching Company Contributions - Matching Company contributions for the Plan Year ending on the day preceding the Valuation Date shall be credited to the Immediate Vest Company Contributions Account of each eligible Participant in the manner described in Section 5.1(a).

               (b) Discretionary Contributions - Subject to Section 6.1(d), the Company contribution, if any, contributed pursuant to Section 5.1(b) for the Plan Year ending on the day preceding the Valuation Date shall be allocated among the Company Contributions Accounts of the eligible Participants according to that proportion which the Compensation of each such Participant for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. Each Participant's allocable share of the Section 5.1(b) contribution shall be further allocated as follows:

                    (i) So much of his share of said contribution as does not exceed a percentage of his Compensation for the Plan Year shall be credited to his Immediate Vest Company Contributions Account. In the absence of a different percentage being designated by the Company (not later than the Valuation Date) with respect to the Plan Year, the percentage will be that percentage, if any, of the contribution which, if allocated pursuant to this clause (i), would cause at least one of the tests set forth in Section 401(k)(3)(A) to be met without distributing excess deferrals to Participants (as described in Section 5.2(a)(ii)(A)), and without making deficiency contributions (as described in Section 5.1(c)).

                   (ii) The portion, if any, of his share of said contribution as is in excess of the percentage described in clause (i) of his Compensation for the Plan Year shall be credited to his Graded Vest Company Contributions Account.

                    Subject to Section 3.3, eligible Participants entitled to an allocation of the contribution made pursuant to Section 5.1(b) for the Plan Year ending on the day preceding the Valuation Date shall consist of all Participants who completed a Year of Service with respect to the Plan Year, but excluding any Participant who was not in the employ of the Company on the last day of the Plan Year, unless his employment terminated by reason of retirement, disability or death.

                    Additionally, if the failure to treat Part-Time or Terminated Participants as eligible Participants would cause the Plan to fail to meet the coverage or participation requirements of
Section 410(b) or 401(a)(26) of the Internal Revenue Code for the
Plan Year, then: (i) all Part-Time Participants shall be deemed to be eligible Participants for the Plan Year, and (ii) if the Section 410(b) or 401(a)(26) requirements have not been met even after inclusion of the Part-Time Participants, all Terminated Participants shall also be deemed to be eligible Participants for the Plan Year. Solely for this purpose: (i) Part-Time Participants shall be defined as all Participants who were in the employ of the Employer Group on the Valuation Date but who failed to complete a Year of Service during the Plan Year, and (ii) Terminated Participants shall be defined as all Participants who terminated employment with the Employer Group during the Plan Year, after having completed more than 500 Hours of Service during the Plan Year, and who were not in the employ of the Employer Group on the last day of the Plan Year.

               (c) 401(k)/(m) Test Deficiency Contributions - The Company contribution, if any, contributed for the Plan Year pursuant to Section 5.1(c) shall be allocated among the eligible Participants on a per capita basis. Each eligible Participant's allocable share of the Section 5.1(c) contribution shall be credited to his Compensation Deferral Account.

                    Eligible Participants entitled to an allocation of the
Section 5.1(c) contribution for the Plan Year shall consist of all Participants, other than Participants who are Highly-Compensated Employees, who are included in the tests described in Section 401(k)(3)(A) or 401(m)(2)(A), as the case may be, of the Internal Revenue Code and who made Section 5.2(a) contributions for the Plan Year, but excluding any Participant who was not in the employ of the Company on the last day of the Plan Year.

               (d) Minimum Top Heavy Allocation - For any Plan Year with respect to which the Plan is a Top Heavy Plan, the Section 5.1(b) contribution (as increased by forfeitures) allocated to the Accrued Benefit of any Minimum Contribution Participant shall not be less than the Minimum Contribution Percentage multiplied by his Minimum Contribution Earnings for the Plan Year. For this purpose:

                    (i) "Minimum Contribution Participant" means any individual, other than a Key Employee, who was a Participant for benefit accrual purposes pursuant to Section 3.3 during the Plan Year and who was employed by the Employer Group on the last day of the Plan Year, regardless of whether or not he completed a Year of Service with respect to the Plan Year or his Compensation is less than any stated amount.

                   (ii) "Minimum Contribution Percentage" means whichever of the following percentages is applicable: (i) 3%; (ii) unless this Plan enables a defined benefit plan, which is a member of a Required Aggregation Group including this Plan, to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code, such lesser percentage as is determined by dividing the Section 5.1 and 5.2 contributions (as increased by forfeitures) allocated to the Accrued Benefit of the Key Employee who receives the highest such allocation (as a percentage of his Minimum Contribution Earnings) for the Plan Year by his Minimum Contribution Earnings for the Plan Year, considering for this purpose all Key Employees participating in this Plan and in any other defined contribution plan in a Required Aggregation Group which includes this Plan; or (iii) such greater percentage as may be required to meet the requirements of Section 416(c) and (f) of the Internal Revenue Code when taking into account any other Retirement Plans of the Employer Group.

                  (iii) "Minimum Contribution Earnings" means the lesser of: (i) the Compensation Limit, or (ii) the Participant's Top Heavy Compensation.

                   This Section 6.1(d) shall not apply to any Participant for a Plan Year to the extent that such Participant is credited with contributions and/or benefits which meet the minimum requirements of
Section 416(c), (e) and (f) of the Internal Revenue Code under one or more Retirement Plans of the Company or any other member of an Employer Group which includes the Company.

          6.2 Allocation of Earnings or Losses of Trust - Subject to the provisions of Section 10.16, as of each Valuation Date and Special Valuation Date, the net earnings or losses of the Trust (including capital gains and losses, whether or not realized) since the preceding Valuation Date or Special Valuation Date, whichever last occurred, shall be allocated among all Participants in accordance with the ratio which the Accrued Benefit of each Participant, determined as provided herein, bears to the aggregate of all such Accrued Benefits so determined. For purposes of this allocation, the Accrued Benefit of each Participant will consist of the balances in all of the functional accounts contained therein as of the preceding Valuation Date or Special Valuation Date, whichever last occurred, adjusted: (i) by excluding therefrom the value of any Policy purchased for such Participant,
(ii) pursuant to the next paragraph, and (iii) pursuant to Section 6.4; provided, however, that the allocation of earnings and losses, as herein provided, need not be made if the method used to account for the respective interest of each Participant is such that, in an equitable manner, it includes a revaluation at current market values of each such interest as of each valuation date (e.g., the Unit Method of accounting).

               In its allocations of income, gains or losses, and changes in value occurring in the Trust, the Trustees may make reasonable assumptions as to the timing of contributions received, and transfers and distributions made, between valuation dates.

               In the event that the Company contributes all or any part of a
Section 5.1 contribution prior to the date as of which it is to be allocated among the Accrued Benefits of the eligible Participants, the Trustees shall establish, as part of the Trust, a separate suspense account to which such advance contribution will be credited when received by the Trustees until the date as of which it is to be allocated. The suspense account may be held in cash or it may be invested by the Trustees, in which case any suspense account earnings between the date or dates of contribution and the date of allocation shall be allocated in the manner described in the first paragraph of this Section 6.2, except that: (i) any Holding Company Stock which is contributed by the Company, or purchased with cash contributed by the Company, prior to the allocation date shall be allocated on the basis of its fair market value on the allocation date, and (ii) any cash dividends on such Holding Company Stock shall be allocated in the same manner as the Holding Company Stock itself is allocated.

          6.3 Valuations - In determining the earnings or losses of the Trust, the Trust (excluding Policies and/or Holding Company Security Accounts) shall be valued at fair market value, as of each Valuation Date and Special Valuation Date.

          6.4 Accounting for Distributions - As of the preceding Valuation Date or Special Valuation Date, whichever last occurred, all withdrawals and distributions made to a Participant or his Beneficiary, all transfers to Segregated Accounts and/or Holding Company Security Accounts, and all disbursements for Policy premiums and other separately identifiable charges, shall be charged to such Participant's Accrued Benefit.

          6.5 Allocation Not Equivalent of Vesting - The fact that an allocation has been made, as hereinabove provided, will not operate to vest in a Participant any right, title or interest in and to any assets of the Trust. Vesting of such assets shall be accomplished at the times and on the contingencies hereinafter set forth.

          6.6 Separate Accounts - A separate account shall be established and maintained to reflect the Accrued Benefit for each Participant, with Accounts to separately show the divisions described in Section 2.1.

          6.7 Interim Valuations - In the event it is determined that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the Valuation Date or prior Special Valuation Date upon which the distribution is to be based, the Company, in its discretion, shall have the right to designate any date in the interim as a Special Valuation Date for the purpose of revaluing the Trust so that the Accrued Benefit from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value. Similarly, the Company may provide for regular interim valuations (e.g. designation of the last day of each fiscal quarter as a Special Valuation Date) without regard to the materiality of changes in the value of the Trust.

          6.8 Maximum Limitation on Annual Additions - Notwithstanding any Plan provisions to the contrary:

               (a)  To the extent necessary to prevent disqualification under
Section 415 of the Internal Revenue Code, the maximum Annual Additions which may be credited to the Accrued Benefit of any Participant in any Limitation Year (hereafter referred to as the "Maximum Addition") shall be equal to the lesser of: (i) the greater of $30,000.00 (such amount, as adjusted by C/L Increases, hereafter referred to as the "Dollar Limit"), or (ii) 25% of his Remuneration for the Limitation Year (hereafter referred to as the "Remuneration Limit"). Annual Additions shall be defined as the Section
5.1 and 5.2 contributions (other than excess deferrals distributed to the Participant pursuant to Section 5.2(a)(ii)(B) not later than April 15 following the close of the Participant's taxable year in which the deferrals were made), together with forfeitures, allocable to the Participant's Accrued Benefit for the Limitation Year. Limitation Year shall be defined as the twelve month period beginning January 2 and ending on the following
January 1 (except as otherwise provided by Plan amendment or written resolution of the Company).

               (b) Except as provided in the remainder of this Section 6.8(b), contributions for and/or allocations to the Accrued Benefit of any Participant, otherwise provided for or permitted by the Plan, shall be reduced or eliminated to the extent necessary to implement the limitations described in Section 6.8(a), and any unallocable amounts generated thereby shall instead be allocated to the Accrued Benefits of the remaining Participants in accordance with Section 6.1(b) (but only to the extent that such allocation does not cause the limits set forth in this Section 6.8 to be exceeded with respect to any such Participant). If, for any Limitation Year, the Maximum Addition is exceeded by reason of: (i) forfeitures,
(ii) a reasonable error in estimating a Participant's Remuneration, (iii) a reasonable error in determining the amount of Section 5.2 compensation deferrals that may be made with respect to a Participant under the limits described in Section 6.8(a), or (iv) other circumstances approved by the Internal Revenue Service, then, subject to the right of the Company to reallocate any portion of the excess generated by Section 5.1(b) contributions pursuant to the preceding sentence in the Limitation Year in which the excess was generated, such excess shall be applied as follows:
(i) any portion of the excess generated by Section 5.2 compensation deferrals, plus any investment gains or other income attributable thereto, shall be distributed to the Participant to the extent that the distribution would reduce the excess in the Participant's Account, (ii) if the Participant is covered by the Plan as of the end of the Limitation Year in which the excess arose, the excess shall (subject to the restrictions set forth in this Section 6.8) be applied as soon as possible to reduce Section 5.1 contributions allocable in subsequent Limitations Years to the various Accounts in the Participant's Accrued Benefit representing Section 5.1 contributions, in the same proportions as existed for the Participant in the Limitation Year in which the excess arose, or (iii) if the Participant is not covered by the Plan as of the end of the Limitation Year in which the excess arose, or as of the end of any subsequent Limitation Year in which the contribution reduction described in clause (ii) would otherwise apply to him (as the case may be), such excess shall be held unallocated in a suspense account and (subject to the restrictions set forth in this Section 6.8) applied as soon as possible to reduce Section 5.1 contributions allocable to the remaining Participants in such subsequent Limitation Years, through allocations to be made prior to any contributions which would constitute Annual Additions for such subsequent Limitation Years. No investment gains or losses or other income shall be allocated to the suspense account, and funds in the account may not be distributed to Participants or Beneficiaries, but any balance which may be in the account upon termination of the Plan will revert to the Company. For purposes of this Section 6.8(b), in the absence of any Company determination to the contrary, excess amounts shall be deemed to have been generated, first, by Section 5.2 compensation deferrals, and second, by Section 5.1 contributions.

               (c) Except as otherwise provided by Section 415 of the Internal Revenue Code, in any case in which an individual has at any time participated in a defined benefit plan and a defined contribution plan maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed
1.0.  For this purpose:

                    (i) The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the projected annual benefit (assuming continued employment until normal retirement date and constancy of all relevant factors) of the individual under the plan (determined as of the close of the Limitation Year), and the denominator of which is the lesser of (A) or (B), where (A) is 1.25 times the dollar limit for such Limitation Year under Section 415(b)(1)(A) of the Internal Revenue Code, and (B) is 1.4 times the remuneration limit for such Limitation Year under Section 415(b)(1)(B) of the Internal Revenue Code. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the individual's Accrued Benefit as of the close of the Limitation Year, and the denominator of which (unless the Company elects otherwise pursuant to Section 415(e)(6) of the Internal Revenue Code) is the sum of the lesser of (A) or (B), determined separately for such Limitation Year and for each prior Limitation Year during which the individual had any Hours of Service, where (A) is 1.25 times the Dollar Limit for the applicable Limitation Year, and (B) is 1.4 times the Remuneration Limit for such individual for the applicable Limitation Year. In the event that the aforesaid 1.0 limitation has been exceeded, provisions contained in the defined benefit plan to freeze or reduce the rate of benefit accrual to a level necessary to prevent disqualification under Section 415 of the Internal Revenue Code shall be applied prior to application of provisions contained in the defined contribution plan to freeze or reduce annual additions to a level necessary to prevent such disqualification.

                   (ii) Except as otherwise provided in Section 416(h)(3) of the Internal Revenue Code, for any Limitation Year which includes the first day of a Plan Year for which the Plan is a Top
Heavy Plan, Section 6.8(c)(i) shall be applied by reducing the 1.25 factor to 1.0 in each of the two places it appears; provided, however, that this Section 6.8(c)(ii) may be disregarded for any Plan Year for which the Plan is not a Super Top Heavy Plan if, with respect to such Plan Year: (i) the requirements of Section 6.1(d) would be met if the 3% minimum contribution percentage set forth therein were one percentage point higher, and (ii) similar one percentage point additional minimum contribution or benefit accrual requirements are met by any other Retirement Plan in a Required Aggregation Group which includes this Plan, except to the extent that (iii) such requirements are eliminated by rules under
Section 416(f) of the Internal Revenue Code which preclude duplication of required minimum contributions or benefit accruals.

               (d) In addition to the foregoing, the Maximum Addition shall be reduced, to the extent necessary to prevent disqualification of the Plan under Section 415 of the Internal Revenue Code, with respect to any Participant who is also a participant in: (i) any other tax-qualified defined contribution plan maintained by the Company; (ii) any tax-qualified pension plan maintained by the Company in which an individual medical benefit account (as described in Section 415(l) of the Internal Revenue Code) has been established for him; (iii) any welfare plan maintained by the Company in which a separate account (as described in Section 419A(d) of the Internal Revenue Code) has been established to provide post-retirement medical benefits for him; and/or (iv) any retirement or welfare plan, as aforesaid, maintained by a Related Employer.

               If the Employer Group maintains one or more defined contribution plans in addition to this Plan, and one or more individuals participates in both plans in the same Limitation Year, the provisions of
Section 6.8(b) of this Plan shall not be applied until after the application of similar provisions in the other plan or plans.

          6.9 Right of Participants to Specify Investments - Subject to such limitations as may from time to time be required by law, imposed by the Company or the Trustees or contained elsewhere in the Plan (including dollar, percentage or other limits with respect to any investment category or on the portion of the Trust to which this Section 6.9 shall be applicable), and subject to such operating rules and procedures as may be imposed from time to time by the Company or the Trustees, each Participant (including for this purpose Beneficiaries and/or an alternate payee under a qualified domestic relations order in which a Participant's Accrued Benefit has been validly divided into separate Accrued Benefits for the Participant and the alternate payee) shall have the right to designate the percentage of his Accrued Benefit which is to be invested in any one or more Separate Investment Funds as may be made available from time to time by the Trustees, pursuant to
Section 10.16, and shall have the right to thereafter designate amounts to be withdrawn from any one or more Separate Investment Funds and invested in one or more other Separate Investment Funds then available, in accordance with the following:

               (a) Except as the Company shall otherwise determine, any initial or subsequent investment designation shall be in writing, on a form supplied by and filed with the Company, and shall be effective as of the next Designation Date which is at least 15 days after the date of receipt of such designation by the Trustees (for which purpose the 15th day of each month shall be deemed to be 15 days before the first day of the next month), or such earlier date as may be permitted by the Trustees. Alternatively, the Company may provide for telephone or other electronic investment designations to the extent that such facilities are made available by the funding agency, and may establish (and thereafter change) an annual limit on the number of designations that may be made by any Participant.

               (b) Except as the Company shall otherwise determine, each Participant shall be allowed only one Designation Date in each calendar quarter.

               (c) All contributions and other amounts added to a Participant's Accrued Benefit (except for investment earnings) shall be allocated among the Separate Investment Funds in accordance with the then effective investment designation. Except as the Company shall otherwise determine, any distributions shall be taken proportionately from each Separate Investment Fund in which the Accrued Benefit is invested at the time of the distribution. As of the effective date of any new investment designation, the entire balance of the Participant's Accrued Benefit at that date shall be reallocated among the designated Separate Investment Funds according to the percentages specified in the investment designations (unless the Company permits, and the Participant has designated, different allocations as between existing balances and future contributions), but no reallocations of the Participant's

Accrued Benefit are to be made merely to adjust for disproportionate investment growth among such funds (other than in response to a subsequent investment designation filed with respect to the Participant's Accrued Benefit).

               In any case where separate investment category designations are required pursuant to Section 6.9(g) for a Participant's Participant Contributions Accounts and his Company Contributions Accounts, each such investment category designation shall be administered separately pursuant to this Section 6.9(c).

               (d) In the event the Company receives an initial or revised investment designation which it deems to be incomplete, unclear, not in accordance with procedures established pursuant to this Section 6.9, or otherwise improper, the Participant's investment designation then in effect shall remain in effect (or, in the case of a deficiency in an initial designation, the Participant shall be deemed to have filed no designation) until the next Designation Date, unless the Company provides for, and permits the application of, corrective action prior thereto.

               (e) The Company, at any time and in its sole discretion, may suspend or terminate the operation of this Section 6.9 in its entirety or with respect to a portion of the Trust.

               (f) It is intended that all Participants be required to direct the investment of their Accrued Benefits to the extent set forth in this Section 6.9. In the event that the Trustees possess at any time instructions as to the investment of less than all of a Participant's Accrued Benefit, the Participant shall be deemed to have designated that the non-directed portion of his Accrued Benefit be invested in accordance with
Section 10.3. To the extent that the Trustees find it to be administratively appropriate to hold a portion of the Trust out of the operation of this
Section 6.9, or to the extent that the operation of this Section 6.9 is suspended or terminated with respect to any portion of the Trust as aforesaid, investment shall be in accordance with Section 10.3.

               (g) In the case of any Participant whose Accrued Benefit consists in part of Participant Contributions Accounts, and who desires to designate the investment of some or all of his Company Contributions Accounts in the Holding Company Stock Fund, he shall be required to file two separate investment designations, one specifying the percentages of his Company Contributions Accounts which are to be allocated to each of the Separate Investment Funds, and the other specifying the percentages of his Participant Contributions Accounts which are to be allocated to each of such Separate Investment Funds other than the Holding Company Stock Fund. Under no circumstances shall a Participant be permitted to designate the investment of any of his Participant Contributions Accounts in the Holding Company Stock Fund. In the case of any Participant having separate investment designations in effect for his Company Contributions Accounts and his Participant Contributions Accounts, and who files a new investment designation with no investment in the Holding Company Stock Fund, then such new designation shall be deemed to terminate the separate investment designation for his Participant Contributions Accounts whether or not expressly so stated.

               This Section 6.9(g) shall not be operative if, and so long as, the Holding Company has taken such actions as it may determine to be necessary or advisable under applicable federal and state securities and other laws to permit use of Participant contributions and deferrals to acquire interests in the Holding Company Stock Fund.

          6.10 Erroneous Allocations - If it is determined at any time that an error has been made in allocating contributions or other items among the Participants' Accrued Benefits, or by excluding any Participant from an allocation he should have received, then the Company, in its sole discretion (but consistent with its intent to maintain the tax-qualified status of the Plan), shall determine the manner in which that error is to be corrected, and any Participant's Accrued Benefit may be adjusted, if necessary, to correct the error.


                                ARTICLE VII

                          Entitlement to Benefits


          7.1 Retirement - Every Participant who has not otherwise ceased to be employed by the Employer Group shall be deemed to have reached retirement upon the attainment of his 65th birthday, or, if he remains in the employ of the Employer Group after such date, the effective date of his actual retirement. As of the date of his retirement, or such earlier date as may be required by the minimum distribution requirements described in Section 8.2(b), such retired Participant shall be entitled to the full value of his Accrued Benefit (which shall be deemed to be 100% vested upon the Participant's 65th birthday, whether or not he remains in the employ of the Employer Group thereafter), payable according to the provisions of ARTICLE VIII.

          7.2 Disability - If a Participant who has not otherwise ceased to be employed by the Employer Group shall become totally and permanently disabled, and if proof of such disability satisfactory to the Company shall be furnished (which proof shall include a written statement of a licensed physician appointed or approved by the Company), such Participant, as of the date of determination by the Company of his disability, shall be entitled to the full value of his Accrued Benefit (which shall be deemed to be 100% vested), payable according to the provisions of ARTICLE VIII (for which purpose the disability determination date shall be deemed to be his termination of employment date). Total and permanent disability shall mean a medically determinable physical or mental impairment which can be expected to result in death or to last at least twelve months, and by reason of which the Participant will be prevented from performing his usual duties or any other similar duties available in the Company's employ.

          7.3 Death - Upon the death of a Participant who has not otherwise ceased to be employed by the Employer Group, the full value of his Accrued Benefit (which shall be deemed to be 100% vested) shall become payable, according to the provisions of ARTICLE VIII, upon submission of proof of death satisfactory to the Company.

          7.4 Other Terminations - Except as otherwise provided in the last paragraph of this Section 7.4, in the event of a Participant's termination of employment with the Employer Group for any reason other than retirement, disability or death, then, as of the date of his termination, he shall become entitled to the vested portion of his Accrued Benefit, payable according to the provisions of ARTICLE VIII. The vested portion of a Participant's Accrued Benefit shall be determined as follows:

               (a) The Participant shall at all times be 100% vested in the following portions of his Accrued Benefit: Compensation Deferral Account, Immediate Vest Company Contributions Account, Non-Deductible Contributions Account, Pre-Merger Matching Contributions Account (Western) and
Rollover/Transfer Account.

               (b) The Participant shall acquire a vested interest in his Graded Vest Company Contributions Account, determined on the basis of his number of Years of Service (other than those disregarded pursuant to Section 3.2(b)), according to the following schedule:

                                Years of             Percentage
                                Service                Vested

                          Less than 2                     0%
                                    2                    10%
                                    3                    20%
                                    4                    40%
                                    5                    60%
                                    6                    80%
                                    7 or more           100%

          (c) For any Plan Year with respect to which the Plan is a Top Heavy Plan, the following vesting schedule shall be substituted for the vesting described in (b) above with respect to any Participant who completes at least one Hour of Service after the Plan becomes a Top Heavy Plan:

                                Years of               Percentage
                                Service                  Vested

                          Less than 2                     0%
                                    2                    20%
                                    3                    40%
                                    4                    60%
                                    5                    80%
                                    6 or more           100%

Once effective, the vesting schedule set forth herein shall not revert to the non-Top Heavy vesting described above in the absence of a Plan amendment which meets the requirements of the last paragraph of this Section 7.4.

               In the event of a termination of employment described in this
Section 7.4 at a time when a Participant's Graded Vest Company Contributions Account shall not yet be 100% vested, then, as of the forfeiture date set forth in Section 8.5, that portion which shall not have vested shall be forfeited by him. The aggregate of forfeitures occurring in any Plan Year shall be used pursuant to Section 3.2(e) and, thereafter, treated as an additional Section 5.1(b) contribution to the Trust by the Company and allocated among the remaining eligible Participants in like manner as a discretionary Company contribution attributable to the Plan Year in which the forfeitures occurred.

               No vesting amendment (i.e., a Plan amendment changing the Plan's vesting schedule, or which directly or indirectly affects the computation of a Participant's vested percentage) may reduce the vested percentage of the Participant's Accrued Benefit determined as of the later of the date the amendment is adopted or it becomes effective. Further, in the event of the adoption of a vesting amendment, each Participant shall have the right to elect (irrevocably, except as the Company shall otherwise permit) to have the vested percentage of his Accrued Benefit determined under the vesting schedule in effect prior to the amendment, which right shall be exercised, if at all, by the filing of written notice with the Company during the period beginning with the date of adoption of the amendment and ending
60 days after the latest of the said adoption date, the effective date of the amendment, or the date the Participant receives written notice of the amendment; provided, however, that the right to elect applies only to individuals: (i) who are Participants when the election is made, (ii) who have completed three Years of Service on or before the later of the adoption or the effective date of the amendment, and (iii) other than any individual whose vested percentage under the amended vesting schedule cannot at any time be less than his vested percentage under the prior vesting schedule. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five" for "three".

               With respect to the portion of a Participant's Accrued Benefit consisting of his Compensation Deferral Accounts, as well as his Company Contributions Accounts to the extent that they are subject to utilization in the Section 401(k)(3)(A) testing described in Section 5.2(a)(iii), the Participant shall not be deemed to have incurred a termination of employment with the Employer Group unless the termination constitutes a "separation from service" within the meaning of, or is in conjunction with a corporate transaction described in, Sections 401(k)(2)(B) and 401(k)(10) of the Internal Revenue Code.

          7.5  Financial Hardship Distributions -

               (a) General - In addition to the in-service withdrawal rights described in Section 7.6, in the event of Financial Hardship (as hereinafter defined), a Participant may apply to the Company for a distribution of all or any part of his Available Hardship Amount (as hereafter defined). After considering all relevant facts and circumstances (but only to the extent described herein), the Company shall have the right, in its discretion but based solely on the standards set forth herein, to allow distribution of all or any part of the sum requested, or to refuse to allow any distribution. Upon a finding of Financial Hardship, and upon a further finding that the distribution is necessary to alleviate the Financial Hardship, the Company shall instruct the Trustees to make the appropriate distribution, subject to
Section 8.6, to the Participant from his Available Hardship Amount. In no event shall the aggregate amount of the distribution exceed the lesser of:
(i) the amount determined by the Company to be necessary to alleviate the Participant's Financial Hardship, and which is not reasonably available from other resources of the Participant, or (ii) an amount equal to the Participant's Available Hardship Amount.

               For purposes of this Section 7.5 and Section 10.17(h), with respect to any Participant who is insolvent (as determined by the Company utilizing appropriate principles of federal or state law), a "distribution" shall be deemed to include a direct offset of all or any part of the principal and accrued interest on a defaulted Participant loan.

               (b) Source of Distribution - A Participant's Available Hardship Amount shall be defined as: (i) his total Section 5.2 compensation deferral contributions as of the date of the distribution, reduced by the amount of previous Financial Hardship distributions, (ii) the net income credited to his Compensation Deferral Account as of December 31, 1988, and
(iii) the vested portion of his Pre-Merger Profit Sharing Account (York), the value of which shall be based upon the evaluation of the Trust made as of the Valuation Date or Special Valuation Date, whichever last occurred, coincident with or otherwise immediately preceding the date of payment (except that any amount invested in a Segregated Account shall be valued as closely as possible (consistent with normal administrative procedures) before the date of distribution), but adjusted for subsequent distributions and withdrawals. Except as the Company shall otherwise determine, the distribution shall be taken proportionately from all of the Separate Investment Funds in which the Participant's Accrued Benefit is invested.

               (c) Financial Hardship - "Financial Hardship" shall be defined as: (i) expenses for medical care described in Section 213(d) of the Internal Revenue Code previously incurred by the Participant, his spouse or his dependents (as defined in Section 152 of the Internal Revenue Code), or necessary for such persons to obtain such medical care; (ii) costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments); (iii) payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Participant or his spouse, his children, or his dependents (as defined in Section 152 of the Internal Revenue Code); or (iv) payments necessary to prevent the eviction of the Participant from, or foreclosure of the mortgage on, his principal residence. Financial Hardship shall include any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution.

               (d) Necessity for Distribution - A distribution will be deemed to be necessary to alleviate the Participant's Financial Hardship only to the extent that the need cannot be met from other resources reasonably available to the Participant (including assets of his spouse and minor children not held in trust or under the Uniform Gifts to Minors Act and otherwise reasonably available to the Participant). This standard shall be deemed to have been met only in the event of compliance with both of the following paragraphs:

                    (i) The Company is provided with evidence that establishes the amount of the Participant's Financial Hardship.

                   (ii) The following requirements are met: (A) the distribution is not in excess of the Participant's Financial Hardship, (B) the Participant has obtained all non-hardship distributions, and all non-taxable loans, currently available from any retirement plan maintained by the Company, (C) the Participant has liquidated all funds available from any investment or similar account maintained by or through any member of the Employer Group (e.g., IRA accounts, customer accounts, stock purchase plan accounts), and (D) Section 5.2 compensation deferrals on behalf of the Participant, as well as any compensation deferrals or employee contributions by or for the Participant under any other qualified or non-qualified deferred compensation plan maintained by the Company, are suspended (under the terms of the plan or an otherwise legally enforceable agreement) for not less than twelve months after receipt of the distribution and are further limited so that the compensation deferrals made during the Participant's taxable year in which he receives the distribution and his following taxable year do not exceed the limitation described in Section 5.2(a)(ii)(B) for the following taxable year.

          7.6  Other In-Service Withdrawals -

               (a) In-service withdrawals shall be subject to Section 8.6 and to the following:

                    (i) Any Participant who has attained age 59-1/2 may withdraw from his Rollover/Transfer Account, his Compensation Deferral Account and/or his Pre-Merger Matching Contributions Account (Western) any amount not in excess of the value of the Account. However, the right of withdrawal shall not apply to any portion of the Rollover/Transfer account attributable to any direct transfer (other than a direct transfer by reason of a participant election pursuant to Section 401(a)(31) of the Internal Revenue Code), except to the extent expressly so provided in any provision of the Plan relating to such direct transfer.

                   (ii) A Participant may withdraw from his Non-Deductible Contributions Account any amount not in excess of the value of the Account.

               (b) The Company shall have the right to determine the date or dates as of which withdrawals will be permitted, but at least one such withdrawal date shall be provided in any Plan Year; regardless of the number of withdrawal dates which are so provided, an individual Participant shall not be permitted to make more than one Section 7.6(a) withdrawal in any Plan Year. All such withdrawals must be preceded by the receipt by the Company of a written withdrawal request from the Participant.

               (c) For purposes of withdrawals described in Section 7.6(a), the value of the Participant's Accounts shall be based upon the evaluation of the Trust made as of the Valuation Date or Special Valuation Date, whichever last occurred, immediately preceding the date of payment (except that any amount invested in a Segregated Account shall be valued as closely as possible (consistent with normal administrative procedures) before the date of distribution), but adjusted for any subsequent distributions and withdrawals. Except as the Participant shall otherwise determine, the withdrawal shall be taken proportionately from all of the Separate Investment Funds in which the Participant's Accrued Benefit is invested.


                           ARTICLE VIII

                     Distribution of Benefits


          8.1  Amount - Except as otherwise provided in the remainder of this
ARTICLE VIII, upon a Participant's termination of employment with the Employer Group he (or his Beneficiary) shall become entitled to receive the vested portion of his Accrued Benefit, payable in accordance with Section 8.2 or 8.4, as the case may be. Determination of the amount to be distributed shall be based upon the following:

               (a) Determination of the amount to be distributed shall be based upon the evaluation of the Trust made as of the Valuation Date or Special Valuation Date coincident with or otherwise immediately following the date of termination of employment.

               (b) If a Participant who is entitled to a distribution pursuant to Section 8.1(a) is also entitled to a Company contribution that has not yet been allocated to his Accrued Benefits when the distribution is due to be paid, he shall nevertheless receive an initial distribution calculated and made pursuant to Section 8.1(a), to be thereafter followed by a distribution or distributions, as the case may be, based upon his share of the subsequent Company contribution.

               (c) Notwithstanding the foregoing: (i) if one or more Valuation Dates or Special Valuation Dates have occurred between the Valuation Date or Special Valuation Date described in Section 8.1(a) or
(b), as the case may be, and the date distribution is made (or commenced), the distribution shall be based upon the evaluation of the Trust as of the Valuation Date or Special Valuation Date, whichever last occurred, immediately preceding the date of distribution (or commencement of distribution), (ii) any distribution based upon an amount invested in a Segregated Account shall be valued as closely as possible (consistent with normal administrative procedures) before the date of distribution, and
(iii) the Participant's Accrued Benefit will be appropriately adjusted for any contributions, distributions and withdrawals between the date as of which it is valued and the date of distribution.

          8.2  Method of Payment - The Company shall give to the
Trustees such directions and information as may be necessary for the Trustees to make the distributions described in this Section 8.2.
Each such distribution: (i) shall be made in a single lump sum unless the vested portion of the Participant's Accrued Benefit is (or at the time of any prior distribution was) greater than $3500.00 and he elects to receive the distribution in a fixed number of annual installments; and (ii) shall be made in cash, except that, to the extent that the Participant's Accrued Benefit is invested in shares of a Legg Mason mutual fund that so permits, the Participant may elect, by written notification to the Company as part of his election of method of payment, to have those shares distributed in kind, but only if the distribution is to be a rollover to an IRA maintained by a member of the Employer Group.

               Subject to, and in accordance with, regulations issued by the Internal Revenue Service, the Company, not less than 30 nor more than 90 days before the actual distribution is made or commenced (or, if so elected by the Company, the Participant's Benefit Commencement Date), will provide the Participant with a written notice containing a general description of the material features and relative values of his benefit options and his rights with respect thereto. However, the distribution may commence less than 30 days after the notice has been provided if: (i) the Company informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider (as applicable) which distribution option to elect and/or the timing thereof, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. The election by the Participant to receive his distribution in installments must be in writing and filed with the Company not more than 90 days prior to the Participant's Benefit Commencement Date and not before his receipt of the aforesaid notice.

               Distribution of the Accrued Benefit of a Participant shall be subject to the following:

               (a) Installment Payments - If the distribution is to be in annual installments, the Participant shall determine the number of such installments. In the discretion of the Company, the total to be so distributed shall either: (i) continue to be invested in those assets currently retained in the Trust, in which case any income, gain or loss attributable thereto (but not Company contributions or forfeitures) shall be reflected in the installment distributions, in such equitable manner as the Trustees shall determine, or (ii) be transferred to a Segregated Account.

               (b) Minimum Distribution Requirements - Notwithstanding any other provision in the Plan to the contrary, distribution shall be made only in accordance with regulations prescribed by the Internal Revenue Service under Section 401(a)(9) of the Internal Revenue Code. To the extent required thereby, distribution of benefits shall comply with the following:

                    (i)     Except as otherwise provided in (iii), (v) or
(vii) below, distribution shall begin not later than the calendar year (hereinafter referred to as the "Commencement Year") in which the Participant reaches age 70-1/2. Distribution shall be made over a period certain not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary, as described in Treasury Regulation Section 1.401(a)(9)-1, or, if shorter, the alternate period described in Treasury Regulation Section 1.401(a)(9)-2.

                   (ii) The amount to be distributed during each calendar year (hereinafter referred to as a "Payment Year") beginning with the Commencement Year, shall be at least equal to the lesser of: (i) the Participant's total undistributed Accrued Benefit, or (ii) an amount equal to the quotient obtained by dividing the Participant's Accrued Benefit by the lesser of: (A) the applicable life expectancy, or (B) unless the Participant's Beneficiary is his spouse, the "applicable divisor" as determined under Treasury Regulation Section 1.401(a)(9)-2. For this purpose:

                            (A)  Life expectancies shall be determined
pursuant to Treasury Regulation Section 1.401(a)(9)-1, using the appropriate expected return multiples in Treasury Regulation Section 1.72-9 (or any regulation or other Internal Revenue Service-approved source substituted therefor). For the Commencement Year, life expectancy shall be based upon the Participant's (and the Beneficiary's) attained age as of the Participant's birthday (and his Beneficiary's birthday) in the Commencement Year. For each succeeding Payment Year:

                                 (1)  The life expectancy of the Participant,
or the joint life and last survivor expectancy of the Participant and his spouse, shall be annually recalculated based upon the Participant's (and his spouse's) attained age as of the Participant's birthday (and the spouse's birthday) in the calendar year to which such recalculation is applicable.

                                 (2)  The life expectancy of a Beneficiary
who is not the Participant's spouse may not be annually recalculated, so that in determining the joint life and last survivor expectancy of the Participant and a non-spousal Beneficiary, the determination shall be based upon: (i) a recalculated life expectancy for the Participant based upon his age in the Payment Year, and (ii) a life expectancy for the Beneficiary based upon his age in the Commencement Year and then reduced by one for each Payment Year which has begun since the Commencement Year. The Beneficiary's reduced life expectancy shall be converted (through the appropriate annuity table) to an adjusted age to be utilized, together with the Participant's actual age, in determining the recalculated joint and last survivor expectancy.

                                 (3)  Notwithstanding (1) and (2) above, the
Participant shall have the right, by filing written notice with the Company prior to his Benefit Commencement Date, to elect that his life expectancy, and/or that of his spouse, shall not be annually recalculated, in which case the life expectancy determined for the Commencement Year shall be reduced by one for each Payment Year which has begun since the Commencement Year.

                            (B)  The Participant's Accrued Benefit shall be
valued as of the Valuation Date or Special Valuation Date, whichever last occurred, immediately preceding the first day of the Payment Year, adjusted for contributions and forfeitures allocated and distributions made after that valuation date.

                  (iii) A required distribution shall be deemed to have been made during the Commencement Year if actually made by the following April 1, but such delayed distribution shall not change the amount of such distribution, and the distribution otherwise required during the subsequent calendar year shall be calculated as if the first distribution had been made on the last day of the Commencement Year.

                   (iv) Benefits paid prior to the Commencement Year shall reduce the aggregate amount subject to (but shall not otherwise negate) the minimum distribution requirements described herein.

                    (v) Notwithstanding (i) above, the Commencement Year for any Participant who attained age 70-1/2 before January 1, 1988 shall be determined as follows:

                            (A)  Except as described in (B) below, his
Commencement Year shall be the later of the calendar year in which he attained age 70-1/2 or the calendar year in which he retires.

                            (B)  If the Participant is a 5% Owner, his
Commencement Year shall be the later of: (i) the calendar year in which he attained age 70-1/2, or (ii) the earlier of: (a) the calendar year in which he retires, or (b) the calendar year with or within which ends the Plan Year in which he becomes a 5% Owner. A "5% Owner" is any individual who, at any time on or after the later of the first day of the first Plan Year beginning after December 31, 1979 or the first day of the first Plan Year ending with or within the calendar year in which he attained age 66-1/2, owned or owns more than 5% of the Company, within the meaning of Section 416(i) of the Internal Revenue Code.

                   (vi) If the provisions of this Section 8.2(b) require the commencement of benefits to a Participant who has not yet retired, distribution shall be made or commenced in accordance with this ARTICLE VIII as if the Participant had retired on the last day of the Commencement Year (except that, notwithstanding the first paragraph of Section 8.1, his Accrued Benefit shall be valued in accordance with Section 8.2(b)(ii)(B)). However, notwithstanding the commencement of benefits pursuant to this Section 8.2(b), all other aspects of the Participant's Plan participation, including the crediting of additional contributions to his Accrued Benefit, shall continue in accordance with the remaining provisions of the Plan. Amounts credited to the Participant's Accrued Benefit after commencement of his benefits shall be distributed as follows:

                            (A)  If the original distribution was in a single
lump sum, then, in each Payment Year subsequent to the Commencement Year, the Participant shall receive a distribution of the entire amount in his Accrued Benefit, valued in accordance with Section 8.2(b)(ii)(B).

                            (B)  If the original distribution was in
installments, distribution of the Participant's Accrued Benefit (as increased by the additional credits) shall continue to be made in accordance with
Section 8.2(a) and this Section 8.2(b). However, the Participant shall have a one-time election, exercisable by delivery of a written notice to the Company at any time after he actually retires, to receive a lump sum distribution of his entire Accrued Benefit (determined in accordance with Section 8.1 as if the date of the Company's receipt of the written notice were the Participant's retirement).

                  (vii) Notwithstanding the foregoing, benefits payable to or on behalf of any Participant who had an Accrued Benefit as of December 31, 1983, and who, on or before such date, executed a valid, written designation of method of distribution (as described in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982) which complies with the incidental benefit requirements then in effect (i.e., Section 401(a)(9) of the Internal Revenue Code prior to amendment by the Deficit Reduction Act of
1984), and which specifies the time at which distribution will commence, the period over which distribution will be made, shall be paid in accordance with such designation (if such designation has not been revoked by the Participant) without regard to whether or not such designation complies with this Section 8.2(b); provided, however, that the Company may disregard such designation to the extent that it believes that distribution in accordance with such designation will adversely affect the Plan's tax-qualified status. If the designation is revoked after the date distribution is required to begin, the Plan shall distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed and which would have been required to have been distributed to meet the requirements of this Section 8.2(b) (without regard to this paragraph (vii)). Although any change in the designation will be considered to be a revocation, the mere substitution or addition of another Beneficiary will not be considered to be a revocation so long as such substitution or addition does not directly or indirectly (e.g., by altering the relevant measuring life) alter the period over which distribution is to be made.

          8.3 Timing of Benefit Commencement - Except as otherwise provided in the remainder of this ARTICLE VIII, the payment of benefits to each Participant will commence as soon as is administratively feasible after the date set forth in Section 8.1 as of which his distribution is to be evaluated, but subject to the following:

               (a) In no event (unless the Participant otherwise elects pursuant to any elective provision which may be then present in the Plan), shall benefits begin later than the 60th day after the close of the Plan Year in which occurs the latest of: (i) the date on which the Participant attains age 65 (or any earlier normal retirement age which may be then specified in the Plan); (ii) the tenth anniversary of the year in which the Participant commenced Plan participation; or (iii) the termination of the Participant's employment with the Employer Group.

               (b) Notwithstanding the foregoing, if the vested portion of a Participant's Accrued Benefit is (or at the time of any prior distribution was) greater than $3,500.00, no distribution of any part thereof (for any reason other than death) may be paid or begun prior to the last day of the Plan Year in which the Participant's 65th birthday occurs, without his written consent thereto not more than 90 days prior to his Benefit Commencement Date (and after receipt of notice of his right to defer provided by the Company during the notice period provided in Section 8.2).
In the absence of such consent, the Participant's Accrued Benefit shall, in the discretion of the Company, remain invested in the commingled Trust assets or be transferred to a Segregated Account.

               (c) In no event shall benefits begin later than the benefit commencement deadline described in Section 8.2(b).

               (d) In the event that a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code) validly requires payment of part or all of a Participant's Accrued Benefit to an alternate payee in a single lump sum distribution (and not in any other form) prior to the earlier of: (i) the earliest date benefits are payable under the Plan to the Participant or (ii) the later of the Participant's 50th birthday or the earliest date the Participant could begin receiving benefits under the Plan if he separated from service, such payment shall be made, and shall be based upon the Valuation Date or Special Valuation Date, whichever last occurred, immediately preceding the date of payment (except that any amount invested in a Segregated Account shall be valued as closely as possible (consistent with normal administrative procedures) before the date of distribution), but adjusted for subsequent distributions and withdrawals.

          8.4 Special Provisions - Death Benefits - The following provisions govern the payment of death benefits following the death of a Participant:

               (a) Upon the death of a Participant while in the active employ of the Employer Group, or after termination of employment but before commencement of his benefits, or before he has received all of the amount to which he is entitled pursuant to the option under which his benefits are being paid, the entire (or remaining) value of his Accrued Benefit (including insurance proceeds), to the extent vested prior to or as a result of his death, shall be paid: (i) to his surviving spouse, or (ii) if there is no surviving spouse or the surviving spouse has executed a written consent (in the presence of a Plan representative or a notary public) waiving the right to receive the death benefits in favor of one or more specific Beneficiaries or classes of Beneficiaries, to the person or persons designated in accordance with ARTICLE IX.

               (b) All death benefits payable pursuant to this Section 8.4 shall be paid in a single lump sum unless the Participant's Beneficiary (other than his surviving spouse) elects to receive payments in annual installments over a period not to exceed five years from date of death. Payment will be made or commenced within a reasonable period of time after the Participant's death (not to exceed 90 days unless necessary to value the benefit in accordance with Section 8.1 on the same basis as lifetime distributions to Participants, or except in unusual circumstances making payment within 90 days unreasonable or impossible).

               (c) All death benefits payable pursuant to this Section 8.4 shall be distributed only in accordance with regulations prescribed by the Internal Revenue Service under Section 401(a)(9) of the Internal Revenue Code. To the extent required thereby, such benefits shall be distributed in full not later than the last day of the calendar year containing the fifth anniversary of the death of the Participant.

          8.5 Special Provisions - Termination Benefits - If a Participant described in this Section 8.5 (or his Beneficiary) receives the vested portion of his Accrued Benefit not later than the end of the second Plan Year following the Plan Year in which his termination of employment with the Employer Group occurred, forfeiture of the non-vested portion of his Accrued Benefit shall occur (subject to restoration pursuant to Section 3.2(e)) as of the date on which the distribution is made. If, upon termination of employment with the Employer Group, a Participant has no vested interest in his Accrued Benefit, forfeiture of his entire Accrued Benefit shall occur (subject to restoration pursuant to Section 3.2(e)) as of the date of termination of employment with the Employer Group. In any other case involving a termination described in Section 7.4: (i) forfeiture of the non-vested portion of the terminated Participant's Accrued Benefit shall occur on the first to occur of the date of the Participant's death or the last day of the Plan Year in which the Participant incurs the last of five consecutive Breaks in Service, (ii) a separate Account shall be established for the Participant's Graded Vest Company Contributions Account as of the time of the distribution, and (iii) at any relevant time the vested portion of the separate Account shall be equal to an amount determined by the formula: P(AB + (R x D)) - (R x D), where P is the vested percentage at the relevant time, AB is the separate Account balance at the relevant time, D is the amount of the distribution, R is the ratio of the separate Account balance at the relevant time to the separate Account balance after distribution, and the relevant time is the date of forfeiture.

          8.6  Direct Transfers to Other Plans -

               (a) Direct Transfer Elections - To the extent required by (or permitted by the Company within the contemplation of) Section 401(a)(31) of the Internal Revenue Code and/or the regulations issued thereunder, but subject to Section 8.6, if a Participant who is entitled to receive a distribution from the Plan which qualifies as an Eligible Rollover Distribution elects in writing (in such form and at such time prior to his Benefit Commencement Date as the Company may prescribe and as is deemed reasonable by applicable regulations) to have all or any part of such distribution paid directly to an Eligible Retirement Plan, the Trustees shall pay such distribution in the form of a direct transfer to the Eligible Retirement Plan specified in the election.
An election made with respect to one in a series of periodic payments shall apply to all subsequent payments in the series unless and until the Participant files a new election. To the extent required by Section 3405(c) of the Internal Revenue Code, any Eligible Rollover Distribution as to which the aforesaid direct transfer election is not made shall be subject to 20% federal income tax withholding. However, neither the direct transfer election nor the withholding requirement shall apply to any distribution which, when combined with all other distributions made or expected to be made from the Plan to the distributee during the same calendar year, is less than $200.00. For these purposes:

                    (i) "Eligible Rollover Distribution" shall mean any distribution which qualifies for rollover treatment pursuant to Section 402(c) of the Internal Revenue Code (generally, the taxable (if not rolled over) portion of any distribution from the Plan to a Participant, other than a distribution which is: (A) one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the Participant or the joint lives (or joint life and last survivor expectancies) of the Participant and his Beneficiary, or over a specified period of ten years or more, or (B) any distribution which is required under Section 8.2(c) or 8.4(c)).

                   (ii) "Eligible Retirement Plan" shall mean any plan which qualifies as a rollover recipient pursuant to Section 402(c)(8) of the Internal Revenue Code (generally, an IRA, an IRAN, a tax-qualified retirement plan or a Section 403(a) annuity, but, in the case of a surviving spouse, only an IRA or IRAN). However, a tax-qualified retirement plan shall not constitute an Eligible Retirement Plan unless it is a defined contribution plan that accepts rollover contributions.

                  (iii) The term "Participant" includes the Participant's surviving spouse as well as his spouse or former spouse under a qualified domestic order as defined in Section 414(p) of the Internal Revenue Code.

               (b)  Other Direct Transfers - Subject to the requirements of
Section 411(d)(6) of the Internal Revenue Code, under appropriate circumstances involving a transfer of participation of one or more individuals from this Plan to another qualified (under Section 401(a) of the Internal Revenue Code) retirement plan without interim access to their Accrued Benefits (including but not limited to plan mergers, terminations, partial terminations and spin-offs and other divisive transactions), the Trustees, with the consent of the Company, but without the necessity of consent by the affected individuals, may make a direct transfer of funds to any qualified retirement plan in which the individuals will participate.


                                 ARTICLE IX

                      Beneficiaries; Participant Data


          9.1 Designation of Beneficiaries - Subject to Section 8.4(a), each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after his death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in form prescribed by the Company, and will be effective only when filed in writing with the Company during his lifetime.

               In the absence of a valid Beneficiary designation (except in conjunction with the election of a form of benefit payment which does not require the designation of a specific Beneficiary), or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary eligible to receive the payment, validly named by the Participant, the Company shall direct the Trustees to distribute any such benefit payment to the Participant's spouse, if then living, otherwise to the Participant's then living descendants, if any, per stirpes, otherwise to the Participant's then living parent or parents, equally, otherwise to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company and the Trustees may rely conclusively upon information supplied by the Participant's Personal Representative.
In the event of a lack of adequate information having been supplied to the Company, or in the event that any question arises as to the right of any person to receive a benefit payment as aforesaid, or in the event that a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge of the Company and the Trustees, and without liability for any tax or other consequences which might flow therefrom, direct the Trustees to: (i) distribute the payment to the Participant's estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

          9.2 Location of Participants and Beneficiaries - Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Company, or if no such address was filed with the Company then at his last post office address as shown on the Company's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. Except for the Company's sending of a registered letter to the last known address, neither the Trustees nor the Company shall be obliged to search for any Participant or Beneficiary. If the Company notifies any Participant or Beneficiary of a deceased Participant that he is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his location known to the Company within three years thereafter, then, except as otherwise required by law, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture and treated in accordance with Section 7.4, except that the dollar amount of the forfeiture, unadjusted for gains or losses in the interim, shall be reinstated if a claim for the benefit is made by the Participant or Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Trustees nor the Company shall be liable to any person for any payment made in accordance with such law.


                                 ARTICLE X

                               The Trust Fund


          10.1 Establishment and Acceptance of Trust - The Trust will consist of all funds held by the Trustees under the Plan, including contributions made pursuant to the provisions hereof and the investments, reinvestments and proceeds thereof. The Trust shall be held, managed, invested and administered in trust, without distinction between principal and income, pursuant to the terms of the Plan. The Trustees hereby accept the Trust created hereunder and agree to perform the duties under the Plan on their part to be performed. Except as otherwise expressly provided for in the Plan (and particularly in Section 10.16), the Trustees shall have exclusive authority and discretion to manage and control the Trust assets. The duties, powers and responsibilities reserved to the Trustees may be allocated among the Trustees (if there be more than one) so long as such allocation is pursuant to action of the Company, or by written agreement executed by the Trustees and approved by the Company, in which case, except as may be required by ERISA, no Trustee shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts or omissions of any other Trustee.

          10.2 Powers of Trustees - With respect to the Trust, the Trustees shall have the following powers, in addition to those vested in them elsewhere in the Plan or by law:

               (a) To retain in cash so much of the Trust as they deem advisable to meet the liquidity needs of the Plan and to deposit any cash so retained at a reasonable rate of interest in any federally or state supervised bank or similar institution (including any such institution which is a Trustee hereunder).

               (b) To invest the balance of the Trust in any shares of stock (including any mutual fund sponsored or maintained by, or which receives investment advice from, any institution which is, or is related to, a Trustee hereunder), bonds, securities, mortgages, notes, partnership or joint venture interests, choses in action, options, deposits bearing a reasonable rate of interest in any federally or state supervised bank or similar financial institution (including any such institution which is a Trustee hereunder), leaseholds, real estate, other evidences of indebtedness or ownership, and other property of any kind, real, personal or mixed, wherever located, as in the opinion of the Trustees offer possibilities for investment return through income and/or capital appreciation; in making such investments, the Trustees shall not be restricted to securities or other property of the character authorized or required by applicable law, custom or rules of court from time to time for trust investments.

               (c) To manage, sell, contract to sell, deal in options with respect to, create holding companies to own, convey, dispose of, mortgage, exchange, transfer, abandon, improve, develop, preserve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, make contracts for, bid for, acquire, and otherwise deal with (alone or with others, and utilizing other Trust assets where appropriate), all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustees shall decide; to acquire, hold, and exercise the other powers set forth herein with respect to, securities issued by the Company or its affiliates, and/or real property (and related personal property) which is leased to the Company or its affiliates, without limit as to amount, value or percentage of the total Trust, but only to the extent each such security constitutes a "qualifying employer security" and such property constitutes "qualifying employer real property", as defined in Section 407(d) of ERISA.

               (d) To invest the assets of the Trust in any collective or commingled trust fund maintained by a bank or trust company, including any bank or trust company which may act as a Trustee hereunder. In this connection, the commingling of the assets of the Trust with assets of other eligible, participating trusts through such a medium is hereby specifically authorized. Any assets of the Trust which may be so added to such collective trusts shall be subject to all of the provisions of the applicable declaration of trust, as amended from time to time, which declaration, if required by its terms or by applicable regulations under the Internal Revenue Code or ERISA, is hereby adopted as part of the Plan, to the extent of the participation in such collective or commingled trust fund by the Trust.

               (e) To make any payment or distribution directed by the Company or otherwise required or advisable to carry out the provisions of the Plan.

               (f) With the approval of the Company, to borrow money from others upon such terms and conditions as they may deem proper, and, for the sum so borrowed, to issue promissory notes and secure the repayment thereof by the pledging of any Trust assets.

               (g) To compromise, contest, arbitrate, enforce or abandon claims and demands.

               (h) To have with respect to the Trust all of the rights of an individual owner, including the power to vote or give proxies, to join in, dissent from or oppose any voting trusts, mergers, consolidations, foreclosures, reorganizations, or liquidations, and to exercise or sell stock subscription rights or, if the Plan receives adequate consideration, conversion rights.

               (i) To hold any securities or other property in the names of the Trustees or their nominees, or in such other form as they deem best, with or without disclosing the trust relationship, and to cause or permit any Trust property to be held for safekeeping or custodial purposes by any authorized person or entity; provided, however, that, except as may be authorized pursuant to ERISA, the indicia of ownership of any Trust property may not be maintained outside the jurisdiction of the district courts of the United States.

               (j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction, or the Trustees are indemnified against loss to their satisfaction.

               (k) After advance notice to the Company, to pay, and to deduct from and charge against the Trust, any taxes which may be imposed upon the Trust, the income, property or transfer thereof, or upon or with respect to the interest of any person therein, which the Trustees are required to pay; to contest, in their discretion, the validity or amount of any tax, assessment, claim or demand which may be levied or made against or in respect of the Trust, the income, property or transfer thereof, or in any matter or thing connected therewith, provided they are indemnified to their satisfaction.

               (l) After advance notice to the Company, to begin, maintain or defend any litigation necessary in connection with the administration of the Trust, except that the Trustees shall not be obliged or required to do so unless indemnified to their satisfaction.

               (m) To make, execute and deliver, as Trustees, any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers; in the event that there be more than one Trustee under the Plan, any single Trustee shall have the power to execute, on behalf of all of the Trustees, any document or return to be filed with any governmental agency or insurance company; all of the Trustees at any time acting hereunder may, by a written instrument, designate each or any of such Trustees, severally or any two or more of them, jointly, and/or any one or more other persons, severally or jointly, to make, execute, acknowledge or deliver on behalf of all of the Trustees any instrument to be executed by the Trustees, and all of the Trustees at any time acting hereunder may, by a written instrument, revoke and/or change any such designation.

               (n) To appoint any persons or firms (including but not limited to, accountants, investment advisors, counsel, actuaries, physicians, appraisers, consultants, professional plan administrators and other specialists) and to pay their reasonable compensation and expenses, or otherwise act to secure specialized advice or assistance, as they deem necessary or desirable in connection with the management of the Trust; to the extent not prohibited by ERISA, the Trustees shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or omission made by them in good faith reliance upon, the advice or opinion of such persons or firms, provided such persons or firms were prudently chosen by the Trustees, taking into account the interests of the Participants and Beneficiaries and with due regard to the ability of the persons or firms to perform their assigned functions.

               (o) With the approval of the Company, to retain the services of one or more persons or firms for the management of (including the power to acquire and dispose of) all or any part of the Trust assets, provided that each of such persons or firms is registered as an investment advisor under the Investment Advisors Act of 1940, is a bank (as defined in that Act), or is an insurance company qualified to manage, acquire or dispose of Trust assets under the laws of more than one state, and provided that each of such persons or firms has acknowledged in writing that he is a fiduciary with respect to the Plan; in such event, the investment manager or managers shall have the same investment powers and duties as are set forth herein with respect to the Trustees (except as limited by the terms of the applicable asset management arrangement or agreement), and the Trustees shall follow the directions of such investment manager or managers with respect to the acquisition and disposition of Trust assets, but shall not be liable for the acts or omissions of such investment manager or managers, nor shall they be under any obligation to review, invest or otherwise manage any Trust assets which are subject to the management of such investment manager or managers.

               (p) With the approval of the Company, to apply for, and to invest the monies of the Trust in, insurance company investment contracts, and, in connection therewith, to hold such contracts in trust pursuant hereto and exercise all of the rights and privileges of ownership of such contracts as they deem advisable.

               (q) Upon the order of the Company, to invest part of the Accrued Benefit of a Participant in life insurance contracts issued by a legal reserve life insurance company; provided that, at any time, less than the following percentages of the contributions and forfeitures which have been allocated to the Participant's Accrued Benefit for less than two years shall in the aggregate have been used to purchase and pay premiums on such life insurance contracts: ordinary life contracts - 50%; term, universal and all other life contracts - 25%; both ordinary and other life contracts with respect to a Participant - 25% (taking into account one-half of the ordinary life premiums plus all of the other premiums). The Trustees shall be the owner of each Policy purchased hereunder, and any and all rights provided under the Policy or permitted by the insurance company shall be reserved to the Trustees. Each insurable Participant shall have the right to have a portion of his Accrued Benefit invested in life insurance contracts, within the limits herein stated or imposed by the Company on all Participants, and any exercise of Policy loan provisions by the Trustees shall be proportionate with respect to each insured Participant. The Trustees shall normally pay premiums on any Policy subject hereto as each premium falls due. Dividends may be used in reduction of any such premium, may be applied in any other manner permitted by the insurance company or may be taken in cash by the Trustees and allocated to the Participant's Accrued Benefit, as they may determine from time to time. Any Policy purchased hereunder shall provide that, upon the death of the insured Participant, the proceeds shall be payable to the Trustees, who shall then pay over such proceeds to the Participant's Beneficiary in accordance with Sections 8.4 and 9.1. When any insured Participant shall retire or otherwise terminate employment with the Employer Group, or if the Plan should terminate, the Trustees shall have the right to surrender the Policy for its cash value or otherwise dispose of the Policy in order that the provisions of the Plan covering disposition of the Accrued Benefit of the Participant in the happening of any such event may be effected, and so that the Participant's Accrued Benefit shall not be used to continue life insurance protection beyond retirement.

               (r) To perform any and all other acts, take all other proceedings, and exercise all other rights and privileges, although not mentioned herein, in their judgment necessary or appropriate for the proper and advantageous management, administration, investment, and distribution of the Trust, and to carry out the purposes of the Plan.

          10.3 Management Authority - Except as otherwise provided in Section 10.2, and subject to the provisions of Section 10.16, the powers granted the Trustees thereunder shall be exercised in the discretion of the Trustees; however, the Company may at any time affirmatively direct the Trustees with regard to investment of the Trust, or direct the Trustees to obtain the Company's approval before exercising any of the powers granted the Trustees. Any such direction may be of a continuing nature or otherwise, may be revoked at any time, and shall be complied with as promptly as possible by the Trustees. To the extent not inconsistent with the fiduciary responsibility provisions of ERISA, the Trustees shall not be liable for any loss or depreciation in value of the Trust, or any adverse effect upon the exempt status of the Trust under the Internal Revenue Code, resulting from actions taken in accordance with the Company's affirmative direction or from the failure or refusal of the Company to give any required approval, nor shall the Trustees be obliged to review the assets of the Trust acquired on the direction of the Company. If the Company exercises its discretion under this
Section: (i) the Company shall have the power to retain an investment manager as set forth in Section 10.2(o), and its fiduciary liability, as well as that of the Trustees, with respect thereto shall be limited to the extent set forth therein; and (ii) the Company agrees to indemnify the Trustees and hold them harmless from and against any claim or liability which may be asserted against the Trustees by reason of their acting or not acting pursuant to any such direction or failing to act in the absence of any such direction.

          10.4 Tenure of Trustees - Any Trustee may resign at any time by giving written notice to the Company. The Company may remove any Trustee at any time by written notice to such Trustee. Such resignation or removal shall take effect on the date specified in such notice, but not less than 30 days nor more than 60 days following the date on which the notice was either delivered or mailed. The Company may fill any vacancy in the office of Trustee, howsoever caused; the Company shall also have the right, at any time, to add additional Trustees. However, upon resignation or removal of all of the existing Trustees, the Company shall appoint one or more successor trustees at the earliest possible date, consistent with prudent exercise of its fiduciary responsibility, after the effective date of the resignation or removal. Each individual Trustee shall be a full-time Employee of the Company; the termination of employment with the Company by a Trustee shall be deemed to be a resignation by the individual as a Trustee hereunder. Pending the appointment of any successor Trustee and the acceptance of such appointment, the existing Trustee or Trustees shall have full power to take any actions hereunder. Each successor or additional Trustee shall have all the rights and powers, as well as duties and liabilities, vested in the original Trustees without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to transfer possession of and vest title of record to any assets of the Trust in any successor Trustee, or in the remaining Trustee or Trustees. In the event of the resignation or removal of a Trustee, such Trustee shall forthwith turn over to the then remaining Trustees, or if none, to the successor Trustee or Trustees, all funds, records and books of account pertaining to the Trust which are in his possession and shall render an accounting thereof. With the approval of the Company, a successor Trustee may accept the accounting rendered pursuant to Section 10.10 and the property delivered to it by a predecessor Trustee as a full and complete discharge of the predecessor Trustee, without incurring any liability or responsibility for so doing.

          10.5 Common Investments - Except as otherwise expressly set forth in the Plan, the Trustees shall not be required to make separate investments for individual Participants or to maintain separate investments for each Participant's Accrued Benefit, but may invest contributions and any profits or gains therefrom in common investments.

          10.6 Compensation and Expenses of Trustees - The Trustees shall be entitled to such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustees. Such compensation, and all expenses reasonably incurred by the Trustees in carrying out their functions, shall constitute a charge upon the Trust assets unless and until they shall be paid or discharged by the Company; the Company shall be under no obligation to pay such costs and expenses, and in the event of its failure to do so, the Trustees shall be entitled to pay the same, or to reimburse themselves for the payment thereof, from the Trust.

          10.7 Immunity and Liability of Trustees - Except to the extent inconsistent with Title I, Subtitle B, Part 4 of ERISA:

               (a) The Trustees shall be fully protected in acting upon any instrument, certificate or paper believed by them to be genuine and to be signed or presented by the proper person or persons, and the Trustees shall be under no duty to make any investigation or any inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

               (b) In the absence of actual knowledge that a direction by the Company is in violation of the terms of the Plan, the Trustees shall not be liable for the proper application of any part of the Trust if payments are made in accordance with the directions of the Company as herein provided, and the Trustees shall not be obliged to inquire as to whether any payee is entitled to any payment or distribution, pursuant to such directions, or as to whether any payment or distribution, pursuant to such directions, is proper or within the terms of the Plan. The Trustees shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall be entitled to withhold making any payments or deliveries upon instructions from the Company.

               (c) The Trustees shall not be responsible for the administration of the Plan or for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the Plan. The Trustees shall be responsible only for such sums as shall actually be received by them as Trustees hereunder, and it shall not be the duty of the Trustees to collect, or to ascertain the correctness of the amount of, any sum receivable or received from the Company.

               (d) All persons dealing with the Trustees are released from inquiry as to the decision or authority of the Trustees and from seeing to the application of any property paid or delivered to the Trustees.

               (e) No single Trustee shall be personally liable for the acts or omissions of any other single Trustee, and no successor Trustee shall be in any way liable or responsible for anything done or omitted in the administration of the Trust prior to the date he became a Trustee.

               (f) In the absence of knowledge to the contrary, the Trustees may assume that the Trust is entitled to exemption from federal and state income taxes.

               (g) The Trustees shall act only in accordance with the provisions of Sections 11.5 and 11.6.

               (h) The Trustees shall have the right to obtain a judicial settlement of their accounts at any time (the only necessary parties thereto being the Trustees and the Company), and such judicial settlement shall be binding on all parties claiming any interest under the Plan or Trust.

               (i) If any matter arises as to which the Trustees are entitled to indemnity under this ARTICLE X, the Trustees shall give the Company prompt written notice thereof. The Company, at its own expense, shall then take charge of the disposition of the matter, including compromise or the conduct of litigation. The Trustees, at their own expense, may retain their own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect their right to indemnity.

               (j) The Trustees may request the advice or direction of the Company with respect to the administration and distribution of the Trust, and shall be fully protected in relying upon any advice or direction given to them by the Company, in writing, in response to such request.

          10.8 Vote of Trustees - Whenever any action is required or permitted by the Plan to be taken by the Trustees, such action shall be determined by vote of a majority of the Trustees then acting.

          10.9 Financial Records - The Trustees shall maintain records and accounts reflecting all receipts and disbursements made by them under the Plan and showing such other items and information as the Company from time to time may specify. The Trustees' records and accounts shall be open to the inspection of the Company at all reasonable times, and may be audited from time to time by such person or persons as the Company may specify.

          10.10 Periodic Accounting - The Trust will be periodically evaluated by the Trustees, and a written accounting will be rendered as of the date of each such evaluation showing the financial condition of the Trust (and each Participant's Accrued Benefit) and all receipts, disbursements and other transactions effected by the Trustees during the period covered by the accounting, based on fair market values prevailing as of such date. Such evaluation and accounting will be performed annually as of each Valuation Date, and shall be performed on an interim basis as requested by the Company or required by the terms of the Plan, and, if so requested by a resigning or removed Trustee, as of the effective date of such resignation or removal.
Any such accounting shall be due within 90 days after the date thereof (or such later date as may be agreed to by the Company). To the extent permitted by law, upon the expiration of one year from the filing of such accounting, the Trustees shall be forever released, remised and discharged from all liability and accountability to anyone with respect to the propriety of their accounts and transactions shown in such accounts except with respect to any such accounts or transactions as to which the Company shall within such one year period file written exceptions. If such written exception is filed with the Trustees and the matters thereby brought in to controversy can not be adjusted by agreement between the Company and the Trustees, the Trustees shall file such account in any court of competent jurisdiction for audit and adjudication. All determinations as to the value of the assets of the Trust, and as to the amount of the liabilities thereof, shall be made by the Trustees, whose decisions shall be final and conclusive and binding on all parties hereto, the Participants and Beneficiaries and their estates. In making any such determination, the Trustees shall be entitled to seek and rely upon the opinion of or any information furnished by brokers, appraisers and other experts, and the Trustees shall also be entitled to rely upon reports as to sales and quotations, both on security exchanges and otherwise as contained in newspapers and in financial publications.

               In the event of a written disapproval of the Trustees' accounting by the Company within the time specified, and assuming that the differences cannot be reasonably resolved by the Trustees and the Company, the Trustees shall be entitled to apply for a judicial determination of the accuracy thereof. If the accounting proves accurate, the cost of such proceeding, including a reasonable counsel fee for the Trustees, shall be paid from the Trust; if the accounting proves inaccurate, the cost of such proceeding, including a reasonable counsel fee for the Company, shall be paid by the Trustees (unless the Company agrees to pay it) and shall not be charged against the Trust. Except as required by law, no person, including a Participant or Beneficiary, shall be entitled to any further or different accounting by the Trustees.

          10.11 Prohibition Against Diversion of Funds - It shall be impossible by operation of the Plan or Trust, by natural termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by other means, for any part of the corpus or income of the Trust, or any funds contributed thereto, to inure to the benefit of the Company or otherwise be used for or diverted to purposes other than providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, except as otherwise provided in Section 6.8(b) or 10.12, and except that:

               (a) Except as the Company shall otherwise expressly determine all contributions made by the Company to the Trust are and shall be conditioned on the deductibility of the contributions under Section 404 of the Internal Revenue Code, so that to the extent that the aforesaid deduction is disallowed by the Internal Revenue Service, the Trustees shall return to the Company the disallowed portion of the contribution within one year after disallowance (less any Trust losses attributable thereto), but only to the extent that such return does not cause the Accrued Benefit of any Participant to be less than it would have been had the disallowed amount not been contributed. An unfavorable determination or a disallowance of deduction shall be deemed to have occurred when appeal rights with respect thereto shall have expired or been waived or exhausted.

               (b) The amount of any contribution made by the Company by reason of a mistake of fact (less any Trust losses attributable thereto) shall be returned by the Trustees to the Company within one year after the payment of the contribution, but only to the extent that such return does not cause the Accrued Benefit of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed.

               (c) To the extent that any contributions which would be returned to the Company pursuant to the foregoing represent contributions made pursuant to Sections 5.2 and/or 5.3, said contributions, in lieu of being paid to the Company, shall be paid to the Participants on whose behalf, or by whom, the contributions were made.

          10.12 Spendthrift Provision - No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude, and the Trustees (at the direction of the Company or to the extent necessary to comply with a directive of a court or other governmental agency of competent jurisdiction) shall honor: (i) the enforcement of a federal tax levy made pursuant to
Section 6331 of the Internal Revenue Code, (ii) the collection by the United States on a judgment resulting from an unpaid tax assessment, or (iii) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code) or any other order under which payment of Plan benefits pursuant thereto commenced prior to, or which would be a qualified domestic relations order but for the fact that it was entered into prior to, January 1, 1985. Further, the foregoing events shall not include any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a Participant, (iii) the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

               Notwithstanding the foregoing, any Participant or Beneficiary may make, and the Trustees shall honor, any arrangement (so long as it is revocable at any time by the Participant or Beneficiary) whereby the Participant or Beneficiary assigns to the Company (i) all or any portion of a presently due benefit payment, or (ii), once the Participant or Beneficiary begins receiving benefits, the right to up to 10% of any future benefit payment. The Company acknowledges to the Administrator that, as to (i), it has no enforceable right in or to any Plan benefit payment or portion thereof under any such arrangement, except to the extent of payments actually received pursuant to the terms of the arrangement.

               In the event that any Participant's benefits are garnished or attached by order of any court, the Trustees may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

          10.13 Commingling with Related Trusts - The Trust may be held by the Trustees in trust in common with the trust funds under any other qualified profit sharing or pension plan of the Company or its subsidiaries or affiliates. In such case, the Trustees shall be under no duty to earmark or keep separate the assets of the Trust, but may commingle them with the assets of the trust funds under the other plans. The Trustees shall, however, maintain a separate accounting reflecting the equitable share of each plan in such assets. The Company may at any time direct the Trustees to segregate and withdraw the equitable share of the Trust in such assets in such manner as may be agreed upon between the Company and the Trustees. The Trustees' valuation of the assets for the purpose of such withdrawal shall be conclusive. The Trustees shall thereafter hold the assets so withdrawn as a separate Trust in accordance with the provisions of the Plan.

          10.14 Payment on Behalf of Infant or Incompetent - Subject to the applicable rules of any insurer and/or the applicable provisions of any insurance company contract, if any Participant or Beneficiary to whom a benefit is payable hereunder is a minor or has been adjudicated to be unable to manage his or her property or financial affairs, the Company or the Trustees shall have the power to cause the payments becoming due to such person to be made to any parent, guardian, custodian, relative or such other person then assuming responsibility for the care of the Participant or Beneficiary, without responsibility of the Company or the Trustees to see to the application of such payments, but only so long as the arrangement for payment is revocable at any time by the Participant or Beneficiary and the third party acknowledges in writing to the Company or Trustees that the payments are being received for the benefit of the Participant or Beneficiary.

          10.15 Relationship of Insurers to Trust - In no event shall any insurance company issuing any policy or other contract to the Trustees under the Plan be considered a party to, or be required to examine, the Plan, nor shall it have any obligation to determine whether its actions are proper under, or in accordance with, the provisions of the Plan. Nothing in the Plan shall in any way be construed to enlarge, change, vary or in any way affect the obligations of an insurer as expressly provided in a policy or contract issued by it. It is understood that any insurer may deal with the Trustees in accordance with the terms and conditions of the contracts and in such manner as the Trustees and the insurer shall agree, without the consent of any other person or persons interested in the Plan. No insurer shall be responsible for the failure of the Company or the Trustees to perform their duties as such or for the application or disposition of any money paid or to be paid to the Trust, and such payment shall fully discharge the insurer for the amount so paid. In the event of any conflict between the provisions of the Plan and the terms of any policy or contract, the provisions of the Plan shall control (except as to the issuing insurer).

               Neither the Company nor the Trustees shall be responsible:
(i) for the validity of any policy or contract issued by an insurer, (ii) for the failure on the part of any insurer to make any payments or provide any benefits thereunder, (iii) for the action or inaction of any person or persons which may render the policy or contract invalid or unenforceable, or
(iv) for any restrictions or provisions contained therein or imposed by the insurer or by any other person.

          10.16 Separate Investment Funds - The Trustees shall establish and maintain such Separate Investment Funds (each of which may consist of a commingled bank or insurance company fund, mutual fund, insurance or annuity contract or any other investment vehicle or individual investment) as they, subject to Section 10.3, may deem appropriate from time to time, and shall allocate the assets of the Trust among such funds pursuant to the investment designations of the Participants described in Section 6.9, or pursuant to the direction of the Company with respect to any portion of the Trust not subject to Section 6.9, in accordance with the following:

               (a) In the discretion of the Company, one of the investment funds shall be a fund (the "Holding Company Stock Fund") which shall be primarily invested in Holding Company Stock. Except as otherwise required by law or deemed advisable by the Trustees pursuant to opinion of counsel, the assets of the Holding Company Stock Fund shall be held on a pooled basis and no Participant shall be entitled to exercise any voting rights with respect to Holding Company Stock held in the fund, nor shall any Participant acquire any right to or interest in any specific share of Holding Company Stock or other asset of the fund, as the result of the allocation of any part or all of his Accrued Benefit to the fund.

                    If prohibited by Section 6.9(g), Participant Contributions Accounts shall not be invested at any time in the Holding Company Stock Fund.

                    To the extent that the aggregate investment designations by all Participants or by the Company, as the case may be, for investment in the Holding Company Stock Fund are greater or less than the number of shares of Holding Company Stock then held in the Trust, the Trustees shall acquire or dispose of shares of Holding Company Stock accordingly. Such transactions may be carried out on any securities exchange where the shares are traded, in the over-the-counter market, or in negotiated transactions (including purchases of previously unissued or treasury stock from the Holding Company), and may be on such terms as to price, delivery and otherwise as the Trustees may determine to be in the best interest of the Participants and with due regard to any applicable requirements of law. However, the stated goal of equating Trust holdings of Holding Company Stock with the aggregate Participant or Company designations shall not be deemed to be a directive to the Trustees, nor shall it obligate the Trustees, to purchase or sell Holding Company Stock in any transaction that would constitute a prohibited transaction under ERISA, or at other than what the Trustees deem to be an appropriate price. Any portion of the Holding Company Stock Fund for which shares of Holding Company Stock are not available on this basis shall be invested in a money market-type (or similar investments) pending such availability.

                    Notwithstanding any other provision of the Plan, neither the Trustees nor the Holding Company nor any other person who may be a fiduciary with respect to the Plan shall have any liability, fiduciary or otherwise, for any loss arising from or as a result of the Participant's election to invest in the Holding Company Stock Fund, nor resulting from the Participant's inability to withdraw from the Holding Company Stock Fund until the next Designation Date. The Trustees are specifically absolved of any statutory, judicial, legal or other responsibility with respect to such election by the Participant, and the Trustees shall not be obliged to manage or review the viability of Holding Company Stock as a Trust investment, in which connection the elections of the Participants to invest in the Holding Company Stock Fund shall be deemed to be directives to the Trustees to act without power or responsibility to determine the appropriateness of the investment for any individual Participant or for the Trust as a whole.

               (b) Upon the direction of the Company, but without necessity of Plan amendment, the Trustees shall provide for the establishment of additional Separate Investment Funds, shall limit or terminate the availability of, or modify the investment policy of, any Separate Investment Fund, and/or shall terminate the availability of Separate Investment Funds entirely (in which case the Plan shall be administered without regard to this Section 10.16 except to the extent necessary to preserve, pursuant to
Section 6.9(g), the inability to invest Participant Contributions Accounts in the Holding Company Stock Fund).

               (c) Notwithstanding any provision in Section 6.2 to the contrary, the assets of each Separate Investment Fund shall be invested and administered separately and the income, gains, expenses and losses shall be determined separately for each fund. The Trustees shall charge to each Separate Investment Fund all costs, expenses, taxes or other charges which are separately identifiable as attributable to that fund. To the extent that any such charges or any portion thereof shall not be separately identifiable, in whole or in part, the Trustees shall allocate such charges among any two or more of the funds in any reasonable manner.

               (d) Notwithstanding the provisions of Section 10.16(c), any Separate Investment Fund may be treated for accounting and valuation purposes as a Segregated Account to the extent so designated by the Company with the consent of the Trustees.

               (e) To the extent necessary and to give effect to any new Participant or Company investment designations, adjustment of the relative balances in the Separate Investment Funds may be accomplished either by transfer of any of the assets of any fund to any of the other funds, or by the liquidation of any of the assets of a fund and the transfer of the cash received upon such liquidation to any of the other funds, as may be determined by the Trustees to be appropriate.

               (f) Notwithstanding any other provision of the Plan, neither the Trustees nor the Company nor any other person who may be a fiduciary with respect to the Plan shall have any liability, fiduciary or otherwise, for any loss arising from or as a result of any investment designation by the Participant pursuant to Section 6.9, or from the inability of the Participant to change his investment designation until the next Designation Date, and the Trustees are specifically absolved of any statutory, judicial, legal or other responsibility with respect thereto (including any responsibility to determine the appropriateness of any individual Participant's investment designations).

          10.17 Loans to Participants - Notwithstanding any other provision in the Plan to the contrary, the Trustees, upon direction of the Company, shall establish a Participant loan program whereby the Trustees will make loans to Participants (as defined for this purpose in Section 10.17(a)) on the terms and conditions set forth herein. The provisions of this Section 10.17, together with any additional provisions that the Company may set forth in the Summary Plan Description or in any other separate document deemed (solely for this purpose) to form part of the Plan, are intended to constitute a Participant loan program within the meaning of DOL Regs.
Section 2550.408(b)-1(d). Each loan shall be based upon a written application made to the Company by the Participant setting forth the desired loan amount and such other information as may be deemed pertinent by the Company. Subject to the principle that loans shall be made available to all Participants on a reasonably equivalent basis (and without regard to an individual's race, color, religion, sex, age or national origin) and in the same percentage of their Accrued Benefits (except as otherwise described in Section 10.17(c)), the Company shall have the final and exclusive right to determine the propriety, amount and terms of any loan to be made, and to adopt such rules, limitations and procedures with respect thereto as it deems appropriate (including the right to limit loans to Participants who put in place arrangements for automatic loan repayment as more fully described in Section 10.17(g)). All loans shall comply with the following terms and conditions:

               (a) The Participants eligible for loans under the Participant loan program described in this Section 10.17 shall consist of (and the term "Participant" shall, solely for purposes of this 10.17, be defined as):
(i) Participants who are actively employed by the Employer Group (including, from and after September 1, 1992, individuals who are Participants solely because of the last sentence of the first paragraph of Section 5.3), (ii) to the extent required pursuant to DOL Regs. Section 2550.408b-1, parties in interest (as defined in Section 3(14) of ERISA) who are either: (A) Participants who are no longer actively employed by the Employer Group,
(B) Beneficiaries, or (C) to the extent required by Sections 206(d)(3)(J) and 408(b)(1) of ERISA, alternate payees under qualified domestic relations orders (as defined in Section 414(p) of the Internal Revenue Code) that validly divide a Participant's Accrued Benefit into separate Accrued Benefits for the Participant and the alternate payee, and (iii) to the extent determined by the Company from time to time under the Participant loan program, Participants who would be described by clause (ii) but for the fact that they are not parties in interest. In no event shall loans be made to any individual who does not have an Accrued Benefit to his credit under the Plan, or to any individual who has reached his Benefit Commencement Date, and, in the absence of a prohibited transaction exemption, loans may not be made, if the Company is an S Corporation, to Employees or officers who own (or are considered as owning within the meaning of Section 318(a)(1) of the Internal Revenue Code) on any day during the taxable year of the Company, more than 5% of its outstanding stock.

               (b) Each loan shall be deemed to be, and shall be accounted for as, a specific investment of the borrowing Participant's Compensation Deferral Account and/or Rollover/Transfer Account, which shall be the sole sources of such loan. Except as the Company shall otherwise determine, the loan shall be taken proportionately from all of the Separate Investment Funds in which the Participant's Accrued Benefit is invested at the time of the loan.

               (c) Except as the Company shall otherwise determine, the amount of any loan shall not exceed 50% (or such other percentage, not exceeding 100%, as may be determined by the Company from time to time) of the Participant's Compensation Deferral Account and Rollover Transfer Account, and, when added to the outstanding balance of all other loans to the Participant from the Related Plans, shall not exceed the lesser of:
(i) $50,000 (reduced by the excess of: (A) the highest outstanding balance of loans from the Related Plans to the Participant during the twelve months ending on the day before the loan is made, over (B) such balance on the day the loan is made), or (ii) the greater of $10,000 or 50% of the sum of the vested portions of the Participant's accrued benefits in all of the Related Plans, valued as of the last trust fund valuation date in each Related Plan preceding the date on which the loan is approved (adjusted for subsequent contributions and/or distributions). For purposes of this Section 10.17(b), the term "Related Plan" shall mean this Plan and any other qualified retirement plan of the Company or any Related Employer containing similar loan provisions.

               (d) The period of repayment for any loan shall be arrived at by mutual agreement between the Company and the Participant, but, except for home loans (as defined in Section 72(p)(2)(B)(ii) of the Internal Revenue
Code), shall in no event exceed five years. Except as otherwise permitted in regulations issued by the Internal Revenue Service, and subject to any acceleration or early repayment provisions in the loan agreement, each loan shall be repaid in substantially level payments, not less frequently than quarterly, over the term of the loan.

               (e) Each loan shall bear interest at a reasonable rate to be fixed by the Company, and, in determining the interest rate, the Company shall take into consideration interest rates currently being charged for similar type and similarly secured loans by one or more representative major banks in the Company's metropolitan area, it being intended that each loan provide the Plan with a return commensurate with the interest rates charged by commercial lenders for similar loans. The Company shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Company, the difference in rates is justified by a change in general economic conditions.

               (f) Loans shall be permitted only for: (i) expenditures to alleviate financial hardship, as defined in and as determined by the Company pursuant to Section 7.5 (without regard to Section 7.5(d)(ii)), and shall not exceed the actual amount needed therefor, (ii) funeral expenses for immediate family members, (iii) past due income taxes, including interest and penalties, assessed pursuant to an IRS deficiency notice, and (iv) such other purposes as may be permitted from time to time by Company directive applicable to all Participants. However: (i) without regard to any position the Internal Revenue Service may take in connection with financial hardship distributions, "related educational fees", as used in Section 7.5(c), shall be deemed for purposes of this Section 10.17(f) to include room and board, and (ii) the Company may deny any loan, if, based upon its knowledge of the Participant's creditworthiness, it is reasonable to believe that the Participant will be unable to make each payment of principal and interest when due.

               (g) Each loan shall be secured by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustees, and by an assignment (notwithstanding the provisions of Section 10.12) of all or any portion, as determined by the Company, of the Participant's right, title and interest in and to his Accrued Benefit, provided, however, that the terms of the assignment may not permit the Trustees, prior to the Participant's death or other termination of employment with the Employer Group, the attainment of age 59-1/2 or the termination of the Plan, to charge the Participant's Compensation Deferral Accounts or Immediate Vest Company Contributions Account. The loan shall also be secured with such other collateral, if any, as the Company, in its sole discretion, may deem necessary to adequately secure the repayment of the loan and interest, and, in this regard, the Company may distinguish between Participants who are actively employed and/or are subject to automatic loan payment arrangements (i.e., payroll deduction loan repayment authorizations or other similar procedures, such as automatic fund transfers between financial institutions, which provide for periodic loan payments without action by the Participant or the Trustees) and those who are not; such collateral shall be limited to marketable securities and such other assets which do not present substantial administrative difficulties with respect to valuation, stability, salability, liquidity, title transfer or safekeeping.

               (h) Except as the Company shall otherwise determine, a loan shall be in default upon: (i) non-payment by the Participant of any installment of principal or interest when due, (ii) failure (without cure within 30 days) by the Participant to perform any covenant contained in the promissory note, (iii) failure of the Participant to provide additional collateral within 30 days after written demand by the Company if the value of the collateral, relative to the amount of the unpaid principal plus interest, falls below the adequate security standard that would have been utilized pursuant to Section 10.17(g) if the loan were a new loan, (iv) revocation (other than by the Company or the Trustees) or other termination (without substitution acceptable to the Company) of any existing authorization for automatic loan repayment as more fully described in Section 10.17(g), (v) termination of employment with the Employer Group unless the Participant is, after termination, a member of any non-employee category of Participant described in Section 10.17(a) that would be eligible for a new loan under the Participant loan program, (vi) a Participant's reaching his Benefit Commencement Date pursuant to ARTICLE VIII, or (vii) termination of the Plan and Trust. In the event of default the Company will direct the Trustees to take such action as the Company deems necessary to protect the interests of the Trust and best secure maximum repayment of the outstanding debt (including declaring the full amount of principal and interest to be immediately due and payable, charging the Participant's Accrued Benefit for the amount thereof to the extent that such charge will not constitute an in-service distribution that will disqualify the Plan, and/or exercising any and all rights and remedies of a secured party under applicable law or any assignment or other security agreement then securing the loan), but the Trustees shall not be required to act, and shall not be liable for failure to act, in the absence of instructions from the Company. The Participant shall be liable for all costs incurred by the Company or the Trustees in connection with the default, including reasonable attorney's fees. In no event shall the fact that a loan is secured by a Participant's interest in his Accrued Benefit be construed as limiting the Participant's personal obligation to repay the loan in full in accordance with its terms.

               (i) No ARTICLE VIII distribution shall be made or commenced to any Participant or Beneficiary unless and until all unpaid loans made to the Participant, including accrued interest thereon, have been liquidated or directly transferred to another plan pursuant to Section 8.6.

               (j) Notwithstanding any other provisions of the Plan to the contrary, the Trustees shall not have any liability, fiduciary or otherwise, for any loss, or by reason of any breach of fiduciary responsibility, arising from or as a result of a loan to a Participant made, or any action with respect thereto taken, at the direction of the Company.

               (k) The Company, at any time and in its sole discretion, may suspend the operation of this Section 10.17; provided, however, that such suspension shall not affect any loan then outstanding.

          10.18 Allocation of Holding Company Securities - In the discretion of the Trustees, securities issued by the Holding Company which are held by the Trust may be allocated to the Holding Company Stock Fund, as described in
Section 10.16(a), held as unallocated investments outside the scope of Section 10.16, or specifically allocated, on a share-by-share basis, to a separate Holding Company Security Account for each Participant.


                                 ARTICLE XI

                               Administration


          11.1 Administrative Authority - Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to: (i) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions; (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; (iii) implement the Plan in accordance with its terms and such rules and regulations; (iv) direct the Trustees with respect to the eligibility of any Employee as a Participant and the crediting and distribution of the Trust, which are to be made only upon the basis of instructions from the Company pursuant to the terms of the Plan; and (v) establish and carry out a funding policy and method consistent with the objectives of the Plan and ERISA, pursuant to which the Company shall determine the Plan's liquidity and financial needs and communicate them to the Trustees (or other fiduciaries who are charged with determining investment policy). Subject to the power to delegate in the manner described in Sections 11.2 and 12.2, the Company shall act through its Board of Directors or by any committee of, and which is appointed by, the Board of Directors.

          11.2 Company Administration - The Plan shall be operated and administered on behalf of the Company by an Administrator. The Administrator shall be deemed to be the "Named Fiduciary" for purposes of ERISA, and shall be governed by the following:

               (a) In the absence of any designation to the contrary pursuant to Section 11.3, and subject to the power to delegate pursuant to this Section, the Administrator shall be the Company. Except as the Company shall otherwise expressly determine, the Administrator shall have full authority to act for the Company before all persons in any matter directly pertaining to the Plan, including the exercise of any power or discretion otherwise granted to the Company pursuant to the terms of the Plan, other than the power to participate in any matter solely involving a question as to the Administrator's participation or benefits under the Plan, to amend or terminate the Plan, to determine Company contributions, to exercise authority to direct the Trustees pursuant to Section 10.3, to affect the employer-employee relationship between the Company and any Employee, and to retain and/or discharge the Trustees, all of which powers are reserved to the Company unless expressly granted to the Administrator. Fiduciary duties, powers and responsibilities (other than those reserved to the Trustees, with respect to management or control of Trust assets) may be allocated among the fiduciaries (if there be more than one) to whom such duties, powers and responsibilities have been delegated, so long as such allocation is pursuant to action of the Company or by written agreement executed by the involved fiduciaries and approved by the Company, in which case, except as may be required by ERISA, no such fiduciary shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts or omissions of any other fiduciary. Any person may serve in more than one fiduciary capacity under the Plan, including those of Administrator and Trustee.

               (b) The Administrator may appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan; the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. The Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to him, except to the extent required by ERISA.

               (c) All representatives of the Company, and/or members of the Retirement Plan Committee if one be appointed, shall use ordinary care and diligence in the performance of their duties pertaining to the Plan, but, except to the extent required by ERISA, no such individual shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by him or on his behalf in his official capacity with respect to the Plan, (ii) for any act or failure to act, or any mistake or judgment made, in his official capacity with respect to the Plan, unless resulting from his gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other person involved with the Plan. The Company shall indemnify and hold harmless each such individual from the effects and consequences of his acts, omissions and conduct in his official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from his own willful misconduct or gross negligence. If any matter arises as to which an individual is entitled to indemnity hereunder, the indemnitee shall give the Company prompt written notice thereof. The Company, at its own expense, shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation. The indemnitee may, at his own expense, retain his own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect his right to indemnity.

               (d) The Plan may purchase, as an expense of the Plan, liability insurance for the Plan and/or for its fiduciaries to cover liability or losses occurring by reason of an act or omission of a fiduciary, providing such insurance contract permits recourse by the insurer against the fiduciary in the case of breach of fiduciary obligation by such fiduciary. Any fiduciary may purchase, from and for his own account, insurance to protect himself in the event of a breach of fiduciary duty and the Company may also purchase insurance to cover the potential liability of one or more persons who serve in a fiduciary capacity with regard to the Plan.

               (e) Nothing in the Plan shall be construed so as to prevent any fiduciary from: (i) receiving any benefit to which he may be entitled as a Participant or Beneficiary, or (ii) receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly incurred in the performance of his duties under the Plan (except that no person so serving who receives compensation as an Employee shall receive compensation from the Plan, except for reimbursement of expenses properly incurred), or
(iii) serving as a fiduciary in addition to being an officer, employee, agent, or other representative of the Company or any related entity.

          11.3 Retirement Plan Committee - The Company shall have the right to designate and appoint a committee, to be known as the Retirement Plan Committee, as Administrator. Except to the extent that the Company has retained any power or authority, or allocated duties and responsibilities to another administrator or other fiduciary, said Committee shall have full power and authority to administer and operate the Plan in accordance with its terms and in particular the authority contained in this ARTICLE XI, and, in acting pursuant thereto, shall have full power and authority to deal with all persons in any matter directly connected with the Plan, including, but not limited to, the Trustees, other fiduciaries, insurance companies, investment advisors, other advisors and specialists, Participants, Beneficiaries and their representatives, in accordance with the following provisions:

               (a) The Committee shall consist of one or more individuals designated by the Company. Subject to his right to resign at any time, each member of the Committee shall serve (without compensation, unless otherwise determined by the Company) at the pleasure of the Company, and the Company may appoint, and may revoke the appointment of, additional members to serve with the Committee as may be determined to be necessary or desirable from time to time. Each member of the Committee, by accepting his appointment to the

Committee, shall thereby be deemed to have accepted all of the duties and responsibilities of such appointment, and to have agreed to the faithful performance of his duties thereunder.

               (b) The Committee shall adopt such formal organization and method of operation as it shall deem desirable for the conduct of its affairs. The Committee shall act as a body, and the individual members of the Committee shall have no powers and duties as such, except as provided herein; the Committee shall act by vote of a majority of its members at the time in office, either at a meeting or in writing without a meeting.

               (c) Except as set forth in Section 11.9, the determination of the Committee on any matter pertaining to the Plan within the powers and discretion granted to it shall be final and conclusive on the Company, the Trustees, all Participants and Beneficiaries and all those persons dealing in any way or capacity with the Plan.

          11.4 Mutual Exclusion of Responsibility - Neither the Trustees nor the Company shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

          11.5 Uniformity of Discretionary Acts - Whenever in the administration or operation of the Plan discretionary actions by the Company, the Administrator or the Trustees are required or permitted, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Highly-Compensated Employees.

               The sole criterion for determining whether or not, pursuant to any applicable provision of the Plan, the Company exercises its discretion to transfer all or any part of a Participant's Accrued Benefit to a Segregated Account shall be whether the Company determines it to be in the best interests of the Participant to insulate such Accrued Benefit from fluctuations in market value of Trust assets, and the Company shall have no liability by reason of any increase in said market value in which the funds transferred to the Segregated Account do not share.

          11.6 Fiduciary Standards - The Administrator, Trustees and all other persons in any fiduciary capacity with respect to the Plan shall discharge their duties with respect to the Plan: (i) solely in the interest of the Participants and Beneficiaries and for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering and operating the Plan, (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, (iii) with respect to fiduciaries charged with management and control over Trust assets, by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (iv) in accordance with the documents and instruments governing the Plan to the extent consistent with the provisions of ERISA; provided, however, any requirement of diversification expressed or implied in the foregoing shall not be deemed to have been violated by the acquisition of qualifying employer real property or qualifying employer securities, to the extent defined and/or permitted in ERISA and elsewhere in the Plan. The provisions of this Section 11.6 are set forth solely to reflect the relevant provisions of ERISA, and shall not create any obligations or standards in addition to or in substitution of those set forth in said Act.

          11.7 Litigation - In any action or judicial proceeding affecting the Plan and/or the Trust, it shall be necessary to join as parties only the Trustees and the Company. Except as may be otherwise required by law, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

          11.8 Payment of Administration Expenses - Expenses (other than those referred to in Section 10.6) incurred in the administration and operation of the Plan shall be paid by the Trustees out of the Trust unless the Company, in its discretion, elects to pay them.

          11.9 Claims Procedure - In the event that any Participant or Beneficiary (hereinafter referred to as the "Claimant") believes that he is entitled to a benefit under the Plan, and such benefit has not been paid or commenced, or if such benefit has been paid or commenced under terms or in an amount with which the Claimant is not in agreement, said Claimant shall have the right to file a written claim with the Company setting forth the reason he believes he is entitled to the benefit, or setting forth the nature of his dispute with the terms or amount of the benefit, as the case may be. Such claim shall be delivered or mailed to the Company (to the attention of the President or such other person as shall have been delegated to receive such claim).

               Unless it is determined that the matter is to be resolved in accordance with the wishes of the Claimant as set forth in the claim, the Administrator shall provide the Claimant with a written notice setting forth the specific reason or reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. If such a notice has not been provided to the Claimant within 90 days after the claim was received by the Company, and the claim has not been granted within such period of time, the claim shall be deemed denied and the Claimant shall be entitled to institute review procedures as hereinafter set forth, except that the 90 day period may in special circumstances be extended to 180 days provided that the Company so notifies the Claimant, before expiration of the initial 90 day period, in a written notice setting forth the reason for the extension and the estimated decision date.

               For a period of 60 days following the date on which a Claimant has been provided with a notice of denial as aforesaid, the Claimant may appeal the denial by submitting to the Administrator a written request for a review by the Administrator of the denial. At any time prior to the filing of such an appeal, the Claimant shall have a right to review all pertinent documents (which shall be made available to the Claimant during normal business hours at his place of employment or such other place as may be reasonably designated by the Company). The Claimant shall have the right to submit to the Administrator, at any time during the pendency of the review procedure, any written statement of issues and comments which the Claimant believes it relevant for the Administrator to consider. A decision by the Administrator shall be made promptly, and not later than 60 days after the Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing, and the Administrator so notifies the Claimant in writing prior to the expiration of the initial 60 day period, in which case a decision shall be rendered as soon as possible but not later than 120 days after such receipt of a request for review. The Administrator's decision shall be set forth in writing and delivered to the Claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The Administrator's decision shall be final and binding on the Company, the Claimant, and all other parties claiming any interest under the Plan, and their heirs and assigns.

               Any reference herein to the "Claimant" shall be deemed to include any person named by the Claimant as his duly authorized representative, provided that such representative delivers to the Company a written power of attorney or otherwise satisfies the Company that he has been duly authorized to act for the Claimant.


                                ARTICLE XII

                                 Amendment


          12.1 Right to Amend - The Company shall have the right to amend the Plan, at any time, and with respect to any provisions thereof (subject to the provisions of Section 10.11 and the next to last paragraph of Section 7.4), and all parties thereto or claiming any interest thereunder shall be bound thereby; provided, however, that such amendment must be in writing and adopted by the Board of Directors (except as otherwise set forth in the last sentence of Section 11.1 or 12.2) in accordance with applicable state law, and no such amendment which affects the rights, duties, responsibilities or immunities of the Trustees shall be binding upon the Trustees in the absence of their consent thereto. Except as permitted by regulations or other promulgations of the Internal Revenue Service under Section 411 of the Internal Revenue Code, this Plan shall not, with respect to any Participant's Accrued Benefit as it existed immediately prior to the amendment: (i) decrease vesting therein, or (ii) reduce, restrict or eliminate any benefit that is a "Section 411(d)(6) protected benefit" under Treas. Regs.
Section 1.411(d)-4 (or any successor thereto).

          12.2 Amendment Pursuant to Federal Law - Notwithstanding the provisions of Section 12.1, the Plan and Trust may be amended at any time, retroactively if required, if found necessary in order to conform to the provisions and requirements of the Internal Revenue Code or ERISA, or any similar act or any amendments thereto or regulations promulgated thereunder, and the Plan shall be administered in accordance with, and from the effective dates of, any changes in such provisions and requirements, notwithstanding deferred adoption of Plan amendments with respect thereto; no such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder. Notwithstanding any provision of Section 12.1 to the contrary, the authority to adopt any such amendment, or any Internal Revenue Service model amendment pertaining to the Plan's qualified status, is delegated to the president or any vice president of the Company, without the need for any further authorization by the Board of Directors.


                                ARTICLE XIII

                                 Termination


          13.1 Right to Terminate - It is the present intention of the Company to maintain the Plan throughout the Company's existence. Nevertheless, the Company reserves the right, at any time, to terminate its obligation to make further contributions to the Trust or to suspend making contributions for a fixed or indeterminate period of time or to terminate the entire Plan.

          13.2 Automatic Termination of Contributions - The liability of the Company to make contributions to the Trust shall automatically terminate upon the liquidation and/or dissolution of the Company, upon its adjudication as a bankrupt or upon the making of a general assignment for the benefit of creditors.

          13.3 Suspension of Contributions - In the event of suspension of Company contributions under the Plan, the Company shall continue all aspects of the Plan, other than the Company contributions during the period of suspension, in which event distributions will be made, coincident with or following each Participant's termination of employment with the Employer Group, in accordance with ARTICLE VIII.

          13.4 Allocation and Distribution - This Section shall become operative in any of the following events: (a) a complete termination of the Company's liability to make further contributions to the Trust; (b) a complete discontinuance of contributions by the Company to the Trust; (c) a suspension of contributions to the Trust which ripens into a complete discontinuance of contributions; or (d) a complete termination of the Plan. The provisions of this Section shall also become operative in the event of a partial termination of the Plan, but only with respect to that portion of the Plan attributable to the Participants to whom the termination is applicable. Upon the effective date of any such event, then, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and all interests of Participants not theretofore vested, and not theretofore forfeited pursuant to Section 8.5, shall immediately become fully vested. The value of the interests of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and distributing the Trust, distributed to them as soon as is practicable after such termination, in accordance with the provisions of ARTICLE VIII as if each Participant had retired. Every Participant (regardless of his age or the amount of his Accrued Benefit) shall be deemed to have consented to an immediate distribution of his Accrued Benefit; however, if any member of the Employer Group maintains another tax-qualified defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code), any Participant who is covered by Section 8.3(b) and does not actually give his consent pursuant thereto shall be deemed to have consented to a transfer of his Accrued Benefit to such other plan (or to any such other plan, as determined by the Company, if there is more than one such other plan).

               Notwithstanding the foregoing, values reflected in Compensation Deferral Accounts, as well as any Company Contributions Accounts subject to utilization in the Section 401(k)(3)(A) testing described in
Section 5.2(a)(ii)(A), may be distributed upon termination of the Plan only in the absence of the establishment or maintenance of a successor plan (within the meaning of Section 401(k)(10)(A) of the Internal Revenue Code).

               As an alternative to immediate distribution of the Trust, the Company, in its discretion, but subject to the consent of the Sponsor, and subject to the Company's option at any time to require the complete distribution of the Trust to the then Participants in accordance with the preceding two paragraphs, may defer distribution of benefits to each Participant until such Participant terminates employment with the Employer Group, at which time the provisions of ARTICLE VIII shall become applicable.

               The provisions set forth in this Section shall be subject to such modification, retroactively if required, without necessity of formal amendment to the Plan, as may be necessary in order to cause the termination of the Plan and/or Trust, and any distributions made pursuant thereto, to conform to any requirements which may be imposed by the Internal Revenue Service to prevent disqualification of the Plan and/or Trust or which may be otherwise imposed pursuant to ERISA, and no such modification shall be deemed prejudicial to the interest of any Participant or Beneficiary.

          13.5 Successor to Company - In the event of the dissolution, merger, consolidation, sale of all or substantially all the assets, or reorganization of the Company, provision may be made by which the Plan will be continued by the successor employer, in which case such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan. If such action has not been taken within 90 days from the effective date of such transaction, the Plan shall terminate as of the effective date of the transaction, and the provisions of Section
13.4 shall become operative.

          13.6 Plan Combinations and Transfers - In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust to, any other plan, the transaction shall be structured so that each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the transaction which is at least equal to the benefit he would have been entitled to receive immediately before the transaction (if the Plan had then terminated).


                                ARTICLE XIV

                        Multiple-Employer Provisions


          14.1 Adoption by Other Companies - Subject to approval of the Sponsor, the Plan may be adopted by any other employer (hereinafter in this ARTICLE XIV referred to as a "Participating Company"). Such adoption and approval shall be evidenced by the execution of an Adoption Agreement by the Sponsor and the Participating Company. The Adoption Agreement may contain special provisions concerning the eligibility, vesting, crediting of service, contributions, benefits and/or other aspects of Plan participation which are to apply only to the Employees of that Participating Company, in which case those special provisions shall supersede any conflicting Plan provisions (except to the extent that to do so would cause the Plan to lose its tax-qualified status).

          14.2 Construction - It is intended that the provisions of the Plan shall apply separately to each Participating Company, if there be more than one, and to the Participants of each such Participating Company, and, unless the context otherwise requires, the terms "Company" and "Plan" as used throughout the Plan shall be so construed. However, except as otherwise provided in this ARTICLE XIV, the Plan shall be deemed to be, and shall be administered as, a single Plan rather than a separate Plan for each Participating Company.

          14.3 Participation - The participation of any Participating Company in the Plan shall become effective as of the date the Adoption Agreement is executed and approved as provided in Section 14.1, or on such other date as may be set forth in said Adoption Agreement. Once participation by a Participating Company has begun, such participation shall continue until terminated in accordance with the terms of the Plan; provided, however, that in the event of an unfavorable initial determination by the Internal Revenue Service with respect to qualification under Section 401 of the Internal Revenue Code of the participation by the Participating Company, such participation shall automatically terminate ab initio, and the Trustees, within one year of the denial of qualification, shall return all the then value of the Trust attributable to the Participating Company, and, notwithstanding any provision in the Plan to the contrary, no Participant or Beneficiary shall have a right or claim against the Trust or to any benefit under the Plan, and no such benefit shall be paid until the aforesaid favorable initial determination shall have been received.

Further, participation by any Participating Company shall forthwith terminate if such Participating Company shall be notified by the Internal Revenue Service of the failure of such participation to retain qualified status under the Internal Revenue Code; provided that termination of the participation of such Participating Company shall not occur unless and until such Participating Company ceases to contest the said determination by the Internal Revenue Service and is unsuccessful in having said determination reversed, unless the Internal Revenue Service requires that such termination be retroactively effective to an earlier date.

          14.4 Combined Service - The term "service" or "employment" shall be deemed to refer equally to service with any Participating Company, so that, for purposes of measuring Hours of Service or Years of Service, or for any other purpose under the Plan, service with any Participating Company shall be deemed to be the equivalent of service with any other Participating Company, and service with any Participating Company shall be combined with service with any other Participating Company as if all service had been with a single employer. A Participant shall be deemed to have terminated employment only upon the occurrence of an event which results in the termination of his employment with all of the Participating Companies. If a Participant is employed by more than one Participating Company, either concurrently or successively, a separate account in the Trust shall be opened for his benefit to reflect his participation in the portion of the Plan attributable to each Participating Company.

          14.5 Administration - The term "Company" as used in ARTICLE XI, pertaining to administration of the Plan, refers only to the Sponsor, and to the Retirement Plan Committee appointed by the Sponsor, although any other Participating Company may appoint its own separate committee, or otherwise act, to administer the Plan with regard to those internal matters peculiar to that Participating Company and which do not conflict with the concept set forth in this Section 14.5. Unless the Sponsor otherwise so states in its instructions to the Trustees, its directives to the Trustees shall apply to the entire Trust, without distinction as to the portion thereof contributed by any one Participating Company.

          14.6 Funding - Funding of the Plan shall be in accordance with the following:

               (a) Contributions and Expenses - Except as otherwise directed by the Sponsor, agreed to by the Participating Company directed to make a contribution, and permitted by Section 404(a)(3)(B) of the Internal Revenue Code, each Participating Company shall be solely responsible for the funding of its own participation in the Plan, including annual contributions and all expenses allocable or attributable thereto.

               (b) Trust Investment - Subject to the right of the Sponsor to require separate investment of the Trust assets attributable to the participation in the Plan of any or all of the Participating Companies, the Trustees shall commingle the Trust assets attributable to all the Participating Companies for investment purposes, in which case the Trustees shall maintain a separate accounting reflecting each Participating Company's share in the commingled assets.

               (c) Allocation of Contributions - Contributions made by all Participating Companies shall be allocated among the Participants employed by all of the Participating Companies as if they were employed by a single employer.

               (d) Forfeitures - All forfeitures shall be utilized in accordance with Section 7.4 as if all of the Participating Companies were (and their Participants were employed by) a single employer.

          14.7 Amendment - The term "Company" as used in ARTICLE XII, pertaining to amendment of the Plan, refers only to the Sponsor, which shall be vested with the sole power to amend the Plan in any manner, and, except as otherwise provided in Section 14.8, such amendment will bind each Participating Company and its Participants. However, with the consent of the Sponsor, any other Participating Company shall have the right to amend the Plan in any manner (otherwise permitted by ARTICLE XII) which affects the Plan only as to that Participating Company and, in the sole judgment of the Sponsor, in no significant way affects the Plan as to any other Participating Company.

          14.8 Transfer - Any Participating Company shall have the right to transfer its participation in the Plan and the portion of the assets of the Trust attributable thereto to a separate plan established solely for the benefit of employees of that Participating Company. Such a transfer may be made without the consent of the Sponsor or any other Participating Company, but shall be subject to the right of the Sponsor to review the transferee plan, summary plan description and application for an Internal Revenue Service determination letter with respect to the transfer and/or the transferee plan, and to require, as a condition precedent to any transfer of funds, delivery of: (i) a favorable Internal Revenue Service determination letter with respect to the transfer and/or the transferee plan covering the effective date of the transfer (or, alternatively, in the discretion of the Sponsor, evidence that said determination letter was requested within the remedial amendment period of the transferee plan covering the effective date of the transfer, together with an undertaking of the Participating Company to take any action required by the Internal Revenue Service to cause the plan to be qualified retroactively to the effective date of the transfer), and/or
(ii) an opinion of counsel for the Participating Company to the effect that the transferee plan does not constitute an amendment of the transferor plan which would: (A) divest participants of previously vested benefits,
(B) reduce, restrict or eliminate any protected benefits (within the meaning of Treas. Regs. Section 1.411(d)-4 or any successor thereto), or (C) contain any adverse vesting changes (within the meaning of Treas. Regs. Section 1.411(a)-8(c)(1) or any successor thereto) without providing the required participant election. The effective date of such transfer shall be as set forth in a written transfer notice delivered by the Participating Company to the Sponsor and the Trustees (except that such effective date may not be earlier than 30 days following delivery of said transfer notice, except as the Sponsor and the Participating Company otherwise mutually agree). As of the effective date of the transfer, contributions to this Plan shall cease, and, in the event of the death or other termination of employment of any affected Participant, his benefits shall be paid by, and determined solely by reference to, the transferee plan. As interim measures prior to the actual transfer of funds to the transferee plan: (i) the Sponsor or the Participating Company may direct the Trustees to hold the portion of the Trust assets attributable to the Participating Company in a separate account (within the Trust) for the exclusive benefit of the affected Participants, and (ii) the Sponsor may direct the Trustees to either transfer from said portion to the transferee plan such Trust assets as may be needed to pay benefits or otherwise meet the operating needs of the transferee plan, or pay such benefits and expenses directly from said portion without transfer.

               The Sponsor may require a Participating Company to implement a transfer in the manner just described; failure of the Participating Company to implement such transfer within a reasonable period of time after notification by the Sponsor shall be deemed to be a termination of the Plan (to the extent of the participation therein by the Participating Company) pursuant to ARTICLE XIII.

          14.9 Termination - A Participating Company may terminate its participation in the Plan or discontinue its contributions, pursuant to
ARTICLE XIII, at any time. Any such termination or discontinuance of contributions shall operate only as to the Participants employed by that Participating Company.

          14.10 Special Affiliate Provisions - The following provisions, relating to specific groups of Participants, shall apply without regard to any other Plan provisions to the contrary:

                         Collings Legg Mason, Inc.

               The adoption of this Plan as of May 1, 1984 (the "Adoption Date") by Collings Legg Mason, Inc. (formerly C. C. Collings and Company, Inc.) ("Collings") constituted the continuation and amending restatement of The C. C. Collings and Company Profit Sharing Plan and The C. C. Collings Profit Sharing Trust, both dated May 21, 1976, as amended (collectively, the "Collings Plan"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) With respect to any person who was an employee of Collings and/or a participant in the Collings Plan immediately prior to the Adoption Date, all of his service with Collings prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan.

               (b) The amounts, if any, credited to a Participant's account in the Collings Plan immediately prior to the Adoption Date shall constitute the opening balance(s) of the appropriate functional account(s) within his Accrued Benefit under this Plan.

               (c) Amounts being paid to a former participant or beneficiary in accordance with the provisions of the Collings Plan shall continue to be paid in accordance with such provisions.

               (d) Any beneficiary designation in effect under the Collings Plan immediately before the Adoption Date shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant revokes such designation or makes a new designation under this Plan.

               (e) Notwithstanding the provisions of Section 7.4 of this Plan, any Participant described in Section 14.10(b) shall be deemed to be 40%, rather than 20%, vested in his Graded Vest Company Contribution Account if he has completed four Years of Service as of the Adoption Date, and 45%, rather than 40%, vested if he has completed five Years of Service as of the Adoption Date. In accordance with the last paragraph of Section 7.4 of this Plan, each Participant described in Section 14.10(b) who has completed at least five, but not more than ten, Years of Service as of the Adoption Date may elect to have his vesting determined in accordance with the Original Plan rather than this Plan. For purposes of determining the vested percentage as of the Adoption Date of a Participant described in Section 14.10(b), Years of Service completed prior to 1984 shall be based upon completion of 500, rather than 1000, Hours of Service.

               (f) For purposes of calculating contributions pursuant to Sections 5.3 and 5.4, and for purposes of calculating the allocation pursuant to Section 6.1(b), Compensation of Collings employees for calendar 1984 was determined without regard to amounts paid prior to the Adoption Date, and, with respect thereto, the $80,000.00 limit in the definition of Compensation was reduced to $53,333.33.

                          Legg Mason Masten, Inc.

               The adoption of this Plan as of November 1, 1984 (the "Adoption Date") by Legg Mason Masten, Inc. (formerly A. E. Masten & Co., Incorporated) ("Masten") did not constitute a continuation of the A. E. Masten & Co., Incorporated Profit Sharing Plan, which plan has been terminated. Notwithstanding any other provisions in this Plan to the contrary, the following shall be applicable:

               (a) With respect to any person who was an employee of Masten immediately prior to the Adoption Date, all of his service with Masten prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan.

               (b) For purposes of calculating contributions pursuant to Sections 5.3 and 5.4, and for purposes of calculating the allocation pursuant to Section 6.1(b), Compensation of Masten employees for calendar 1984 shall be determined without regard to amounts paid prior to the Adoption Date, and, with respect thereto, the $80,000.00 limit set forth in the definition of Compensation was reduced to $13,333.33.

                         Warren W. York & Co., Inc.

               The adoption of this Plan as of January 1, 1987 (the "Adoption Date") by Legg Mason Warren York, Inc. (formerly Warren W. York & Co., Inc.) ("York") constituted the continuation and amending restatement of The Warren
W. York & Co., Inc. Employees' Profit Sharing Plan (the "York Plan"), and
The Warren W. York & Co., Inc. Employees' Profit Sharing Plan Trust Agreement, as amended (the "York Trust"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) With respect to any person who was an employee of York and/or a participant in the York Plan immediately prior to the Adoption Date, all of his service with York prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan.

               (b) The amounts, if any, credited to a Participant's account in the York Plan immediately prior to the Adoption Date shall constitute the opening balance of an appropriate functional account within his Accrued Benefit under this Plan, which account shall be referred to as his "Pre-Merger Profit Sharing Account
(York)" and shall be maintained as a separate functional account until such time, if ever, as it is no longer subject to separate vesting or withdrawal provisions as hereinafter set forth.
However, the York Trust shall be retained as a separate trust until receipt of a favorable Internal Revenue Service determination letter with respect to the amendment of which this language is a part, at which time the York Trust shall be merged into the Trust established pursuant to this Plan.

               (c) Amounts being paid to a former participant or beneficiary in accordance with the provisions of the York Plan shall continue to be paid in accordance with such provisions, such amounts to be paid out of the York Trust pending its merger with the Trust established under this Plan.

               (d) Any beneficiary designation in effect under the York Plan immediately before the Adoption Date shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant revokes such designation or makes a new designation under this Plan.

               (e) The Accrued Benefit of any Participant who was a participant in the York Plan immediately prior to the Adoption Date shall vest in accordance with the provisions of this Plan, except that: (i) the Years of Service with which he is credited as of the Adoption Date shall be equal to the number of years of service with which he was credited under the York Plan immediately prior to the Adoption Date, and (ii) the portion of his Accrued Benefit consisting of his York Profit Sharing Account and his Graded Vest Company Contributions Account shall be subject to the vesting schedule set forth in Section 7.4(c), in lieu of the vesting schedule set forth in
Section 7.4(b). Vesting of the Accrued Benefit of any other York Participant shall be in accordance with the provisions of this Plan.

               (f) Section 7.5 of this Plan, pertaining to hardship withdrawals, shall be deemed to apply to a Participant's York Profit Sharing Account (to the extent vested) in addition to his Compensation Deferral Account.

                       Moseley Securities Corporation

          In connection with the acquisition by the Sponsor of certain operating assets of Moseley Securities Corporation ("Moseley"), certain individuals ("Transferred Individuals") employed by Moseley entered the employ of the Sponsor. Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) Each Transferred Individual who was a Covered Employee became a Participant in the Plan as of March 1, 1988 without regard to the minimum service requirement set forth in Section 3.1; provided, however, that the Transferred Individual was not entitled to any matching Company contributions which would otherwise be made and credited pursuant to Sections 5.1(a) and 6.1(a), or any share of discretionary Company contributions allocated pursuant to Section 6.1(b), as of a Valuation Date occurring prior to the Entry Date on which the Transferred Individual would otherwise have become a Participant pursuant to Section 3.1; and

               (b) Any amount contributed to this Plan by a Transferred Individual as a rollover contribution from the Moseley Plan shall be treated in accordance with Section 5.3, except that: (i) the contribution shall not be subject to withdrawal and distribution in accordance with Section 7.6(a)(i); and (ii) in lieu of being credited to a Segregated Account or Rollover/Transfer Account pursuant to Section 5.3, the portion of such contribution representing compensation deferrals made under the Moseley Plan (net of earnings or losses) shall be designated as the opening balance in his Compensation Deferral Account, and the portion of such contribution representing employer matching contributions made under the Moseley Plan
(net of earnings or losses thereon) shall be designated as the opening balance in his Immediate Vest Company Contributions Account.

                          The Pinnacle Group, Inc.

          In connection with the acquisition by the Sponsor of certain operating assets of The Pinnacle Group, Inc. ("Pinnacle"), certain individuals ("Transferred Individuals") employed by Pinnacle entered the employ of the Sponsor. Notwithstanding any other
Plan provisions to the contrary, each Transferred Individual who was a Covered Employee became a Participant in the Plan as of September 1, 1988 without regard to the minimum service requirement set forth in Section 3.1; provided, however, that the Transferred Individual shall not be entitled to any matching Company contributions which would otherwise be made and credited pursuant to Sections 5.1(a) and 6.1(a), or any share of discretionary Company contributions allocated pursuant to Section 6.1(b), as of a Valuation Date occurring prior to the Entry Date on which the Transferred Individual would otherwise have become a Participant pursuant to Section 3.1.

                           Fahnestock & Co., Inc.

          Certain individuals ("Transferred Individuals") employed by the Norwalk, Connecticut office of Fahnestock & Co., Inc. have entered the employ of the Sponsor. Notwithstanding any other Plan provisions to the contrary, each Transferred Individual who is a Covered Employee shall become a Participant in the Plan as of January 1, 1989 without regard to the minimum service requirement set forth in Section 3.1; provided, however, that the Transferred Individual shall not be entitled to any matching Company contributions which would otherwise be made and credited pursuant to Sections 5.1(a) and 6.1(a), or any share of discretionary Company contributions allocated pursuant to Section 6.1(b), as of a Valuation Date occurring prior to the Entry Date on which the Transferred Individual would otherwise have become a Participant pursuant to Section 3.1.

                      Western Asset Management Company

          The adoption of this Plan as of January 1, 1989 (the "Adoption Date") by Western Asset Management Company ("Western") constitutes the continuation and amending restatement of The Western Asset Management Company Tax Deferred Savings Plan and Trust (the "Western Plan" or the "Western Trust"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) With respect to any person who was an employee of Western and/or a participant in the Western Plan immediately prior to the Adoption Date, all of his service with Western prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan. Any person who was a participant in the Western Plan immediately prior to the Adoption Date shall become a Participant in this Plan as of the Adoption Date. Any person who was an employee of Western immediately prior to the Adoption Date, and who would have been a participant in the Western Plan immediately prior to the Adoption Date but for the fact that he had not yet completed three months of employment, shall become a Participant in this Plan on the Entry Date coincident with the date on which he would have become a participant in the Western Plan, if he is then a Covered Employee.

               (b) Notwithstanding the provisions of (a) above, with respect to the accrued benefits of the participants in the Western Plan ("Western Participants") immediately prior to the Adoption Date (including employer contributions paid in 1989 but attributable the plan year ending December 31,
1988), the Western Plan shall be maintained as a separate plan, and the Western Trust shall be maintained as a separate trust, as an interim measure until such time as this Plan is amended and restated to conform to the Tax Reform Act of 1986 and other legislation, and to provide with respect to the pre-Adoption Date accrued benefits of the Western Participants the protections required by Section 411(d)(6) of the Internal Revenue Code. However, no further contributions shall be made to the Western Trust, and no persons who were not Western Participants immediately prior to the Adoption Date shall become participants under the Western Plan. As of December 31, 1990, the Western Trust shall be merged into the Trust established pursuant to this Plan, and the balances credited to the functional accounts of each Western Participant in the Western Plan immediately prior to the effective date of the merger shall be credited to the appropriate functional accounts within his Accrued Benefit under this Plan (separate functional accounting to be maintained only to the extent, and so long as, the accounts are subject to separate vesting, withdrawal and/or distribution provisions).

               (c) Distributions payable to any Western Participant with respect to his pre-Adoption Date accrued benefit shall be payable in accordance with the Western Plan, and benefits being paid to a former participant or beneficiary in accordance with the provisions of the Western Plan shall continue to be paid in accordance with such provisions, such amounts to be paid out of the Western Trust pending its merger with the Trust established under this Plan. Any beneficiary designation in effect under the Western Plan immediately before the Adoption Date shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provision of this Plan, unless and until the Participant revokes such designation or makes a new designation under this Plan.

               (d) Section 7.6(a)(i) of this Plan, pertaining to in-service withdrawals after age 59-1/2, shall be deemed to apply to a Participant's Pre-Merger Matching Contributions Account (Western Asset) in addition to his Compensation Deferral Account.

               (e) Because Western has re-established its own stand-alone 401(k) plan as of January 1, 1993 (to which the Trust assets representing the Accrued Benefits of the Participants employed by Western will be spun off when the Internal Revenue Service has approved the new plan), participation of Western in this Plan shall terminate as of December 31, 1992 (except that the Participants employed by Western shall share in the Section 6.1 contribution allocations for 1992 as if the January 1, 1993 Valuation Date were December 31, 1992).

             Howard, Weil, Labouisse, Friedrichs, Incorporated

          The adoption of this Plan as of January 1, 1989 (the "Adoption Date") by Howard, Weil, Labouisse, Friedrichs, Incorporated ("HWLF") constitutes a continuation and amending restatement of the Howard, Weil, Labouisse, Friedrichs, Incorporated Salary Reduction Thrift Plan, as amended (the "HWLF Plan"), and the Howard, Weil, Labouisse, Friedrichs, Incorporated Salary Reduction Thrift Plan Trust Agreement, as amended (the "HWLF Trust"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) With respect to any person: (i) who was an employee of HWLF and/or a participant in the HWLF Plan immediately prior to the Adoption Date, or (ii) who was an employee of HWLF who was transferred to the employ of the Company during the last calendar quarter of 1988 and who is in the employ of the Company on or after the Adoption Date, all of his service with HWLF prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan (for all purposes other than benefit accrual with respect to Company contributions under this Plan for any Plan Year ending prior to the Adoption Date).

               (b) Notwithstanding the foregoing, with respect to the accrued benefits of the participants in the HWLF Plan ("HWLF Participants") immediately prior to the Adoption Date (including employer contributions paid in 1989 but attributable to the plan year ending December 31, 1988), the HWLF Plan shall be maintained as a separate plan, and the HWLF Trust shall be maintained as a separate trust, as an interim measure until such time as the Sponsor determines that the trusts should be merged together. Upon the merger of the HWLF Trust into the Trust established pursuant to this Plan, the balances credited to the functional accounts of each HWLF Participant in the HWLF Plan immediately prior to the effective date of the merger shall be credited to the appropriate functional accounts within his Accrued Benefit under this Plan (separate functional accounting to be maintained only to the extent, and so long as, the accounts are subject to separate vesting, withdrawal and/or distribution provisions). However, no further contributions shall be made to the HWLF Trust, and no persons who were not HWLF Participants immediately prior to the Adoption Date shall become participants under the HWLF Plan.

               (c) Distributions payable to any HWLF Participant with respect to his pre-Adoption Date accrued benefit shall be payable in accordance with the HWLF Plan, and benefits being paid to a former participant or beneficiary in accordance with the provisions of the HWLF Plan shall continue to be paid in accordance with such provisions, such amounts to be paid out of the HWLF Trust pending its merger with the Trust established under this Plan.

               (d) Any beneficiary designation in effect under the HWLF Plan immediately before the Adoption Date shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant revokes such designation or makes a new designation under the Plan.

              Philadelphia/New York Corporate Finance Addition

          As of January 1, 1992, the Sponsor acquired certain assets of The Middle Market Group, L.P., and the individuals who the individuals who were its employees immediately prior thereto (the "Employed Individuals") entered the employ of the Sponsor. Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) For, and only for, purposes of eligibility for entry into the Plan pursuant to Section 3.1 (and not for purposes of vesting credit pursuant to Section 7.4 or eligibility for matching or discretionary Company contributions pursuant to Section 6.1), each Employed Individual shall receive credit for Years of Service and Hours of Service accrued in connection with his service with The Middle Market Group, L.P., as if it were service with the Company.

               (b) To the extent an Employed Individual is a Covered Employee and has completed a Year of Service on March 10, 1992 (determined by taking into account the Years of Service and Hours of Service accrued in connection with his service with The Middle Market Group, L.P.), the Employed Individual will become a Participant in the Plan as of March 10, 1992. To the extent an Employed Individual is a Covered Employee and completes a Year of Service after March 10, 1992 (determined by taking into account the Years of Service and Hours of Service accrued in connection with his service with The Middle Market Group, L.P.), the Employed Individual shall become a Plan Participant on the next Entry Date. However, in either case, the Employed Individual shall not be entitled to any matching or discretionary Company contributions which are allocable under the terms of the Plan as of any date prior to the Entry Date on which the Employed Individual would otherwise satisfy the eligibility requirements of Section 3.1 (determined without receiving credit for any Years of Service and Hours of Service with The Middle Market Group, L.P), it being intended that the only purpose for the Employed Individual's early entry into the Plan is to enable compensation deferrals to be made on his behalf pursuant to Section 5.2.

                           Fairfield Group, Inc.

          As of a date on or about April 22, 1993 (the "Acquisition Date"), Legg Mason, Inc. acquired ownership of the stock of Fairfield Group, Inc. and caused it to be merged with a newly-created subsidiary of Legg Mason, Inc. through which the acquired business would be operated under the name Fairfield Group, Inc. ("Fairfield"). The individuals who were its employees immediately prior thereto (the "Employed Individuals") continued in the employ of Fairfield. Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

               (a) For, and only for, purposes of eligibility for entry into the Plan pursuant to Section 3.1, each Employed Individual shall receive credit for Years of Service and Hours of Service accrued in connection with his service with Fairfield, as if it were service with the Company.

               (b) To the extent an Employed Individual is a Covered Employee and has completed a Year of Service on the Acquisition Date (determined by taking into account the Years of Service and Hours of Service accrued in connection with his service with Fairfield), the Employed Individual will become a Participant in the Plan on the Acquisition Date. To the extent an Employed Individual is a Covered Employee and completes a Year of Service after the Acquisition Date (determined by taking into account the Years of Service and Hours of Service accrued in connection with his service with Fairfield), the Employed Individual shall become a Plan Participant on the next Entry Date. However, in either case, neither the Employed Individual nor any other individual employed by Fairfield shall be entitled to any discretionary Company contributions which are allocable under the terms of the Plan with respect to his Compensation from Fairfield, it being intended that the only purpose for the Employed Individual's into the Plan is to enable Compensation deferrals to be made on his behalf pursuant to Section
5.2 and matching Company contributions to be made on his behalf pursuant to
Section 5.1(a). Accordingly, solely for the purpose of implementing the exclusion, pursuant to Section 3.3, of his Compensation as a basis for a
Section 6.1(b) contribution allocation for any Plan Year, an Employee shall be deemed not to be a Covered Employee with respect to his employment by Fairfield.

                               Bartlett & Co.

          On January 2, 1996 (the "Acquisition Date"), Legg Mason, Inc. acquired ownership of the stock of Bartlett & Co. and caused it to be merged with a newly-created subsidiary of Legg Mason, Inc. through which the acquired business would be operated under the name Bartlett & Co. ("Bartlett"). Certain of the individuals who were Bartlett's employees immediately prior to the Acquisition Date (the "Employed Individuals") have continued in the employ of Bartlett.

          The adoption of this Plan as of January 1, 1996 (the "Adoption Date") by Bartlett constituted the continuation and amending restatement of The Bartlett & Co. Profit Sharing Plan (the "Bartlett Plan"), and of the portion of The Bartlett & Co. Pension and Profit Sharing Plan Trust Agreement that relates to the Bartlett Plan (the "Bartlett Trust"). Notwithstanding any other Plan provisions to the contrary, the following shall be applicable:

          (a) With respect to each Employed Individual, all of his service with Bartlett prior to the Adoption Date shall be counted for all purposes in determining his Hours of Service and Years of Service under this Plan.

          (b) The amounts, if any, credited to a Participant's account in the Bartlett Plan immediately prior to the Adoption Date shall constitute the opening balance(s) of the appropriate functional account(s) within his Accrued Benefit under this Plan. However:

               (i) The amount, if any, credited to the Participant's "Employer Contribution Account" in the Bartlett Plan (which refers to the portion of his account attributable to employer discretionary contributions pursuant to Section 3.1 of the Bartlett Plan) immediately prior to the Adoption Date shall constitute the opening balance of an appropriate functional account within his Accrued Benefit under this Plan, which account shall be referred to as his "Pre-Merger Profit Sharing Account (Bartlett)" and shall be maintained as a separate functional account until such time, if ever, as it is no longer subject to separate withdrawal provisions as hereinafter set forth.

              (ii) The amount, if any, credited to the Participant's "Employee Contribution Account" in the Bartlett Plan (which refers to the portion of his account attributable to his after-tax voluntary contributions pursuant to Section 3.5 of the Bartlett Plan) immediately prior to the Adoption Date shall constitute the opening balance of an appropriate functional account within his Accrued Benefit under this Plan, which account shall be referred to as his "Pre-Merger After-Tax Employee Contributions Account (Bartlett)" and shall be maintained as a separate functional account until such time, if ever, as it is no longer subject to separate withdrawal provisions as hereinafter set forth.

             (iii) The Bartlett Trust shall be retained as a separate trust until receipt of a favorable Internal Revenue Service determination letter with respect to the amendment of which this language is a part, at which time the Bartlett Trust shall be merged into the Trust established pursuant to this Plan.

          (c) Amounts being paid to a former participant or beneficiary in accordance with the provisions of the Bartlett Plan shall continue to be paid in accordance with such provisions, such amounts to be paid out of the Bartlett Trust pending its merger with the Trust established under this Plan.

          (d) Any beneficiary designation in effect under the Bartlett Plan immediately before the Adoption Date shall be deemed to be a valid designation filed with the Company under this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant revokes such designation or makes a new designation under this Plan.

          (e) Notwithstanding the provisions of Section 7.4 of this Plan, any Employed Individual who was a participant in the Bartlett Plan as of the Adoption Date, and who had completed at least two Years of Service (as defined for vesting purposes in the Bartlett Plan) as of the Adoption Date, shall be deemed to be, as of the Adoption Date, fully vested in his entire Accrued Benefit (including both his account in the Bartlett Plan and any additional amounts credited to his Accrued Benefit in this Plan).

          (f) The provisions of Section 7.6 of this Plan (but without regard to any limit on the number of withdrawals that may be made in any Plan Year) shall apply to permit in-service withdrawals by any Employed Individual who has attained age 55 from his Pre-Merger Profit Sharing Account (Bartlett).

          (g) The provisions of Section 7.6 of this Plan shall be applied without regard to any limit on the number of withdrawals that may be made by an Employed Individual in any Plan Year from his Rollover/Transfer Account (including amounts credited before and after the Adoption Date) or his Pre-Merger After-Tax Employee Contributions Account (Bartlett).

          (h) Notwithstanding the provisions of Sections 8.2 and 8.2(a) of this Plan, any Employed Individual whose Accrued Benefit is (or at the time of any prior distribution was) greater than $3,500.00 may elect to have his Accrued Benefit (including amounts credited before and after the Adoption
Date) distributed: (i) in monthly in lieu of annual installments, and (ii) if a lump sum, in kind in lieu of cash.

          (i) Notwithstanding the provisions of Section 8.4(b) and (c) of this Plan, a surviving spouse or other Beneficiary of an Employed Individual whose Accrued Benefit is (or at the time of any prior distribution was) greater than $3,500.00 may elect to receive death benefit payments under any of the inter vivos options available under Section 8.2 of this Plan (as modified by (h) above).

          (j) All death benefits payable pursuant to this clause (j) shall be distributed only in accordance with regulations prescribed by the Internal Revenue Service under Section 401(a)(9) of the Internal Revenue Code. To the extent required thereby, such benefits shall be distributed in full not later than the last day of the calendar year containing the fifth anniversary of the death of the Participant, except that, notwithstanding the provisions of Section 8.4(c) of this Plan:

               (i) Unless the Participant or his Beneficiary irrevocably elects (prior to the earliest date on which distribution would be otherwise required pursuant to this clause (j)) to have the aforesaid five year limit apply, benefits payable to or for the benefit of the Participant's Beneficiary, and which begin not later than the last day of the calendar year containing the first anniversary of the Participant's death, may be distributed over a period certain not extending beyond the life expectancy of the Beneficiary, under a method of distribution which meets the requirements of Section 8.2(b) (but with life expectancy based upon the Beneficiary's attained age as of the Beneficiary's birthday in such calendar year).

              (ii) If the Participant's Beneficiary is his surviving spouse, then, unless the Participant or his spouse irrevocably elects (prior to the earliest date on which distribution would be otherwise required pursuant to this clause (j)) to have the aforesaid five year limit apply, benefits payable to or for the benefit of the spouse, and which begin not later than the later of the last day of the calendar year containing the first anniversary of the Participant's death, or the last day of the calendar year in which the Participant would have reached age 70-1/2, may be distributed over a period certain not extending beyond the life expectancy of the spouse, under a method of distribution which meets the requirements of Section 8.2(b) (but with life expectancy based initially upon the spouse's attained age as of the spouse's birthday in such calendar year).

             (iii)    If benefits are payable in accordance with clause
(j)(ii), and the surviving spouse dies after the Participant but prior to the date on which benefits are required to commence pursuant to clause
(j)(ii), the aforesaid five year limit, and the alternate limit set forth in clause (j)(i), are to be applied as if the spouse were the Participant, so that such limits shall be measured from the death of the spouse.

              (iv) If benefits to the Participant required by Section 8.2(b) had commenced prior to his death, and the Participant died on or after the required initial payment date described in Section 8.2(b)(iii), the death benefits payable pursuant to this clause (j) may be distributed without regard to the aforesaid five year limit, but must be distributed at least as rapidly as they would have been under the pre-death method of distribution.

                                 ARTICLE XV

                               Miscellaneous


          15.1 Limitations on Liability of Company - Neither the establishment of the Plan or Trust nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company (or any person connected therewith) or the Trustees, except as provided by law or by any Plan provision. The Company does not in any way guarantee the Trust from loss or depreciation, nor does the Company guarantee the payment of any money which may be or become due to any person from the Trust. Any person having a right or claim under the Plan shall look solely to the Trust assets, and in no event shall the Company (or any person connected therewith) be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, the Trust or any contribution thereto or distribution therefrom. The Company shall not be liable to any person for failure on its part to make contributions as provided in Section 5.1, nor shall any action lie to compel the Company to make such contributions. The Company (or any person connected therewith) shall not have any liability to any person by reason of the failure of the Plan to attain and/or maintain qualified status under Section 401(a) of the Internal Revenue Code, or the failure of the Trust to attain and/or maintain tax exempt status under
Section 501(a) of the Internal Revenue Code, regardless of whether or not such failure is due to any act or omission (willful, negligent or otherwise) of the Company (or any person connected therewith). The provisions of this Section shall apply only to the extent not inconsistent with the provisions of ERISA.

          15.2 Construction - The Plan is intended to comply with all requirements for qualification under Section 401(a) of the Internal Revenue Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular, and references to persons shall include corporations, partnerships, estates and trusts. Headings of Articles and Sections are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the extent preempted by the laws of the United States of America, the laws of the State of Maryland shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions. If the indefinite continuance of the Plan would be in violation of the law, then the Plan shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of the Trust shall be made as provided in Section 13.4 hereof. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

          WITNESS the hands and seals of the parties hereto this __ day of ______________________, 1997.

                                      LEGG MASON WOOD WALKER, INCORPORATED



                                      By: /s/ James W. Brinkley       (SEAL)
                                          James W. Brinkley, President



                                          /s/ Gerald Scheinker        (SEAL)
                                          Gerald Scheinker, Trustee

                                          /s/ William B. Jones        (SEAL)
                                          William B. Jones, Trustee



                                          /s/ William A. Verch        (SEAL)
                                          William A. Verch, Trustee

                       LEGG MASON PROFIT SHARING PLAN

                         1996 AMENDING RESTATEMENT

                             ADOPTION AGREEMENT


          THIS ADOPTION AGREEMENT is made by and between the undersigned adopting employers (the "Participating Companies"), LEGG MASON WOOD WALKER, INC. (the "Sponsor") and GERALD SCHEINKER, WILLIAM B. JONES and WILLIAM A. VERCH (the "Trustees").

          1. The Participating Company hereby adopts, and incorporates herein by reference, The Legg Mason Profit Sharing Plan and Trust, as amended and restated through the date hereof (the "Plan and Trust"), and hereby agrees to be bound by all of the provisions thereof as now or hereafter amended from time to time, in accordance with the terms and conditions thereof, and the Sponsor hereby approves said adoption.

          2. The Participating Company expressly authorizes the Trustees to commingle the trust assets attributable to its Plan with the trust assets attributable to the Plan of each other present or future participating company, in accordance with the terms of Section 14.6 of the Plan and Trust.

          3. In accordance with Section 14.5 of the Plan and Trust, the Participating Company hereby designates the Retirement Plan Committee, as composed from time to time by the Sponsor, as its authorized representative, and hereby acknowledges and agrees that the Trustees may conclusively, and without further investigation, rely upon any written instructions, representations, data or other communications pertaining to the Participating Company which have been delivered by the Retirement Plan Committee to the Trustees.

          4. The adoption of the Plan and Trust by the Participating Company constitutes a continuation and amending restatement of its existing 401(k) profit sharing plan and the trust established thereunder, with respect to which the provisions of Section 14.10 of the Plan and Trust shall be applicable.

          5. This Adoption Agreement shall be effective as of the date set forth below. From and after such date, this Adoption Agreement shall be deemed to be an integral part of the Plan and Trust.

                 Effective Date:  January 1, 1996

          WITNESS the hands and seals of the parties hereto this 26th day of December, 1997.


Participating Companies                      Sponsor:

HOWARD, WEIL, LABOUISSE, FRIEDRICHS,         LEGG MASON WOOD WALKER, INC.
INCORPORATED



By:/s/ Authorized Officer     (SEAL)         By: /s/ James W. Brinkley  (SEAL)
                                                James W. Brinkley, President


FAIRFIELD GROUP, INC.                         Trustees:



By:/s/ Authorized Officer     (SEAL)          /s/ Gerald Scheinker      (SEAL)
                                              Gerald Scheinker

                                              /s/ William B. Jones      (SEAL)
BARTLETT & CO.                                William B. Jones



By:/s/ Authorized Officer    (SEAL)           /s/ William A. Verch      (SEAL)
                                              William A. Verch

                              THE LEGG MASON

                       PROFIT SHARING PLAN AND TRUST

               FIRST AMENDEMENT TO 1996 AMENDING RESTATEMENT


          Pursuant to the rights reserved in Section 12.1 of The Legg Mason Profit Sharing Plan and Trust, heretofore restated on December 26, 1997, said Plan and Trust is hereby amended, effective as of May 1, 1998, as follows:

          1. The first paragraph of Section 8.2 shall be amended to read as follows:

               The Company shall give to the Trustees such directions and information as may be necessary for the Trustees to make the distributions described in this Section 8.2 Each such distribution:

               (i) shall be made in a single lump sum unless the vested portion of the Participant's Accrued Benefit is (or at the time of any prior distribution was) greater than $5,000.00 and he elects to receive the distribution in a fixed number of annual installments; and

               (ii)  shall be made in cash, except that:

                     (A) to the extent that the Participant's Accrued Benefit is invested in shares of a Legg Mason mutual fund that so permits, the Participant may elect, by written notification to the Company as part of his election of method of payment, to have those shares distributed in kind, but only if the distribution is to be a rollover to an IRA maintained by a member of the Employer Group; and

                     (B) to the extent that the Participant's Accrued Benefit is invested in the Holding Company Stock Fund, the Participant may elect, by written notification to the Company as part of his election of method of payment, to receive an in-kind distribution, in lieu of cash, of all or any part of the shares of Holding Company Stock (other than fractional shares) attributable to the portion of the Holding Company Stock Fund allocated to his Accrued Benefit.

          2. Section 10.2(c) shall be amended to read in its entirety as follows:

               (c) (i) Subject to Section 10.2(c)(ii), to manage, sell, contract to sell, deal in options with respect to, create holding companies to own, convey, dispose of, mortgage, exchange, transfer, abandon, improve, develop, preserve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, make contracts for, bid for, acquire, and otherwise deal with (alone or with others, and utilizing other Trust assets where appropriate), all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustees shall decide.

                    (ii) To acquire, hold, and exercise the other powers set forth herein with respect to, securities issued by the Company or its affiliates, and/or real property (and related personal property) which is leased to the Company or its affiliates, without limit as to amount, value or percentage of the total Trust (except as set forth in the proviso), but only to the extent each such security constitutes a "qualifying employer security" and such property constitutes "qualifying employer real property", as defined in Section 407(d) of ERISA; provided, however, that the portion of the Trust attributable to Participants' Compensation Deferral Accounts (but not including the value of those Accounts as of December 31, 1998 which exceeds the actual Compensation deferrals credited to those Accounts on that date) shall be treated as a separate Trust (for, and only for, purposes of this Section 10.2(c)(ii)) subject to a 10% limit rather than the absence of a percentage limit, for which purpose any amount invested in such employer securities or employer real property at the discretion of the Participant shall be ignored; and provided, further, that the 10% limit shall not apply:
(A) to any Plan Year if, on the last day of the preceding Plan Year, the fair market value of all of the Company's individual account plans (as defined in Section 3(34) of ERISA) was no more than 10% of the fair market value of the assets of all of the Company's pension plans (as defined in Section 3(2) of ERISA) other than multi-employer plans (as defined in
Section 3(37) of ERISA), or (B) to any period during which the Plan, by its terms, limits investment (except for investment at the discretion of the Participant) of any Participant's Accrued Benefit in such employer securities or employer real property to not more than 1% of the Participant's Compensation eligible for deferral pursuant to Section 5.2.

          3. The first paragraph of Section 10.16(a) shall be amended to read as follows:

               In the discretion of the Company, one of the investment funds shall be a fund (the "Holding Company Stock Fund") which shall be primarily invested in Holding Company Stock. Except as otherwise required by law or deemed advisable by the Trustees pursuant to opinion of counsel, the assets of the Holding Company Stock Fund shall be held on a pooled basis, and no Participant shall acquire any right to or interest in any specific share of Holding Company Stock or other asset of the fund as the result of the investment of his Accrued Benefit in the fund, except that each Participant and Beneficiary shall have the right to direct the Trustees as to exercise of voting rights and/or response to tender offers with respect to the shares of Holding Company Stock attributable to the portion of the Holding Company Stock Fund allocated to his Accrued Benefit.

               IN WITNESS WHEREOF, these presents are executed under seal this _____ day of April, 1998.

                                 LEGG MASON WOOD WALKER, INCORPORATED



                                 By: /s/ James W. Brinkley     (SEAL)
                                     James W. Brinkley, President